As filed with the U.S. Securities and Exchange Commission on November 18, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KABUSHIKI KAISHA MITSUBISHI UFJ FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

MITSUBISHI UFJ FINANCIAL GROUP, INC.

(Translation of registrant’s name into English)

Japan	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo 100-8330, Japan

+81-3-3240-8111

(Address and telephone number of registrant’s principal executive offices)

Robert E. Hand, Esq.

General Counsel

Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States

1251 Avenue of the Americas

New York, New York 10020-1104

+1-212-782-4000

(Name, address and telephone number of agent for service)

With copies to:

Tong Yu, Esq.	Alan G. Cannon, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Simpson Thacher & Bartlett LLP
Fukoku Seimei Bldg. 2F	Ark Mori Bldg. 37F
2-2 Uchisaiwaicho 2-chome	12-32 Akasaka 1-chome
Chiyoda-ku, Tokyo 100-0011, Japan	Minato-Ku, Tokyo 107-6037, Japan
+81-3-3597-8101	+81-3-5562-6200

Approximate date of commencement of proposed sale to the public: As soon as possible after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

(Calculation of Registration Fee table on following page.)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock without par value(4)(5)	250,000,000	6.06	1,515,000,000	59,540

(1)	Includes shares that the underwriters have the option to purchase from us in connection with any over-allotments. The amount of shares registered also includes any shares initially offered and sold outside the United States and thereafter sold or resold in the United States. The shares are not being registered for purposes of sales outside the United States.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the U.S. Securities Act of 1933 based on the average of the high and low prices for the registrant’s common stock as reported on the Tokyo Stock Exchange on November 17, 2008 after conversion into U.S. dollars based on the noon buying rate for cable transfers in Japanese yen as certified for customs purposes by the Federal Reserve Bank of New York as in effect on such date.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the U.S. Securities Act of 1933.
(4)	American Depositary Shares issuable upon deposit of the shares of common stock registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-13338). Each American Depositary Share represents one share of common stock.
(5)	This registration statement also relates to offers and sale of securities in connection with market-making transactions by and through certain affiliates of the registrant.

The information in this prospectus is not completed and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion), dated November 18, 2008

Mitsubishi UFJ Financial Group, Inc.

            Shares of Common Stock

In the Form of Shares and American Depositary Shares

Mitsubishi UFJ Financial Group, Inc., a joint stock company incorporated with limited liability under the laws of Japan, is offering              shares of its common stock, in the form of shares and American Depositary Shares, or ADSs, in the United States and Canada. The offered shares are newly issued shares and treasury shares sold by us. Each ADS represents one share of our common stock.

Concurrent with this offering, we are conducting an offering of              shares of our common stock in Japan and an offering of              shares of our common stock, in the form of shares and ADSs, outside of Japan, the United States and Canada. These offerings, together with the offering in the United States and Canada, are collectively referred to in this prospectus as the global offering.

Shares of our common stock are listed on the First Section of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange in Japan. ADSs, each representing one share of common stock are listed on the New York Stock Exchange under the symbol “MTU”. On November 14, 2008, the last reported sales price was ¥595 per share of common stock on the Tokyo Stock Exchange and $6.00 per ADS on the New York Stock Exchange.

Investing in the shares of our common stock or ADSs involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

	Per ADS	Total(1)	Per share of common stock	Total(2)
Public offering price	$	$	¥	¥

Underwriting discounts and commissions	$	$	¥	¥

Proceeds, before expenses, to the issuer	$	$	¥	¥

(1)	Assuming all shares to be sold in the U.S. offering will be sold in the form of ADSs.
(2)	Assuming none of the shares to be sold in the U.S. offering will be sold in the form of ADSs.

We have granted the U.S. underwriters and the international underwriters options to purchase up to an additional             shares and              shares, respectively, of our common stock, in the form of shares or ADSs, solely to cover any over-allotments. In addition, we have granted Nomura Securities Co., Ltd. an option to purchase up to an additional              shares of our common stock in connection with any over-allotments in the Japanese offering.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are offered by the U.S. underwriters as specified in this prospectus. Payment for the shares will be made in yen for value on or about             , 2008 (Tokyo time), and the shares will be delivered in Tokyo on             , 2008 (Tokyo time) through clearing accounts with the Japan Securities Depository Center, Inc., or JASDEC, under the central clearing system in Japan. Payments for the ADSs will be made in U.S. dollars for value on or about             , 2008 (New York time), and the ADSs will be delivered in book-entry form through The Depository Trust Company on or about             , 2008 (New York time).

Joint Global Coordinators

Morgan Stanley	Nomura Securities

Co-Global Coordinators

Mitsubishi UFJ Securities	J.P. Morgan

Joint Bookrunners

Morgan Stanley	J.P. Morgan	Nomura Securities International, Inc.

Co-Managers

Merrill Lynch & Co.	UBS Investment Bank	Deutsche Bank Securities	Nikko Citigroup	Credit Suisse

Prospectus dated             , 2008.

It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Obtain More Information” in this prospectus.

In this prospectus, as the context requires, when we use the words “we,” “us,” “our” or “MUFG,” we mean the combined business and operations of Mitsubishi UFJ Financial Group, Inc., or formerly Mitsubishi Tokyo Financial Group, Inc., and its consolidated subsidiaries, as well as Mitsubishi UFJ Financial Group, Inc. References to “MTFG” and “UFJ Holdings” are to the Mitsubishi Tokyo Financial Group, Inc. and to UFJ Holdings, Inc., respectively, as well as to MTFG and UFJ Holdings and their respective consolidated subsidiaries, as the context requires. Unless the context otherwise requires, references in this prospectus to the financial results or business of the “UFJ group” refer to those of UFJ Holdings and its consolidated subsidiaries. We use the word “you” to refer to prospective investors in the shares and ADSs.

In this prospectus, references to “dollars,” “U.S.$,” “$” and “U.S. dollars” mean the currency of the United States, and references to “yen,” “¥” and “Japanese yen” mean the currency of Japan.

In this prospectus, all U.S. dollar and yen figures and percentages have been rounded to the figures shown unless otherwise specified. Accordingly, the total of each column of figures may not be equal to the total of the relevant individual items. Unless otherwise specified, the financial information presented in this prospectus and the consolidated financial statements of MUFG and UFJ Holdings are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. However, the financial information set forth in the appendices to this prospectus are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. Our fiscal year ends on March 31 of each year. References to years not specified as being fiscal years are to calendar years.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the U.S. underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the U.S. underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY

For a more complete description of the terms of our common stock and related matters referred to in the following summary, see the description in our annual report on Form 20-F for the fiscal year ended March 31, 2008 under the caption “Item 10B. Memorandum and Articles of Association,” the explanation included in “Underwriting” in this prospectus, and other information included in, or incorporated by reference into, this prospectus.

Shares offered in the global offering	869,700,000 shares of our common stock, including 569,700,000 newly issued shares and 300,000,000 treasury shares, which may be delivered in the form of shares or ADSs.

Global offering	The global offering consists of the following concurrent offerings with the U.S. offering and the international offering conditioned on each other and on the Japanese offering, but the Japanese offering not conditioned on the U.S. offering or the international offering:

U.S. offering	shares of common stock to be offered in the United States and Canada in the form of shares and ADSs,

International offering	shares of common stock to be offered outside of Japan, the United States and Canada in the form of shares and ADSs, and

Japanese offering	shares of common stock to be offered in Japan.

Over-allotment options granted	We have granted the U.S. underwriters and the international underwriters options to purchase up to an additional shares and shares, respectively, of our common stock, in the form of shares or ADSs, solely in connection with any over-allotments. In addition, we have granted Nomura Securities Co., Ltd. an option to purchase up to an additional shares of our common stock in connection with any over-allotments in the Japanese offering. See the section entitled “Underwriting” for additional details with respect to these options.

Shares that will have been issued immediately after the global offering	shares of common stock, including shares represented by ADSs and assuming full exercise of the over-allotment options.

American Depositary Shares	Each ADS represents one share of our common stock. The ADSs are evidenced by American depositary receipts, or ADRs, issued under a deposit agreement for the ADSs among us, The Bank of New York Mellon, acting as depositary, and the owners and holders from time to time of ADSs.

Depositary for the ADSs	The Bank of New York Mellon.

Offering price	¥ per share of common stock or $ per ADS.

We expect that the offering price of the shares will be set at or below the prevailing market price of our shares on the Tokyo Stock Exchange at the time of pricing and the offering price of the ADSs will be set with reference to such price.

Use of proceeds	We expect to receive net proceeds from the global offering of approximately ¥ (assuming that the over-allotment options are exercised in full), which we will use to make investments in our consolidated subsidiaries to strengthen our overall group capital base.

Dividends	Purchasers of shares of our common stock or ADSs will not be entitled to receive any interim dividend that may be paid to shareholders of record as of September 30, 2008, but will be entitled to receive the full amount of any dividend that may be paid to shareholders of record as of March 31, 2009. Dividend payments to non-resident holders of shares or ADSs will be subject to Japanese withholding taxes. Dividends on our common stock are paid in Japanese yen. Subject to the terms of the deposit agreement, the depositary for the ADSs will convert any cash dividends into U.S. dollars. Any dividends paid to holders of ADSs will be less the fees and expenses payable under the deposit agreement and any applicable taxes. See “Item 10.B. Memorandum and Articles of Association—American Depositary Shares” in our annual report on Form 20-F.

Listing	Shares of our common stock are listed on the First Section of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange in Japan. ADSs, each representing one share of common stock, are listed on the New York Stock Exchange under the symbol “MTU”.

Voting rights	Holders of our common stock have the right to one vote for each unit, consisting of 100 shares of common stock, held on all matters submitted to a vote of shareholders. Holders of ADSs will have the right to instruct the depositary to exercise on their behalf one vote per 100 ADSs, subject to some restrictions.

Lock-up	We have agreed with the global coordinators (as set forth in “Underwriting”) to restrictions on the sale of shares of our common stock for a period of 180 days from the date of this prospectus, subject to limited exceptions and to extension in certain limited circumstances as described in “Underwriting.”

Payment and settlement

The underwriters expect to make payment for the shares to be sold in the global offering (including shares underlying any ADSs sold) on or about             , 2008 (Tokyo time) and to deliver the common stock in Tokyo through clearing accounts with JASDEC on or about             , 2008 (Tokyo time). The underwriters expect to deliver ADSs in New York, New York through the facilities of The Depository Trust Company on or about             , 2008 (New York time). Delivery of the shares and the ADSs in the U.S. offering and the international offering is expected to occur, subject to receipt and acceptance by the underwriters, on             , 2008, which is later than three business days after pricing of the global offering, as described in the expected timetable below. Because of the longer settlement period, purchasers who wish to trade shares or ADSs on or soon after pricing may need to specify alternative settlement arrangements to prevent a failed settlement. Until delivery by the underwriters against payment, ADSs relating to the shares sold in the global offering will be traded on the New York Stock Exchange on a “when issued” basis. The shares and ADSs will not be traded on a “when issued” basis on the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange or any other market. Because of this longer settlement period, you may be required to comply with applicable margin requirements.

Expected timetable	The expected timetable for the global offering is as follows:

•	Marketing of the global offering will commence on November 18, 2008.

•	Pricing of the global offering is expected following the close of the market in Japan on a date (the pricing date) that will be between December 8 and December 10, 2008.

•	Japanese subscription period will commence one trading day after the pricing date (Tokyo time) and close two trading days after the pricing date (Tokyo time).

•	Delivery of the shares of common stock in the U.S. offering, the Japanese offering and the international offering is expected on the sixth trading day after the pricing date (Tokyo time).

•	Delivery of the ADSs in the U.S. offering and the international offering are expected on the sixth trading day after the pricing date (New York time).

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and the more detailed explanation of risks described in our annual report on Form 20-F for the fiscal year ended March 31, 2008 under the caption “Item 3D. Risk Factors,” as well as all the other information including our consolidated financial statements and related notes, included in, or incorporated by reference into, this prospectus.

Our business, operating results and financial condition could be materially and adversely affected by any of the factors discussed below. The trading price of our common stock could decline due to any of these factors. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Recent Developments

Our recently completed and planned investments may increase our exposure to market fluctuations and other factors over which we have little or no control.

In line with our ongoing strategic effort to create a leading comprehensive financial group that offers a broad range of financial products and services, we have recently agreed to enter into, and have entered into, several business combinations and strategic business alliances. For example,

•

on October 2, 2008, we acquired 9.9% of the issued shares of Aberdeen Asset Management PLC, or Aberdeen, and intend to increase our holdings but not to a level that exceeds 19.9%, subject to receiving the required regulatory approvals;

•

on October 13, 2008, we purchased approximately $9 billion of preferred shares of Morgan Stanley, which provided us with an approximately 21% interest in Morgan Stanley on a fully diluted basis at the time of our purchase, which interest decreased to approximately 20% on a fully diluted basis as a result of the U.S. Department of the Treasury’s subsequent purchase of a warrant to purchase up to 65,245,759 shares of common stock;

•	on October 21, 2008, we completed a tender offer for outstanding common shares of ACOM Co., Ltd., raising our stake in ACOM to approximately 40.0%; and

•

on September 26, 2008, BTMU completed a tender offer for the outstanding shares of common stock of UnionBanCal Corporation, or UNBC, raising our stake in UNBC to approximately 98.0%. We and BTMU subsequently acquired the remaining outstanding shares of UNBC through a merger on November 5, 2008 and, as a result, UNBC became our wholly owned indirect subsidiary.

The fair value of our investments in those financial institutions may be impaired if their business results are adversely affected by current or future financial market instability or otherwise, resulting in a decline in the fair value of their securities that is other than temporary. In particular, the value of Morgan Stanley’s securities has fluctuated significantly in recent periods. The price of Morgan Stanley’s common stock declined approximately 60.9% from $24.75 at the close of trading on September 26, 2008, the day immediately prior to the date on which we entered into the strategic capital alliance agreement, to $9.68 at the close of trading on October 10, 2008, the trading day immediately prior to the date on which we acquired the preferred shares under the amended agreement. The closing price of Morgan Stanley’s common stock on November 14, 2008 was $12.03. Any significant impairment of the fair value of our investments could have a material adverse impact on our results of operations and financial condition.

The most significant investments we have made or announced in the current fiscal year involve companies in industries undergoing significant restructuring. As a result, it may be difficult to evaluate the prospects of such investments based on historical results, and our results of operations may be subject to greater uncertainty.

In addition, changes in economic policies of governments and central banks, laws and regulations, including capital adequacy requirements for financial institutions, and applicable accounting rules implemented in response to current and future market fluctuations, may have a greater impact on our results of operations and financial condition because of our recent investments.

In cases where we hold a minority interest in the investees, we typically cannot control the operations and assets of these investees or make major decisions without the consent of other shareholders or participants, or at all. For example, we may be unable to implement proposals that we may make in an effort to further develop our global strategic alliance with Morgan Stanley. In some cases, increasing our shareholding to a controlling stake could also trigger additional regulatory approvals and subject us to significantly increased regulatory supervision. If our investees encounter financial or other business difficulties, if their strategic objectives change or if they no longer perceive us to be an attractive alliance partner, they may no longer desire or be able to participate in alliances with us. Our business and results of operations could be adversely affected if we are unable to continue with one or more strategic business alliances.

If the Japanese stock market or other global markets decline in the future, we may incur losses on our securities portfolio and our capital ratios will be adversely affected.

We hold large amounts of marketable equity securities, of which a significant portion are securities of Japanese issuers. The market values of these securities are inherently volatile. We have recently experienced impairment losses on our marketable equity securities as a result of a decline in Japanese stock prices. The Nikkei Stock Average, which is an average of 225 blue chip stocks listed on the Tokyo Stock Exchange, declined from ¥12,525.54 at March 31, 2008 to ¥11,259.86 at September 30, 2008, and further down to a 26-year low at ¥7,162.90 on October 27, 2008. The Nikkei Stock Average was ¥8,462.39 on November 14, 2008. The Tokyo Stock Price Index, or TOPIX, a composite index of all stocks listed on the First Section of the Tokyo Stock Exchange, the index declined from 1,212.96 at March 31, 2008 to 1,087.41 at September 30, 2008, and further down to 746.46 at October 27, 2008. The TOPIX was 846.91 on November 14, 2008. If the Japanese stock market or other global markets further decline or do not improve, we may incur additional losses on our securities portfolio. Further declines in the Japanese stock market or other global markets may also materially adversely affect our capital ratios, results of operations and financial condition.

We are subject to increased regulatory requirements and supervision in the United States as a financial holding company.

On October 6, 2008, we became a financial holding company in the United States for purposes of U.S. federal banking law and may engage in a substantially broader range of non-banking activities in the United States, including insurance, securities, merchant banking and other financial activities, compared to when we were a bank holding company. To maintain our financial holding company status, we are required to meet or exceed certain capital ratios and certain examination ratings. In addition, our regulatory compliance expenses may increase. If we cease to meet any of the requirements for financial holding company status, we may be required to discontinue newly authorized financial activities and suffer other adverse consequences. See “Recent Developments.”

Risks Related to Investing in Our Shares

Rights of shareholders under Japanese law may be different from those under the laws of jurisdictions within the United States and other countries.

Our articles of incorporation, the regulations of our board of directors and the Company Law of Japan, or the Company Law (also known as the Corporation Act), govern our corporate affairs. Legal principles relating to such matters as the validity of corporate procedures, directors’ and officers’ fiduciary duties and shareholders rights are different from those that would apply if we were not a Japanese corporation. Shareholders’ rights under Japanese law are different in some respects from shareholders’ rights under the laws of jurisdictions within the United States and other countries. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in a jurisdiction outside of Japan.

It may not be possible for investors to effect service of process within the United States upon us or our directors, corporate auditors or other management members, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

We are a joint stock company incorporated under the laws of Japan. Almost all of our directors, corporate auditors or other management members reside outside the United States. Many of our assets and the assets of these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon us or these persons or to enforce, against us or these persons, judgments obtained in the U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We believe that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of claims predicated solely upon the federal securities laws of the United States.

A long settlement period may impair the liquidity of your shares.

Delivery of the shares is expected to occur, subject to our receipt of payment and acceptance of delivery by the underwriters, on the sixth trading day after the offering is priced (Tokyo time), which is later than the typical three business day settlement period following the pricing of an offering in the United States. The shares will not trade on a “when issued” basis on the Tokyo Stock Exchange or any other market. Accordingly, during the period between pricing and settlement, the liquidity of your shares may be impaired. In addition, because of the longer settlement period, you may need to specify alternative settlement arrangements to prevent a failed settlement if you wish to trade your shares, and may be required to comply with applicable margin requirements.

Risks Related to Investing in Our ADSs

As a holder of ADSs, you have fewer rights than a shareholder and you must act through the depositary to exercise these rights.

The rights of our shareholders under Japanese law to take actions such as voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records and exercising appraisal rights are available only to shareholders of record. Because the depositary, through its custodian, is the holder of record of the shares underlying the ADSs, a holder of ADSs may not be entitled to the same rights as a shareholder. In your capacity as an ADS holder, you may not be able to bring a derivative action, examine our accounting books and records or exercise appraisal rights.

Foreign exchange rate fluctuations may affect the U.S. dollar value of our ADSs and dividends payable to holders of our ADSs.

Market prices for our ADSs may fall if the value of the yen declines against the U.S. dollar. In addition, the U.S. dollar amount of cash dividends and other cash payments made to holders of our ADSs would be reduced if the value of the yen declines against the U.S. dollar.

A long settlement period may impair the liquidity of your ADSs.

Delivery of the ADSs is expected to occur, subject to our receipt of payment and acceptance of delivery by the underwriters, on the sixth trading day after the offering is priced (New York time), which is later than the typical three business day settlement period following the pricing of an offering. Until delivery by the underwriters against payment, ADSs relating to the shares sold in the global offering will be traded on the New York Stock Exchange on a “when issued” basis. The ADSs, however, will not trade on a “when issued” basis on the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange or any other market. Accordingly, during the period between pricing and settlement, the liquidity of your ADSs may be impaired. In addition, because of the longer settlement period, you may need to specify alternative settlement arrangements to prevent a failed settlement if you wish to trade your ADSs, and may be required to comply with applicable margin requirements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or the current intent, belief, targets or expectations of our management with respect to, among others:

•	financial condition;

•	results of operations;

•	business plans and other management objectives;

•	business strategies, competitive positions and growth opportunities;

•	the benefits of recently completed or announced transactions and realization of related financial and operating synergies and efficiencies, including estimated cost savings and revenue enhancement;

•	the financial and regulatory environment in which we operate;

•	our problem loan levels and loan losses; and

•	the equity, other financial product, foreign exchange and real estate markets.

In many, but not all, cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. We identify in “Risk Factors” and elsewhere in this prospectus as well as other information included in, or incorporated by reference into, this prospectus important factors that could cause actual results to differ. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	negative changes in economic conditions in Japan and other countries;

•	continued extreme market volatility due to ongoing global financial instability;

•	the ability to integrate our businesses, product lines and branch offices with newly acquired or soon-to-be-acquired businesses in a manner that achieves the expected benefits;

•	timing, impact and other uncertainties associated with our other or future acquisitions or combinations and the integration of these other future acquisitions;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ongoing integration of the information systems at our commercial bank subsidiary;

•

fluctuations in interest rates, equity prices and currency exchange rates, the adequacy of loan loss reserves, the inability to hedge certain risks economically, changes in consumer spending and other habits, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which we and our affiliates operate;

•	risks of international business;

•	regulatory risks;

•	contingent liabilities;

•	competitive factors in the industries in which we compete, and the impact of competitive services and pricing in our market;

•	risks associated with debt service requirements;

•	degree of financial leverage; and

•	other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission.

We do not intend to update these forward-looking statements. We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CAPITALIZATION AND INDEBTEDNESS

The following table presents our capitalization and indebtedness at March 31, 2008 on an actual basis and on an as adjusted basis to give effect to the receipt of the net proceeds from the issuance and sale of the shares in the global offering (assuming no exercise of the over-allotment options).

	At March 31, 2008
	Actual	As adjusted
	(in millions)
Total short-term borrowings	¥26,247,032

Long-term debt:
Obligations under capital leases	150,787
Obligations under sale-and-leaseback transactions	57,925
Unsubordinated debt(1)	4,455,034
Subordinated debt(2)(3)(4)	5,651,260
Obligations under loan securitization transaction	3,360,244

Total long-term debt	13,675,250

Minority interest	663,816

Shareholders’ equity:
Preferred stock, with no stated value(5) (6)	247,100
Common stock, with no stated value(5)(7) (8)	1,084,708
Capital surplus	5,791,300
Retained earnings:(9)
Appropriated for legal reserve	239,571
Unappropriated	935,309
Accumulated other changes in equity from nonowner sources, net of taxes	919,420
Treasury stock, at cost (503,153,835 common shares, actual; common shares, as adjusted)(7)(8)	(727,293)

Total shareholders’ equity	8,490,115

Total capitalization and indebtedness	¥49,076,213	¥

(1)	BTMU, Mitsubishi UFJ Trust and Banking Corporation, or MUTB, and Mitsubishi UFJ Securities Co., Ltd., or MUS, which are MUFG’s most active subsidiaries with respect to the issuance of bonds, issued ¥220 billion aggregate principal amount of unsubordinated bonds between April 1, 2008 and October 15, 2008. During the same period, the three subsidiaries redeemed ¥270 billion aggregate principal amount of unsubordinated bonds.
(2)	BTMU, MUTB and MUS issued ¥210 billion aggregate principal amount of subordinated bonds and ¥196 billion aggregate principal amount of subordinated loans between April 1, 2008 and October 15, 2008. During the same period, the three subsidiaries redeemed ¥104 billion aggregate principal amount of subordinated bonds and ¥131 billion aggregate principal amount of subordinated loans.
(3)	On June 30, 2008, one of our special purpose companies redeemed a total of $1 billion of non-cumulative and non-dilutive perpetual preferred securities.
(4)	On September 2, 2008, a special purpose company issued ¥222 billion aggregate liquidation preference amount of non-cumulative perpetual preferred securities.
(5)	On September 30, 2008, 22,400,000 shares of Class 12 preferred shares were converted into 28,140,710 shares of common stock. On August 1, 2008, 17,700,000 shares of Class 8 preferred shares were converted into 43,895,180 shares of common stock.
(6)	On November 17, 2008, MUFG issued 156,000,000 shares of First Series Class 5 Preferred Stock by way of a third party allotment for net proceeds of approximately ¥389.9 billion.
(7)	Between April 1, 2008 and October 31, 2008, MUFG repurchased 126,982 shares of common stock upon request of holders of less than one unit of shares of common stock and MUFG delivered 83,236 shares of common stock upon request of any holder of less than one unit of shares of common stock to make such holder’s holding one full unit of shares. Between April 1, 2008 and October 15, 2008, 569,700 shares of common stock were issued or delivered upon exercise of stock acquisition rights issued as stock options.

(8)	On August 1, 2008, MUFG allocated 447,982,086 shares of common stock, previously held as treasury stock, to former shareholders of Mitsubishi UFJ NICOS in a share exchange transaction. Of the allocated shares, MUFG repurchased 247,677,147 shares from BTMU and 765,900 shares from MUTB, respectively, on September 25, 2008.
(9)	On June 27, 2008, our shareholders approved the appropriation of retained earnings totaling approximately ¥76 billion for the payment of annual dividends of ¥7 per share of common stock, ¥30 per share of First Series Class 3 Preferred Stock, ¥7.95 per share of Class 8 Preferred Stock, ¥2.65 per share of Class 11 Preferred Stock and ¥5.75 per share of Class 12 Preferred Stock and, on November 18, 2008, we approved the appropriation of retained earnings totaling approximately ¥77 billion for the payment of interim dividends.

USE OF PROCEEDS

We expect to receive approximately ¥             billion in net cash proceeds from the issuance and sale of new shares and the sale of treasury shares in the global offering, which we plan to use to make investments in our consolidated subsidiaries to strengthen our overall group capital base.

These amounts are after deducting the underwriters’ discounts and commissions and ¥             of estimated aggregate expenses payable by us.

If the U.S. underwriters, the international underwriters and the Japanese underwriters elect to exercise their options to purchase up to an additional             ,            and             shares, respectively, of our common stock in full, we expect to receive an additional ¥             in net cash proceeds, which we also plan to use to make investments in our consolidated subsidiaries to strengthen our overall group capital base.

RECENT DEVELOPMENTS

Effects of Challenging Business Environment in Recent Periods

The global financial market instability initially triggered by disruptions in the U.S. credit markets and negative trends in the global economy has continued to worsen in recent months. Japan is also experiencing a difficult business environment with the Nikkei Stock Average, which is an average of 225 blue chip stocks listed on the Tokyo Stock Exchange, reaching a 26-year low of ¥7,162.90 on October 27, 2008.

The difficult business environment in Japan and globally has adversely affected our business and financial results in recent periods. Although we have not compiled any updated interim U.S. GAAP financial information since we published our U.S. GAAP financial information as of and for the fiscal year ended March 31, 2008, we announced on November 18, 2008, our interim Japanese GAAP financial data as of and for the six months ended September 30, 2008. Our interim Japanese GAAP financial results were adversely affected by the ongoing global financial instability and negative trends in the Japanese economy. For a detailed discussion of our interim Japanese GAAP financial information as of and for the six months ended September 30, 2008, please see Annex B to this prospectus. However, because there are significant differences between U.S. GAAP and Japanese GAAP, the interim Japanese GAAP financial information that we published is not directly comparable to the information set forth in our consolidated financial statements prepared in accordance with U.S. GAAP and incorporated by reference into this prospectus. Please refer to the unaudited reverse reconciliation of selected financial information included in Annex A to this prospectus for a quantification of the material differences between U.S. GAAP and Japanese GAAP with respect to our most recently completed fiscal year.

We expect the severe business conditions, resulting from the global financial market instability and the slowdown in the economy in Japan and globally, to continue in the near term. As a result, our future operating and financial results are highly uncertain and subject to significant change. For example, although in May 2008, we were forecasting Japanese GAAP financial results for the current fiscal year to be substantially in line with the prior fiscal year’s Japanese GAAP results, the recent negative developments caused us to announce significant downward adjustments to our Japanese GAAP financial forecasts on October 31, 2008. Specifically, in comparison to our Japanese GAAP financial forecasts for the current fiscal year announced in May 2008, we lowered our ordinary profit forecast by more than half and our net income forecast by approximately two-thirds. We announced lower financial forecasts for the current fiscal year because we expect:

•	lower fees from investment products in retail business and derivative transactions in corporate banking business;

•	lower trading income;

•	increased impairment losses on equity securities resulting from the continuing decline in equity security prices in Japan generally; and

•	increased credit costs resulting mainly from deteriorating business conditions for our customers.

In response to the current global financial difficulties, various measures have been taken, or are being contemplated, by the Japanese central bank, the Japanese government and other organizations to stabilize and stimulate the Japanese economy. For example,

•	on October 31, 2008, the Bank of Japan lowered its target for the uncollateralized overnight call rate by 20 basis points to 0.3%;

•	the government has taken certain measures with respect to equity transactions, including tighter restrictions on short sales of listed shares and relaxing restrictions on share buy-backs;

•	there are media reports that the Banks’ Shareholdings Purchase Corporation may resume purchasing shares held by banks; and

•

the Japanese Financial Services Agency is expected to implement revised capital adequacy guidelines under which a bank (including a bank holding company) with international operations will no longer be required to reflect in its Tier 1 capital unrealized gains or losses on yen-denominated Japanese government bonds and certain other securities (excluding shares) with a risk weight of 0% under the Standard Approach.

Despite these newly implemented or contemplated measures, the financial markets or overall economy in Japan and globally may not improve in the near term. In fact, business conditions in Japan and globally could become even more challenging than we currently anticipate and as a result, our actual Japanese GAAP results for the current fiscal year may be lower than our current financial forecasts. See “Cautionary Statement Concerning Forward-Looking Statements.” Although we periodically issue forecasts of our Japanese GAAP financial results, they are made in order to comply with the Tokyo Stock Exchange requirements based on various assumptions and estimates, and investors should not place any reliance on them.

Strategic Global Alliance with Morgan Stanley

On October 13, 2008, we acquired approximately $7,839.2 million of perpetual non-cumulative convertible preferred stock without voting rights and approximately $1,160.8 million of perpetual non-cumulative non-convertible preferred stock without voting rights issued by Morgan Stanley. The acquisition was made pursuant to an agreement with Morgan Stanley to enter into a strategic capital alliance originally executed on September 29, 2008, and subsequently modified on October 3, October 8 and October 13, 2008.

The acquired shares of the convertible preferred stock are convertible to 310,464,033 shares of common stock (at a conversion price of US$25.25 per share). One half of the convertible preferred stock will be converted to common stock one year after our investment, subject to approval by shareholders, if the price of Morgan Stanley’s common stock exceeds $37.875 for 20 or more days out of 30 consecutive trading days. The remainder of the convertible preferred stock will be converted to common stock two years after our investment, subject to approval by shareholders, if the same conditions are satisfied. The non-convertible preferred stock is redeemable at Morgan Stanley’s option on or after three years of our investment for an aggregate redemption price of approximately $1,276.9 million. The shares of the convertible and non-convertible preferred stock have a fixed annual dividend of 10%. The convertible shares provided us with an aggregate of approximately 21% of the voting rights of Morgan Stanley on a fully diluted basis at the time of our acquisition. The conversion terms contained in the convertible preferred stock are subject to the approval of Morgan Stanley’s shareholders. If Morgan Stanley fails to obtain the required shareholder approval by February 17, 2009, the annual dividend rate on the convertible preferred stock will increase from 10% to 13% until Morgan Stanley receives shareholder approval.

We have the right to maintain a 20% investment ratio in Morgan Stanley on a fully diluted basis and, as long as we hold an investment ratio of 10% or more in Morgan Stanley on a fully diluted basis, we have the right to appoint one director and one observer to its board. Beginning one year after our investment, we also have the right to demand that Morgan Stanley register, under the Securities Act of 1933, the shares of common stock issued or issuable by Morgan Stanley that we request to be so registered on up to five occasions, subject to certain conditions.

Through our capital alliance with Morgan Stanley, we plan to pursue a global strategic alliance in corporate and investment banking, retail, investment management and other businesses. In order to maximize the effectiveness of the alliance, we and Morgan Stanley are targeting to establish a concrete strategy by June 30, 2009. We have formed a steering committee among senior executives of MUFG and Morgan Stanley and have begun preliminary discussions regarding the alliance.

In a separate transaction, on October 28, 2008, the U.S. Department of the Treasury purchased for an aggregate purchase price of $10,000,000,000, (1) 10,000,000 shares of fixed rate cumulative perpetual preferred stock, and (2) a warrant to purchase up to 65,245,759 shares of common stock, of Morgan Stanley. The purchase was made under the “TARP Capital Purchase Program,” announced on October 14, 2008, through which the Treasury Department will invest in various U.S. financial institutions. As a result of this purchase, our investment ratio in Morgan Stanley decreased to approximately 20% on a fully diluted basis.

Completion of Tender Offer and Merger to Acquire All the Outstanding Shares of UNBC

On September 26, 2008, we and BTMU completed a cash tender offer for approximately $3.5 billion to purchase all of the outstanding shares of UNBC that we and our affiliates did not already own. As of the close of the offer, shares representing approximately 33.6% of the outstanding shares of UNBC had been validly tendered or guaranteed to be delivered. When added to our and our affiliates’ 64.4% stake at the time, the amount represented approximately 98.0% of UNBC’s total outstanding shares. All shareholders who tendered shares were paid $73.50 per share in cash. In accordance with the merger agreement between BTMU and UNBC announced on August 18, 2008, BTMU and UNBC carried out, on November 5, 2008, a second-step merger as a result of which UNBC became a wholly owned subsidiary of us and each remaining share of UNBC common stock not purchased in the tender offer was converted, subject to appraisal rights, into the right to receive $73.50 per share in cash.

UNBC is a San Francisco-based bank holding company, and its primary subsidiary is Union Bank of California, N.A. (“UBOC”). UBOC provides a comprehensive array of personal and commercial financial products and services to individuals, businesses and government agencies. As of June 30, 2008, UBOC had 337 banking offices in California, Oregon and Washington and two international offices.

Completion of Tender Offer to Acquire Additional Shares of ACOM Co., Ltd.

On October 21, 2008, we completed a tender offer and acquired, for ¥4,000 per share in cash, 38,140,009 shares of common stock of ACOM, an equity method investee engaged in the consumer loan business in which we held approximately 15% of the voting rights. As a result, we increased our voting rights to approximately 40%, and intend to make ACOM a consolidated subsidiary under Japanese GAAP.

The acquisition of additional shares of ACOM complements our related efforts to increase the competitiveness of our consumer finance operations, which include a business and capital alliance among JACCS Co., Ltd., BTMU and Mitsubishi UFJ NICOS centering on credit card related operations, installment credit sales, settlement operations and housing loan related operations. In connection with the alliance, Mitsubishi UFJ NICOS transferred its installment credit sales and other businesses to JACCS in April 2008, and BTMU increased its stake in JACCS to approximately 20% of the voting rights in March 2008.

Permission to Operate as Financial Holding Companies in the United States

We, BTMU, MUTB and UNBC have received notification from the Board of Governors of the U.S. Federal Reserve System that our elections to become financial holding companies under the U.S. Bank Holding Company Act became effective as of October 6, 2008. This change in status means that we are able to engage in a broader range of financial activities without prior regulatory approval. More specifically, we will be able to engage in financial activities such as a full range of securities and insurance businesses, as well as merchant banking activities.

Under our financial holding company status, we are also subject to additional regulatory requirements. For example, each of our banking subsidiaries with operations in the United States must be “well capitalized”, meaning a Tier 1 risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. Our U.S. banking operations must also be “well managed,” including that they maintain examination ratings that are at least satisfactory. Failure to comply with such requirements would require us to prepare a remediation plan and we would not be able to undertake new business activities or acquisitions based on our status as a financial holding company during any period of noncompliance.

Strategic Business and Capital Alliance between Mitsubishi UFJ Trust and Banking Corporation, or MUTB, and Aberdeen Asset Management

On October 2, 2008, MUTB and Aberdeen entered into a strategic business and capital alliance. Aberdeen is an asset management company based in Scotland and manages a wide range of investment products, including emerging market equities, global equities, and global fixed income. Under the business alliance, MUTB has an exclusive right to access Aberdeen’s services on behalf of domestic institutional investors, such as pension funds, in Japan. We believe the alliance will enable MUTB to meet its clients’ demands for global investment products.

As part of the capital alliance, MUTB initially acquired 9.9% of Aberdeen’s issued share capital for approximately ¥20 billion on October 2, 2008. Subject to receiving the required regulatory approvals, MUTB intends to increase its holdings but not to a level that exceeds 19.9%. MUTB may appoint a representative as a non-executive director to the board of Aberdeen if MUTB’s holding reaches 15% or more of Aberdeen’s issued share capital. MUTB has agreed that, until April 2, 2010, it will not raise its holding in Aberdeen’s shares beyond 19.9%, subject to some exceptions.

MUTB and Aberdeen plan to continue to work towards further strengthening of their strategic alliance by collaborating in marketing and product development.

Issuance of Preferred Shares in Japan

In order to further strengthen our financial base for our group’s future growth, on November 17, 2008, we issued and sold 156,000,000 shares of non-convertible preferred stock, First Series Class 5 Preferred Stock, through a third-party allotment to Japanese institutional investors. A dividend of ¥43 per share of preferred stock will be paid for the fiscal year ending March 31, 2009 and, thereafter, a dividend of ¥115 per share of preferred stock will be paid annually, subject to certain conditions, in priority to the common shares. We received approximately ¥389.9 billion in net cash proceeds from the third-party allotment. We plan to use the net proceeds from the issuance and sale of the preferred shares to invest in our consolidated subsidiaries.

UNDERWRITING

The global offering consists of (1) a U.S. offering of              shares, in the form of shares and ADSs, in the United States and Canada, (2) an international offering of              shares, in the form of shares and ADSs, outside the United States, Japan and Canada, and (3) a Japanese offering of              shares in Japan. Morgan Stanley Japan Securities Co., Ltd. and Nomura Securities Co., Ltd. have been appointed as joint global coordinators for the global offering, and Mitsubishi UFJ Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd. have been appointed as co-global coordinators. The joint global coordinators and the co-global coordinators are the global coordinators for the global offering.

Under the terms and subject to the conditions contained in the U.S. underwriting agreement dated             , 2008, the U.S. underwriters named below, for which Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as U.S. representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, the number of shares set forth opposite the names of the U.S. underwriters below:

Name of U.S. Underwriter	Number of Shares
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Nomura Securities International, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

Total

Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are joint bookrunners of the U.S. offering. As joint bookrunners on behalf of the U.S. underwriting syndicate, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. will be responsible for recording a list of potential investors that have expressed an interest in purchasing the shares or ADSs as part of this offering. You may contact the representatives of the U.S. underwriters for information on how to purchase the shares or ADSs in this offering. You may contact Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, NY 10036, J.P. Morgan Securities Inc. at 277 Park Avenue, New York, NY 10172 and Nomura Securities International, Inc. at 2 World Financial Center, Building B, New York, NY 10281.

Mitsubishi UFJ Securities (USA), Inc. will act as a selling agent in the U.S. offering.

The U.S. underwriters may elect to take delivery of all or a portion of the shares purchased in the form of ADSs. The U.S. underwriters are offering the ADSs and shares subject to their acceptance of the ADSs and shares from us and subject to prior sale. The U.S. underwriting agreement provides that the obligations of the several U.S. underwriters to pay for and accept delivery of the ADSs and shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The U.S. underwriters are obligated to take and pay for all of the ADSs and shares offered by this prospectus, if any such ADSs or shares are taken. If a U.S. underwriter defaults, the U.S. underwriting agreement provides that the underwriting commitments of the non-defaulting U.S. underwriters may be increased or the U.S. underwriting agreement may be terminated.

We have also entered into an international underwriting agreement with certain international underwriters. The international underwriting agreement provides for the concurrent offering and sale by us outside the United States, Japan and Canada of an aggregate of              shares of common stock, a portion of which may be represented by ADSs. Morgan Stanley & Co. International plc, J.P. Morgan Securities Ltd. and Nomura

International plc are joint bookrunners of the international offering. Further, we have entered into a Japanese underwriting agreement with certain Japanese underwriters. The Japanese underwriting agreement provides for the concurrent offering and sale by us in Japan of an aggregate of              shares of common stock. Mitsubishi UFJ Securities Co., Ltd. and Nomura Securities Co., Ltd. are the representatives of the Japanese offering. The closing for the sale of shares in the U.S. offering is conditioned upon the closing of the international offering and the Japanese offering, and the closing for the sale of shares in the international offering is conditioned upon the closing of the U.S. offering and the Japanese offering. The closing for the sale of the shares in the Japanese offering, however, is not conditioned upon the closing of the U.S. offering or the international offering. If the sale of shares in the Japanese offering does not close, the sale of the shares in the other offerings will not close unless the global coordinators elect to waive the respective closing conditions.

We have granted the U.S. underwriters and the international underwriters options, exercisable by             , 2008, to purchase up to an additional              shares and              shares, respectively, of our common stock, in the form of shares or ADSs, at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions, solely for the purpose of covering any over-allotments made in connection with the U.S. and international offerings. If any shares or ADSs are purchased by the U.S. underwriters pursuant to their options, the U.S. underwriters will severally purchase shares or ADSs in approximately the same proportions set forth in the preceding table. In addition, in connection with the Japanese offering, we have granted Nomura Securities Co., Ltd. an option, exercisable on January 13, 2009, to purchase up to an additional              shares of our common stock. In connection with the Japanese offering, Nomura Securities Co., Ltd. will enter into share borrowing arrangements to cover over-allotments.

Intersyndicate Agreement

The U.S. underwriters, the international underwriters and the Japanese underwriters have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the intersyndicate agreement, the U.S. underwriters, the international underwriters and the Japanese underwriters have agreed that the Japanese underwriters may sell a limited number of shares to the U.S. underwriters and the international underwriters for re-sale by the U.S. underwriters in the U.S. offering and the international underwriters in the international offering. The U.S. underwriters and the international underwriters may also transfer or sell shares between their respective syndicates. To the extent there are transfers or sales of shares between the three underwriting groups under the intersyndicate agreement, the number of shares or ADSs initially available for sale in the U.S. offering may be greater or less than the number of shares described on the cover page of this prospectus as being offered in the U.S. offering.

Pursuant to the intersyndicate agreement, as part of the distribution of our shares in the global offering and subject to certain exceptions, the U.S. underwriters, the international underwriters and the Japanese underwriters have agreed that (1) the U.S. underwriters will neither purchase, directly or indirectly, any shares offered in the global offering for the account of any person other than a United States or Canadian person, nor offer or sell, directly or indirectly, any shares or ADSs offered in the global offering or distribute any prospectus relating to such shares outside the United States or Canada or to any person or entity other than a United States or Canadian person, (2) the international underwriters will neither purchase, directly or indirectly, any shares offered in the global offering for the account of any United States, Canadian or Japanese person, nor offer or sell, directly or indirectly, any shares or ADSs offered in the global offering or distribute any prospectus relating to such shares in the United States, Canada or Japan or to any United States, Canadian or Japanese person, and (3) the Japanese underwriters will neither purchase, directly or indirectly, any shares offered in the global offering for the account of any person or entity other than a Japanese person, nor offer or sell, directly or indirectly, any such shares or distribute any prospectus relating to such shares outside Japan or to any person or entity other than a Japanese person.

Commissions and Discounts

The U.S. representatives have advised us that the U.S. underwriters initially propose to offer part of the ADSs and shares directly to the public, subject to the limitations below, at the public offering prices listed on the cover page of this prospectus and part to certain dealers at prices that represent a selling concession not in excess of $             per ADS and ¥             per share. After the initial offering of the ADSs and shares, the offering prices and other selling terms may from time to time be varied by the U.S. representatives.

The purchase price for shares offered by this prospectus and in the international and Japanese offerings, as well as the commission we must pay on each share, will be the same.

The following table shows the public offering price, underwriting discounts and commissions and proceeds to us for the U.S. offering, each on a per ADS and total basis and on a per share and total basis. The figures in the U.S. dollar “Total” column assume that all shares to be sold in the U.S. offering will be sold in the form of ADSs, while the figures in the Japanese yen “Total” column assume that none of the shares to be sold in the U.S. offering will be sold in the form of ADSs.

	Per ADS	Total	Per Share	Total
Public offering price	$	$	¥	¥
Underwriting discounts and commissions	$	$	¥	¥
Proceeds, before expenses, to us	$	$	¥	¥

We will receive the proceeds from the U.S. underwriters in Japanese yen regardless of whether the shares are sold in the form of ADSs or shares although the U.S. underwriters may receive payment in dollars.

The U.S. underwriting discount consists of the difference between the amounts paid by the U.S. underwriters to purchase the ADSs and shares from us and the offering price of the ADSs and shares to the public. The U.S. underwriting discounts and commissions are         % of the total gross amount of the U.S. offering.

We estimate that the total expenses of the U.S. offering, excluding U.S. underwriting discounts and commissions, will be approximately $8,091,540. The expenses are payable by us and consist of the following:

•	a U.S. Securities and Exchange Commission registration fee of $59,540;

•	a FINRA filing fee of $76,000;

•	a New York Stock Exchange listing fee of $36,000;

•	stamp and registration taxes of $5,002,000;

•	estimated printing expenses of $48,000;

•	estimated legal fees and expenses of $441,000;

•	estimated accounting fees and expenses of $280,000;

•	reimbursement of travel, advertising and other expenses of $160,000; and

•	estimated other expenses of $1,989,000.

No Sale of Similar Securities

We have agreed that, without the prior written consent of the global coordinators, we will not, and will not permit any of our consolidated subsidiaries under Japanese GAAP or any person acting on our or their behalf, to, during the period ending 180 days after the date of this prospectus:

•	offer, pledge, issue, announce the intention to sell, sell, contract to sell any shares or ADSs,

•	sell any option or contract to purchase any shares or ADSs,

•	purchase any option or contract to sell any shares or ADSs,

•

grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares or ADSs or any securities convertible into or exercisable or exchangeable for shares or ADSs, or any security that constitutes the right to receive shares or ADSs, or

•	enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of shares or ADSs,

whether any such transaction described above is to be settled by delivery of our shares or ADSs or such other securities, in cash or otherwise.

However, if (1) during the last 17 days of the 180-day restricted period described above, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 180-day restricted period described above, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period described above, the restrictions described above will continue to apply to us until the expiration of the 18-day period beginning on our issuance of the earnings release or the occurrence of the material news or material event relating to us.

The restrictions described above do not apply to any of the following:

•	the ADSs and shares to be sold under the U.S. underwriting agreement, under the international underwriting agreement and under the Japanese underwriting agreement;

•	the option to purchase shares to be granted to Nomura Securities Co., Ltd. and shares to be issued or delivered upon the exercise of such option;

•

any of the restricted actions described above between Mitsubishi UFJ Securities Co., Ltd. and other Japanese underwriters including Nomura Securities Co., Ltd. in connection with the agreement among the Japanese underwriters;

•

any options or stock acquisition rights granted under any stock plan or stock option plan of us or our consolidated subsidiaries currently outstanding or as described in this prospectus, or any ADSs or shares issued or delivered upon the exercise of such options or stock acquisition rights;

•

any ADSs or shares issued or delivered upon the exercise of the right to request repurchase, conversion or exchange attached to any of our outstanding securities, or upon the application of any mandatory repurchase, conversion or exchange clause relating to any of our outstanding securities;

•	any ADSs or shares issued pursuant to any stock split of shares;

•	any shares delivered upon request of any holder of less than one unit of shares to make such holder’s holding one full unit of shares;

•

any ADSs or shares issued or delivered in connection with any consolidation, merger, company split, share exchange or share transfer transaction with a company that is as of the date of this prospectus our consolidated subsidiary or affiliate as accounted for by the equity method under Japanese GAAP;

•	any ADSs or shares to be transferred to exchange-traded funds;

•	the units of exchange-traded funds to which any ADSs or shares are transferred;

•	any ADSs or shares held as collateral or received in satisfaction of a loan of a borrower;

•	any ADSs or shares held in a trust account of a financial institution conducting trust business;

•	any ADSs or shares held, traded or sold in the ordinary course of business by a company engaged in securities, asset management or similar businesses and over which we exercise control; and

•

any ADSs or shares required to be sold by any of our consolidated subsidiaries under Japanese GAAP pursuant to applicable Japanese law or regulation prohibiting the holding of ADSs or shares by such consolidated subsidiary or limiting the maximum percentage of ADSs or shares that may be held by such consolidated subsidiary.

Stock Exchange Listings

Our common stock is listed on the First Section of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange in Japan. ADSs representing our common stock are listed on the New York Stock Exchange under the symbol “MTU”.

Price Stabilization and Short Positions

Until the distribution of the shares and ADSs in the U.S. offering is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our shares and ADSs. However, the representatives of the U.S. underwriters and the international underwriters, or any person acting for them, on behalf of the U.S. underwriters or the international underwriters, may engage in transactions that stabilize the price of the shares and ADSs, such as bids or purchases to peg, fix or maintain that price.

If the U.S. underwriters or the international underwriters create a short position in the shares or ADSs in connection with the U.S. offering or the international offering, i.e., if they sell more shares or ADSs than are listed on the cover of this prospectus, the representatives of the U.S. underwriters or the international underwriters, as the case may be, may reduce that short position by bidding for or purchasing shares or ADSs in the open market. Purchases of the shares or ADSs to stabilize their prices or to reduce a short position may have the effect of raising or maintaining the market price of our shares and ADSs or preventing or retarding a decline in the market price of our shares and ADSs. As a result, the price of our shares and ADSs may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the U.S. underwriters or the international underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares and ADSs. In addition, neither we nor any of the U.S. underwriters or the international underwriters makes any representation that the representatives of the U.S. underwriters or the international underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected on the New York Stock Exchange or otherwise in the United States.

In addition to stabilization and short position transactions of the U.S. underwriters and the international underwriters described above in connection with the U.S. and international offerings, Nomura Securities Co., Ltd., on behalf of the Japanese underwriters, may engage in transactions in connection with the Japanese offering that maintain a stabilizing bid on the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange, at a higher level than that which might otherwise prevail for a limited period after the date of this prospectus in accordance with applicable laws and regulations. Any such stabilization transactions in connection with the Japanese offering will be conducted by and through Nomura Securities Co., Ltd. in consultation with Mitsubishi UFJ Securities Co., Ltd., Morgan Stanley Japan Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd., and in compliance with all applicable laws. Nomura Securities Co., Ltd. may also purchase in the open market to reduce any syndicate short position created by over-allotment sales in lieu of exercising all or part of the over-allotment option in consultation with Mitsubishi UFJ Securities Co., Ltd. and in compliance with all applicable laws. Nomura Securities Co., Ltd. is not required to engage in these activities and may end any of these activities at any time. Such transactions may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

Stamp Taxes and Other Charges

Purchasers of the shares or ADSs offered by this prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price on the cover of this prospectus.

Subsidiary and Affiliate

Morgan Stanley, in which we hold an approximately 20% interest on a fully diluted basis in the form of preferred stock and which is a member of the U.S. Financial Industry Regulatory Authority, Inc., or FINRA, will participate in the U.S. offering. In addition, our subsidiary Mitsubishi UFJ Securities (USA), Inc. will act as a selling agent in the U.S. offering. Accordingly, the offering of the shares is being conducted in accordance with the applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. In accordance with the conduct rules, a FINRA member participating in the distribution of the shares is not permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written consent of the member’s customer.

Indemnification

We and the U.S. underwriters have agreed to indemnify each other against various liabilities, including liabilities under the U.S. Securities Act of 1933.

Other Relationships

Some of the U.S. underwriters, the international underwriters and the Japanese underwriters have in the past provided, and may in the future provide, investment banking, underwriting or other services to us and our affiliates for which they have received customary compensation.

On October 13, 2008, we purchased convertible preferred shares of Morgan Stanley, which would provide us with an approximately 20% interest in Morgan Stanley on a fully diluted basis as described under “Recent Developments—Strategic Global Alliance with Morgan Stanley.”

Mitsubishi UFJ Securities (USA), Inc. is one of our wholly owned subsidiaries.

Merrill Lynch Japan Securities Co., Ltd. has an interest in, and provides know-how and expertise to, Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd., a private banking and wealth management joint venture among Merrill Lynch Japan Securities Co., Ltd., us, BTMU and Mitsubishi UFJ Securities Co., Ltd.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building 2F, 2-2, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. The address of Nagashima Ohno & Tsunematsu is Kioicho Building, 3-12 Kioicho, Chiyoda-ku, Tokyo 102-0094, Japan. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the U.S. underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Mori Building 37F, 12-32, Akasaka 1-chome, Minato-ku, Tokyo 107-6037, Japan. Anderson Mori & Tomotsune will pass upon certain matters under Japanese laws for the U.S. underwriters. The address of Anderson Mori & Tomotsune is Izumi Garden Tower, 6-1, Roppongi 1-chome, Minato-ku, Tokyo 106-6036, Japan.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2008, and the effectiveness of our internal control over financial reporting have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs relating to (i) the merger with UFJ Holdings, Inc., (ii) the restatement discussed in Notes 5, 7, 11, 18, 22, 25 and 26 to the consolidated financial statements, and (iii) the changes in methods of accounting for (a) conditional asset retirement obligations, (b) pension and other postretirement plans, (c) stock-based compensation, (d) uncertainty in income taxes and (e) leveraged leases, as described in Note 1 to the consolidated financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte Touche Tohmatsu’s address is MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo 108-8530, Japan.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. You may read and copy any document filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You may also inspect the information we file with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We are currently exempt from the rules under the U.S. Securities Exchange Act of 1934 that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Securities Exchange Act. We are not required under the U.S. Securities Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Securities Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the following documents or information we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2008, filed on September 19, 2008,

•	our current report on Form 6-K relating to the completion of our tender offer for UnionBanCal Corporation filed on September 29, 2008,

•	our current report on Form 6-K relating to the termination of U.S. regulatory enforcement actions filed on September 30, 2008,

•	our current report on Form 6-K relating to our obtainment of the financial holding company status in the United States filed on October 7, 2008,

•	our current report on Form 6-K relating to our investment in Morgan Stanley filed on October 14, 2008,

•	our current report on Form 6-K relating to the results of our tender offer for shares of ACOM Co., Ltd. filed on October 22, 2008,

•	our current report on Form 6-K relating to the issuance of preferred shares through a third-party allotment in Japan filed on October 27, 2008,

•	our current report on Form 6-K relating to the completion of our acquisition of the outstanding shares of UNBC filed on November 5, 2008,

•	our current report on Form 6-K relating to the determination of the third-party allottees of preferred shares in Japan filed on November 14, 2008, and

•

our current report on Form 6-K relating to the issuance of new shares, sale of treasury shares and secondary offering of shares, and withdrawal of the shelf registration statement for future equity issuances filed in Japan filed on November 18, 2008.

In addition, all documents that we file with the SEC in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, any future reports on Form 6-K that indicate they are incorporated into this registration statement and any future annual reports on Form 20-F after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office, telephone: 81-3-3240-8111.

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

MUFG is a joint stock company incorporated in Japan. All of our directors and executive officers, and certain experts named in this prospectus, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan.

The agent for service of process for MUFG is Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Robert E. Hand, Esq., General Counsel.

ANNEX A

UNAUDITED REVERSE RECONCILIATION OF

SELECTED FINANCIAL INFORMATION

We have included in Annex B to this prospectus a discussion of certain financial information prepared in accordance with Japanese GAAP. The basis of the consolidated audited financial information incorporated by reference in this prospectus, which is presented under U.S. GAAP, is significantly different from Japanese GAAP in certain respects. We present below a reverse reconciliation from U.S. GAAP to Japanese GAAP of shareholders’ equity as of March 31, 2008 and net income for the fiscal year ended March 31, 2008.

As of March 31, 2008
(in millions)
Shareholders’ equity in accordance with U.S. GAAP	¥8,490,115
Differences arising from different accounting for:
1. Investment securities	56,808
2. Loans	(14,081)
3. Allowance for credit losses	372,775
4. Fixed assets	519,790
5. Pension liability	(220,922)
6. Non-interest-earning deposits made under government-led restructuring program	24,966
7. Derivative financial instruments and hedging activities	177,575
8. Compensated absences	33,648
9. Deposits	2,186
10. Long-term debt	40,875
11. Consolidation	985,015
12. Goodwill	(737,897)
13. Intangible assets	(629,792)
Other	103,542
Deferred income tax effects of the above adjustments, when applicable	(268,711)
Minority interest	663,816

Net assets in accordance with Japanese GAAP	¥9,599,708

For the fiscal year ended March 31, 2008
(in millions)
Net loss in accordance with U.S. GAAP	¥(542,436)
Differences arising from different accounting for:
1. Investment securities	25,854
2. Loans	6,591
3. Allowance for credit losses	(2,748)
4. Fixed assets	49,180
5. Pension liability	1,319
6. Non-interest-earning deposits made under government-led restructuring program	(6,802)
7. Derivative financial instruments and hedging activities	(254,778)
8. Compensated absences	3,024
9. Deposits	2,883
10. Long-term debt	(29,945)
11. Consolidation	145,563
12. Goodwill	883,935
13. Intangible assets	157,155
14. Foreign currency translation	(18,478)
Other	8,333
Deferred income tax effects of the above adjustments, when applicable	251,608
Minority interest	(43,634)

Net income in accordance with Japanese GAAP	¥636,624

Explanation of Differences between U.S. GAAP and Japanese GAAP

Major factors which explain the differences shown in the above table are as follows:

1. Investment securities

The cost basis of certain securities is different under Japanese GAAP and U.S. GAAP due primarily to the following:

•

On October 1, 2005, Mitsubishi Tokyo Financial Group, Inc. (“MTFG”) merged with UFJ Holdings, Inc. (“UFJ Holdings”), with MTFG being the surviving entity, and was renamed “Mitsubishi UFJ Financial Group, Inc.” Under U.S. GAAP, in accordance with Statements of Financial Accounting Standards, or SFAS, No. 141, “Business Combinations” (“SFAS No. 141”), the assets and liabilities of companies acquired in purchase transactions are recorded at fair value at the date of acquisition. Therefore, the new cost basis of investment securities, including available-for-sale and other investment securities, of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. Under Japanese GAAP, the new cost basis was not established for certain investment securities and they were carried over at their historical cost basis.

•

Certain wash sales accounted for as sales under Japanese GAAP did not meet sale accounting criteria under U.S. GAAP. Although such wash sales often resulted in gains under Japanese GAAP, those gains were not recorded under U.S. GAAP and as a result, the cost basis of such investments tended to be lower under U.S. GAAP.

•

U.S. GAAP requires declines in the fair value of securities below their cost basis that are deemed to be other-than-temporary to be recorded in earnings as impairment losses. In determining whether a decline in fair value is other-than-temporary, in addition to the ability and positive intent to hold the investments for a period sufficient to allow for any anticipated recovery in fair value, factors such as the extent of decline in fair value below cost and the length of time that the decline has continued are considered. If a decline in fair value exceeds 20% or a decline in fair value has continued for six months or more, such decline is generally deemed as other-than-temporary. The financial condition and near-term prospects of issuers are also considered, primarily based on the credit standing of the issuers as determined by the credit rating system. These are more strict criteria than Japanese GAAP, although recognition of impairment losses of investment securities is also required under Japanese GAAP when a decline in the market value below the cost is substantial, based on the extent of decline in market value and the credit standing of the issuers.

•

Exchanges of investments as part of business combinations have been accounted for at cost under Japanese GAAP, while U.S. GAAP requires accounting for the transactions at fair value when investments in acquired companies are exchanged for surviving companies in accordance with Emergency Issues Task Force, or EITF, 91-5, “Nonmonetary Exchange of Cost-Method Investments.”

In addition, changes in the fair value of available-for-sale debt securities denominated in foreign currency due to changes in foreign exchange rates are recognized as profits or losses under Japanese GAAP, while they are included in other changes in equity from nonowner sources under U.S. GAAP in accordance with EITF 96-15, “Accounting for the Effects of Changes in Foreign Currency Exchange Rates on Foreign-Currency-Denominated Available-for-Sale Debt Securities.”

2. Loans

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of loans of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. Under Japanese GAAP, the new cost basis was not established and they were recorded at their historical cost basis.

In addition, under U.S. GAAP, loan origination fees, net of certain direct origination costs, are deferred and recognized over the contractual life of the loans, while under Japanese GAAP, they are primarily expensed at the time of origination.

Further, certain transfers of loans accounted for as sales under Japanese GAAP were not accounted for as sales under U.S. GAAP in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125,” which requires more strict criteria for a transfer of loans to qualify as a sale.

3. Allowance for credit losses

Under U.S. GAAP, the credit loss allowance for impaired loans is calculated primarily based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent, in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” Under Japanese GAAP, an allowance is provided for certain types of impaired loans based on historical loss experience for borrowers with equivalent credit quality on a group basis. This difference between U.S. GAAP and Japanese GAAP generally results in a larger amount of allowance for credit losses under U.S. GAAP.

In addition, under U.S. GAAP, any subsequent increases in the expected cash flows from purchased impaired loans from UFJ Holdings were not accounted for as reversals of the allowance for credit losses but rather as adjustments to accretable yields under AICPA Statement of Position (SOP) 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.” Under Japanese GAAP, reversals of the allowance for credit losses on such loans are credited directly to income.

4. Fixed assets

The differences between Japanese GAAP and U.S. GAAP principally consist of (1) Premises and equipment, (2) Real estate sale and lease back, and (3) Land revaluation.

(1) Premises and equipment

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of premises and equipment of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. As part of the new cost basis, depreciation of premises and equipment were adjusted over the remaining useful lives. Under Japanese GAAP, the new cost basis was not established for certain items and they were recorded at their historical cost basis.

In addition, under U.S. GAAP, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is booked at the fair value of the asset surrendered or that of the asset received, and a gain or loss is recognized on the exchange, unless the exchange is not essentially the culmination of an earning process in accordance with All Points Bulletin, or APB, No. 29, “Accounting for Nonmonetary Transactions.” Under Japanese GAAP, the cost of the asset surrendered is assigned to the newly acquired asset in certain types of exchange transactions, resulting in no gain or loss on the nonmonetary exchange.

Further, under U.S. GAAP, in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations,” the present value of expected retirement obligations associated with the restoration of certain leased fixed assets to their original condition and the associated increase in asset retirement costs are recorded as a liability and leasehold improvements respectively in the period in which the obligation is incurred and a reasonable estimate can be made. Under Japanese GAAP, diverse accounting practices have developed for obligations associated with the retirement of tangible long-lived assets. MUFG accounts for such obligations at the time management makes a decision to dismantle or dispose of an asset.

(2) Real estate sale and leaseback

In March 1999, The Bank of Tokyo-Mitsubishi, Ltd. (“Bank of Tokyo-Mitsubishi”) transferred a 50% undivided interest in its head office land and building and in its main office land and buildings to a third-party real estate company and, at the same time, entered into an agreement to lease back a portion of the transferred buildings from the buyer over a period of seven years. In August 2005, Bank of Tokyo-Mitsubishi bought back the 50% undivided interest in these office buildings and land. Also, BTMU entered into sales agreements to sell its buildings and land and, under separate agreements, leased those properties back for their business operations, including bank branches.

BTMU either provided nonrecourse financings to the buyers for the sales proceeds or held the equities of the buyers. This series of transactions has been accounted for as a sale and an operating lease under Japanese GAAP, while it has been accounted for as financing arrangements under U.S. GAAP in accordance with EITF D-24, “Sale-Leaseback Transactions with Continuing Involvement” and/or SFAS No. 98, “Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases,” with sales proceeds recognized as a financing obligation since BTMU was considered to have continuing involvement with the properties. The properties were reported on the consolidated balance sheet and depreciated.

(3) Land revaluation

Under Japanese GAAP, land used for business operations of domestic subsidiaries was revalued as of March 31, 1998 for Bank of Tokyo-Mitsubishi, as of March 31, 2002 for The Mitsubishi Trust and Banking Corporation and as of December 31, 2001 for other domestic subsidiaries of MTFG with the corresponding impact recorded directly in equity as well as related deferred tax assets/liabilities, pursuant to the Law concerning Revaluation of Land. U.S. GAAP does not allow revaluation of operating assets and requires land to be recorded at cost. Accordingly, land held on the revaluation dates are recorded at different values.

5. Pension liability

Under U.S. GAAP , in accordance with SFAS 158, the funded status of defined benefit plans are recognized as assets or liabilities in a consolidated balance sheet and changes in the funded status are recognized through comprehensive income.

Further, net periodic costs, including amortization of unrecognized net obligation at transition and amortization of net actuarial gain or loss, are accounted for differently mainly due to the differences in the adoption dates of the applicable accounting standards and amortization periods.

6. Non-interest-earning deposits made under government-led restructuring program

MUFG made non-interest-earning deposits with funds which were established under a government-led restructuring program for the loans of seven failed housing loan companies in the fiscal year ended March 31, 1997. Under U.S. GAAP, these deposits were discounted to present value at the time of deposit, and subsequently have been accreted with the recognition of the corresponding interest income during the period through the expected maturity date. Under Japanese GAAP, these deposits were booked at amounts of funding without discounting.

7. Derivative financial instruments and hedging activities

MUFG utilizes derivatives to manage its exposures to fluctuations in market factors such as interest rates and foreign exchange rates arising from mismatches in the risk profiles of assets and liabilities. Under U.S. GAAP, most derivatives used by MUFG are accounted for as trading assets or liabilities because they do not qualify for hedge accounting under the criteria prescribed in SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Japanese GAAP permits hedge accounting for certain derivative hedging activities, including portfolio hedges, using less restrictive hedging criteria.

In addition, bifurcation requirements are different between U.S. GAAP and Japanese GAAP. Certain embedded derivatives deemed as “clearly and closely related” to the host contracts under U.S. GAAP are bifurcated from their host contracts under Japanese GAAP when such embedded derivatives are processed separately from the host contracts for internal management purposes.

Further, under U.S. GAAP, net unrealized gains at the inception of derivatives are deferred when the fair values of such derivatives are not based on quoted market prices or assumptions observable in markets in accordance with EITF 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities.” Accordingly, under U.S. GAAP, gains and losses from such contracts are recognized at a later date as compared with Japanese GAAP.

8. Compensated absences

Under U.S. GAAP, in accordance with SFAS No. 43, “Accounting for Compensated Absences,” an employer is required to accrue a liability for employees’ rights to receive compensation for future absences such as unused vacations and holidays when certain conditions are met (for example, unexpired vacation benefits that employees have earned but have not yet taken). Under Japanese GAAP, employers are not required to recognize liabilities for such short-term employee benefits.

9. Deposits

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of deposits of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. Under Japanese GAAP, the new cost basis was not established and they were recorded at their historical cost basis.

10. Long-term debt

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of long-term debt of UFJ Holdings was established and it was recognized at fair value as of October 1, 2005. As part of the new cost basis, amortization of premiums and discounts of the long-term debt are adjusted over the remaining contractual maturity. Under Japanese GAAP, the new cost basis was not established and the long-term debt recorded at its historical cost basis.

11. Consolidation

The scope of consolidation is different under U.S. GAAP and Japanese GAAP primarily because, under U.S. GAAP, the primary beneficiary must consolidate variable interest entities based on variable interests in accordance with FASB Interpretation, or FIN, No. 46(R), “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” which resulted in additional consolidation of certain variable interest entities. Japanese GAAP does not have a concept of variable interest entities.

On the other hand, certain variable interest entities including funding vehicles, which are consolidated under Japanese GAAP due to the majority ownership of the voting rights, are not consolidated under U.S. GAAP because MUFG and its consolidated subsidiaries are not their primary beneficiaries.

The breakdown of the impact of the difference on shareholders’ equity is as follows.

	Consolidation under U.S. GAAP	Deconsolidation under U.S. GAAP	Total
	(in millions)
Investment securities	¥997,904	¥(55,690)	¥942,214
Loans	(3,155,989)	(28,749)	(3,184,738)
Trading account assets	146,479	—	146,479
Short-term borrowings	2,255,131	—	2,255,131
Long-term debt	(220,202)	1,202,487	982,285
Others	(164,488)	8,132	(156,356)

Total	¥(141,165)	¥1,126,180	¥985,015

The breakdown of the impact of the difference on net income is as follows.

	Consolidation under U.S. GAAP	Deconsolidation under U.S. GAAP	Total
	(in millions)
Investment securities	¥10,971	¥(1,574)	¥9,397
Loans	(20,330)	(10,861)	(31,191)
Trading account assets	81,795	—	81,795
Short-term borrowings	1,123	(63,126)	(62,003)
Long-term debt	60,069	121,535	181,604
Others	(37,494)	3,455	(34,039)

Total	¥96,134	¥49,429	¥145,563

12. Goodwill

Under U.S. GAAP, in accordance with SFAS No. 141, the share of net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition. The share of historical cost basis of individual assets and liabilities is adjusted to reflect their fair value. Goodwill is the difference between the purchase price consideration and the share of fair value of the net assets acquired, including any identified intangible assets. Under SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized, but is subject to an annual impairment test at the reporting unit level, and also reviewed more frequently if events or changes in circumstance indicate that the goodwill might be impaired. Under Japanese GAAP, the acquisition of UFJ Holdings has been accounted for by a method similar to pooling-of-interests, and consequently goodwill has not been recognized.

13. Intangible assets

Under U.S. GAAP, in accordance with SFAS No. 141, all identifiable intangible assets acquired in purchase transactions are recorded at fair value at the date of acquisition. Intangible assets with definite useful lives are amortized over their estimated useful life and reviewed for impairment whenever events or changes in circumstance indicate that their carrying amount may not be recoverable. Intangible assets with indefinite useful lives are tested for impairment at least annually, and also reviewed more frequently if events or changes in circumstance indicate that the assets might be impaired. Under Japanese GAAP, intangible assets have not been recognized in connection with the acquisition of UFJ Holdings.

14. Foreign currency translation

Under U.S. GAAP, foreign currency denominated income and expenses are translated into Japanese yen using average rates of exchange for the fiscal period. Under Japanese GAAP, they are translated at the fiscal year-end foreign exchange rates.

Minority Interest

Under U.S. GAAP, the minority interest is included in other liabilities. Under Japanese GAAP, the minority interest is presented as a separate line item of net assets due to changes in relative accounting standards (in relation to the changes, “shareholders equity” was renamed as “net assets”)

The reconciliations of minority interest in shareholders’ equity and net income also include the effects of consolidation and deconsolidation of certain variable interest entities under U.S. GAAP as described in “11. Consolidation” above.

ANNEX B

EXCERPT FROM PRESS RELEASE OF MUFG, DATED NOVEMBER 18, 2008, ANNOUNCING ITS JAPANESE GAAP RESULTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2008

On November 18, 2008, we published our unaudited interim Japanese GAAP financial results for the six months ended September 30, 2008. Accordingly, we set forth in this Annex B a discussion of certain financial information prepared in accordance with Japanese GAAP. Japanese GAAP, however, is significantly different in certain respects from accounting principles generally accepted in other countries, including U.S. GAAP. The differences between Japanese GAAP and U.S. GAAP could result in amounts for certain financial statement line items under U.S. GAAP to differ significantly from the amounts under Japanese GAAP. See “Annex A: Unaudited Reverse Reconciliation of Selected Financial Information.”

*            *            *

(Amounts of less than one million yen are rounded down.)

1. Consolidated Financial Data for the Six Months ended September 30, 2008

(1) Results of Operations

	(% represents the change from the same period in the previous fiscal year)
	Ordinary Income		Ordinary Profits		Net Income
	million yen	%	million yen	%	million yen	%
Six months ended
September 30, 2008	2,925,113	(10.0)	188,117	(62.2)	92,023	(64.2)
September 30, 2007	3,250,225	14.4	497,539	(25.0)	256,721	(49.4)

	Net Income per Common Share	Diluted Net Income per Common Share
	yen	yen
Six months ended
September 30, 2008	8.46	8.42
September 30, 2007	24.76	24.62

(2) Financial Conditions

	Total Assets	Total Net Assets	Net Assets Attributable to MUFG Shareholders to Total Assets(*1)	Total Net Assets per Common Share	Risk-adjusted Capital Ratio(*2)
	million yen	million yen	%	Yen	%
As of
September 30, 2008	194,024,280	9,042,604	3.8	663.09	10.55
March 31, 2008	192,993,179	9,599,708	4.1	727.99	11.19

(Reference) Shareholders’ equity as of September 30, 2008: 7,311,833 million yen;     March 31, 2008: 7,880,829 million yen

(*1)	“Net Assets Attributable to MUFG Shareholders to Total Assets” is computed under the formula shown below:

(Total net assets – Subscription rights to shares – Minority interests) / Total assets

(*2)	“Risk-adjusted Capital Ratio” is computed in accordance with the “Standards for Consolidated Capital Adequacy Ratio of Bank Holding Company under Article 52-25 of the Banking Law” (the Notification of the Financial Services Agency No. 20, 2006).

Risk-adjusted capital ratio as of September 30, 2008 shown above is a preliminary figure.

Mitsubishi UFJ Financial Group, Inc.

2. Dividends on Common Stock

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Fiscal year
ended Mar. 31, 2008	—	7.00	—	7.00	14.00
ending Mar. 31, 2009	—	7.00

(*1)	Please refer to “Dividends on Preferred Stocks” on page B-5 for information with regard to the dividends on stocks other than common stock.
(*2)	Dividend payment date: December 10, 2008

3. Other

(1)	Changes in significant subsidiaries (changes in “Specified Subsidiaries” (Tokutei Kogaisha) accompanying changes in scope of consolidation) during the period:

Newly consolidated: 1 company (MUFG Capital Finance 7 Limited )

(*)	Please refer to 3. Others of “Qualitative Information and Financial Statements” on page B-8.

(2)	Changes in accounting policies, procedures and presentation rules applied in the preparation of the consolidated financial statements:

(A)	There were changes due to revision of accounting standards.

(B)	There were changes due to other reasons.

(*)	Please refer to 3. Others of “Qualitative Information and Financial Statements” on page B-8.

(3)	Number of common shares outstanding at the end of the period

(A) Total shares outstanding including treasury shares:

	Sep. 30, 2008	10,933,679,680	shares	Mar. 31, 2008	10,861,643,790	shares

(B) Treasury shares:

	Sep. 30, 2008	306,433,470	shares	Mar. 31, 2008	504,262,228	shares

(C) Average outstanding shares:
		Six months ended September 30, 2008			10,437,400,501	shares
		Six months ended September 30, 2007			10,208,340,506	shares

Mitsubishi UFJ Financial Group, Inc.

(Reference) Non-consolidated financial data for the fiscal year ended September 30, 2008

1.	Non-consolidated Financial Data for the Six Months Ended September 30, 2008

(1)	Results of Operations

	(% represents the change from the previous fiscal year)
	Operating Income		Operating Profits		Ordinary Profits		Net Income
	million yen	%	million yen	%	million yen	%	million yen	%
Six months ended
September 30, 2008	247,861	25.7	239,882	25.7	231,407	26.5	291,103	176.1
September 30, 2007	197,203	20.5	190,769	20.0	182,975	24.8	105,452	(28.2)

Net Income per Common Share
yen
Six months ended
September 30, 2008	27.39
September 30, 2007	10.00

(2)	Financial Conditions

	Total Assets	Total Net Assets	Net Assets Ratio	Total Net Assets per Common Share
	million yen	million yen	%	yen
As of
September 30, 2008	8,050,502	6,994,971	86.8	632.68
March 31, 2008	7,820,998	6,757,021	86.4	619.11

Shareholders’ equity as of Sep. 30, 2008: 6,991,409 million yen     Mar. 31, 2008: 6,754,613 million yen

Mitsubishi UFJ Financial Group, Inc.

*Notes

1.	MUFG falls under the category of “Specified Business Corporation” (Tokutei Jigyo Gaisya) under Article 17-15-2 of the Cabinet Office Ordinance Concerning Disclosure of Public Companies and accordingly, prepares its interim consolidated financial statements and interim non-consolidated financial statements for the six months ended September 30, 2008.

2.	This financial summary report and the accompanying financial highlights contain forward-looking statements regarding estimations, forecasts, targets and plans in relation to the results of operations, financial conditions and other overall management of the company and/or the group as a whole (the “forward-looking statements”). The forward-looking statements are made based upon, among other things, the company’s current estimations, perceptions and evaluations. In addition, in order for the company to adopt such estimations, forecasts, targets and plans regarding future events, certain assumptions have been made. Accordingly, due to various risks and uncertainties, the statements and assumptions are inherently not guarantees of future performance, may be considered differently from alternative perspectives and may result in material differences from the actual result. For the main factors that may effect the current forecasts, please see Consolidated Summary Report, Annual Securities Report, Disclosure Book, Annual Report, and other current disclosures that the company has announced.

3.	The financial information included in this financial summary report is prepared and presented in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Differences exist between Japanese GAAP and the accounting principles generally accepted in the United States (“U.S. GAAP”) in certain material respects. Such differences have resulted in the past, and are expected to continue to result for this period and future periods, in amounts for certain financial statement line items under U.S. GAAP to differ significantly from the amounts under Japanese GAAP. For example, differences in consolidation basis or accounting for business combinations, including but not limited to amortization and impairment of goodwill, could result in significant differences in our reported financial results between Japanese GAAP and U.S. GAAP. Readers should consult their own professional advisors for an understanding of the differences between Japanese GAAP and U.S. GAAP and how those differences might affect our reported financial results. We will publish our U.S. GAAP financial results in a separate disclosure document when such information becomes available.

Mitsubishi UFJ Financial Group, Inc.

(Dividends on preferred stocks)

Dividends per share relating to preferred stocks are as follows:

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock First Series of Class 3
Fiscal year ended Mar. 31, 2008	—	30.00	—	30.00	60.00
Fiscal year ending Mar. 31, 2009	—	30.00	——	——

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock Class 8
Fiscal year ended Mar. 31, 2008	—	7.95	—	7.95	15.90
Fiscal year ending Mar. 31, 2009	—	——	——	——

(Note) MUFG repurchased Preferred Stock Class 8 in August 2008 and cancelled in September.

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock Class 11
Fiscal year ended Mar. 31, 2008	—	2.65	—	2.65	5.30
Fiscal year ending Mar. 31, 2009	—	2.65	——	——

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock Class 12
Fiscal year ended Mar. 31, 2008	—	5.75	—	5.75	11.50
Fiscal year ending Mar. 31, 2009	—	5.75	——	——

Pursuant to the resolution of the board of directors on October 27, 2008, MUFG issued Preferred Stock First Series of Class 5 on November 17, 2008.

Mitsubishi UFJ Financial Group, Inc.

Qualitative Information and Financial Statements

1. Qualitative information related to the results of operations

With respect to the economic and financial environment for the April-September period of fiscal 2008, the economic slowdown in the United States and Europe became evident, as the intensified financial crisis in the United States triggered by the subprime problem spilled over to Europe. The Asian and emerging economies followed a slowing trend, despite some signs of firmness. Meanwhile, concerns on a global inflation persisted due to rising prices of energy and raw materials. In Japan, the economy was underpinned by its exports to emerging countries, but corporate performance remained sluggish, reflecting the economic slowdown in the United States and Europe and rising prices of fuels and raw materials. Private consumption also remained stagnant due to inflation and a weakness in wages. Consumer prices increased their rate of growth due to rising prices of crude oil and food.

In the financial environment, the U.S. federal funds target rate was lowered to 2 percent in response to the subprime problem, and in the Euro zone, the European Central Bank kept its key interest rate unchanged after raising it to 4.25 percent in summer in order to curb inflation. The Bank of Japan left the uncollateralized overnight call rate target intact at 0.5 percent, but upward pressure on Japan’s short-term interest rates persisted on the back of the financial market turmoil in the United States and Europe. Long-term interest rates temporarily surged toward the middle of June in reaction to the rapid rise in interest rates in the United States and Europe, but followed a downward trend due to the accelerating “flight to quality” stemming from the intensified financial crisis in the United States thereafter. In the foreign exchange market, the yen fluctuated in the 100 yen range against the dollar, amid growing concerns over an economic slowdown in the United States and Japan.

Under such business environment, consolidated gross profits for the six months ended September 30, 2008 decreased by 100.3 billion yen from the previous interim period to 1,696.5 billion yen. This was mainly due to a decrease of a fees from derivative transactions and net fees and commissions such as investment trust related businesses, insurance businesses, securities businesses and real estate businesses, even though net interest income remain unchanged. Net business profits before credit costs for trust accounts and provision for general allowance for credit losses for the six months ended September 30, 2008 decreased by 111.6 billion yen from the previous interim period to 623.8 billion yen, because general and administrative expenses increased by 11.2 billion yen due to an increase of expenses relating to systems integration.

In addition, consolidated net income for the six months ended September 30, 2008 was 92.0 billion yen, a decrease of 164.6 billion yen compared with the previous interim period. Because total credit costs increased by 67.4 billion yen compared with the previous interim period due to credit rating changes which reflected a domestic and overseas economic slowdown and deterioration of corporate performance, and net gains (losses) on equity securities decrease by 129.7 billion yen compared with the previous interim period due to an occurrence of losses on write-down of equity securities by 145.2 billion yen.

Mitsubishi UFJ Financial Group, Inc.

	(in billions of Japanese yen)
	For the six months Ended September 30, 2008	For the six months Ended September 30, 2007	Increase (Decrease)
Gross Profits before credit costs for trust accounts	1,696.5	1,796.8	(100.3)
General and administrative expenses	1,072.7	1,061.4	11.2

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	623.8	735.4	(111.6)

Credit costs	(334.9)	(267.4)	(67.4)
Net gains (losses) on equity securities	(75.2)	54.4	(129.7)
Other non-recurring gains (losses)	(25.4)	(24.8)	(0.6)

Ordinary profits	188.1	497.5	(309.4)

Net income	92.0	256.7	(164.6)

2. Qualitative information related to the financial conditions

Total assets as of September 30, 2008 increased by 1,031.1 billion yen from March 31, 2008 to 194,024.2 billion yen, and total net assets as of September 30, 2008 decreased by 557.1 billion yen from March 31, 2008 to 9,042.6 billion yen. The decrease in total net assets reflected a decrease of total valuation and translation adjustments by 766.6 billion yen, which are mainly due to a decrease of net unrealized gains (losses) on other securities reflecting a deterioration of stock prices in domestic stock markets, even though total shareholder’s equity increased by 197.6 billion yen due to a decrease of treasury stock with a share exchange of our stock and a Mitsubishi UFJ NICOS Co., Ltd.’s stock .

With regards to major items of assets, securities as of September 30, 2008 decreased by 2,180.3 billion yen from March 31, 2008 to 38,671.3 billion yen, and loans and bills discounted as of September 30, 2008 increased by 1,906.3 billion yen from March 31, 2008 to 90,445.1 billion yen. With regards to major items of liabilities, deposits as of September 30, 2008 decreased by 1,508.9 billion yen from March 31, 2008 to 119,798.3 billion yen.

MUFG’s consolidated risk-adjusted capital ratio based on the Basel 2 Standards as of September 30, 2008 was 10.55% (Preliminary basis), a decrease of 0.64 percentage points from March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

3. Others

(1)	Changes in significant subsidiaries (changes in “Specified Subsidiaries” (Tokutei Kogaisha) accompanying changes in scope of consolidation) during the period:

The following Specified Subsidiary was newly consolidated during the period.

Name	Location	Stated Capital	Primary Business	Ownership

MUFG Capital Finance 7 Limited	Grand Cayman, Cayman Islands	222,000 million yen	Finance	100%

This Specified Subsidiary is an overseas special purpose company established for issuance of non-dilutive preferred securities.

(2)	Changes in accounting policies, procedures and presentation rules applied in the preparation of the interim consolidated financial statements

	The Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

The “Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements” (ASBJ PITF No.18, May 17, 2006) is applicable to fiscal years beginning on or after April 1, 2008, and MUFG has adopted this practical solution starting in this fiscal period. The adoption of the practical solution resulted in a 7,218 million yen increase in each of ordinary profits and income before income taxes and others for the six months ended September 30, 2008.

(Additional information)

Net actuarial loss (gain) not recognized as net periodic cost of retirement benefits, which is recorded on the financial statements of foreign subsidiaries under US GAAP in accordance with “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (FASB Statement No.158) and which was previously deducted from net assets and allocated to “Other assets” or “Reserve for retirement benefits” in the consolidation process, is recorded separately, net of related tax effects and minority interests portion, as “Pension liability adjustments of subsidiaries preparing financial statements under US GAAP”, under valuation and translation adjustments in net assets. This change resulted in a 21,136 million yen decrease in “Other assets”, a 9,620 million yen increase in “Reserve for retirement benefits”, a 11,814 million yen decrease in “Deferred tax assets” and a 6,573 million yen decrease in “Minority interests”.

Mitsubishi UFJ Financial Group, Inc.

‚	The “Accounting Standard for Lease Transactions”

Finance leases other than those that were deemed to transfer the ownership of leased property to the lessees have previously been accounted for in a similar manner to operating leases. However, the “Accounting Standard for Lease Transactions” (ASBJ Statement No.13, March 30, 2007) and the “Implementation Guidance on the Accounting Standard for Lease Transactions” (ASBJ Guidance No.16, March 30, 2007) became applicable to fiscal years beginning on or after April 1, 2008, and MUFG adopted this accounting standard and practical guideline starting in this fiscal period.

(As lessees)

Domestic consolidated subsidiaries’ finance leases other than those that are deemed to transfer the ownership of leased property to the lessees, which commenced in fiscal years beginning prior to April 1, 2008, are accounted for in a similar way to operating leases. Finance leases other than those that are deemed to transfer the ownership of leased property to the lessees, which commenced in fiscal years beginning on or after April 1, 2008, are accounted for in a similar way to purchases and depreciation for lease assets is computed under the straight-line method over the lease term with zero residual value unless residual value is guaranteed by the corresponding lease contracts. The adoption of the new standard did not have a material impact on the interim consolidated statement of income.

(As lessors)

Finance leases other than those that are deemed to transfer the ownership of leased property to the lessees are accounted for in a similar way to sales and income and expenses related to such leases are recognized by allocating interest equivalents to applicable fiscal periods instead of recording sales and costs of goods sold. The adoption of the new standard resulted in a 58,083 million yen decrease in “Ordinary income” (including a 4,266 million yen increase in “Interest income” and a 62,349 million yen decrease in “Other ordinary income”), a 58,295 million yen decrease in “Ordinary expenses” (including a 56,376 million yen decrease in “Other ordinary expenses”), a 212 million yen increase in “Ordinary profits”, a 6,107 million yen increase in “Extraordinary gains” and a 6,319 million yen increase in “Income before income taxes and others” for the six months ended September 30, 2008.

Mitsubishi UFJ Financial Group, Inc.

ƒ	Net presentation of derivative instruments subject to master netting agreements

Beginning in this fiscal period, MUFG has started to record in its financial statements, on a gross basis, the fair value amounts recognized for derivative instruments executed with the same counterparty as assets and liabilities, which were previously netted out if there was a legally valid master netting agreement between the two parties.

MUFG examined its relevant accounting presentation practice from a viewpoint of best financial disclosure practice relating to credit risk and determined that its financial statements under Japanese GAAP should be prepared without offsetting derivative assets and liabilities because the amounts of cash collateral received or payable for derivative transactions have recently been increasing and, as a result, it is no longer sufficiently reasonable to offset only the fair value amounts recognized as assets and liabilities for derivative instruments.

This change resulted in a 3,336,769 million yen increase in “Trading assets”, a 3,384,170 million yen increase in “Trading liabilities”, a 1,141,588 million yen increase in “Other assets” and a 1,094,188 million yen increase in “Other liabilities” as of September 30, 2008.

„	Evaluation of securities

(Additional information)

Floating-rate Japanese government bonds which are included “Securities” have preciously been evaluated based on market values. The domestic consolidated banking subsidiary has examined its accounting treatment for Floating-rate Japanese government bonds in accordance with the “Practical Solution on Measurement of Fair Value of Financial Assets” (ASBJ PITF No.25, October 28, 2008) and determined that market values at the end of the interim period cannot be deemed as fair values and evaluates its Floating-rate Japanese government bonds based on reasonably estimated amounts starting in this fiscal period.

This change resulted in a 122,235 million yen increase in “Securities”, a 41,083 million yen decrease in “Deferred tax assets” and a 81,152 million yen increase in “Net unrealized gains (losses) on other securities”.

Mitsubishi UFJ Financial Group, Inc.

4. Consolidated Financial Statements

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	10,148,110	10,281,603
Call loans and bills bought	1,058,103	1,293,705
Receivables under resale agreements	3,262,183	7,099,711
Receivables under securities borrowing transactions	6,243,090	8,240,482
Monetary claims bought	4,226,743	4,593,198
Trading assets	17,637,010	11,898,762
Money held in trust	383,278	401,448
Securities	38,671,375	40,851,677
Allowance for losses on securities	(36,702)	(30,166)
Loans and bills discounted	90,445,118	88,538,810
Foreign exchanges	1,671,474	1,241,656
Other assets	6,989,674	5,666,981
Tangible fixed assets	1,277,575	1,594,214
Intangible fixed assets	914,401	975,043
Deferred tax assets	1,171,485	773,688
Customers’ liabilities for acceptances and guarantees	11,067,649	10,652,865
Allowance for credit losses	(1,106,293)	(1,080,502)

Total assets	194,024,280	192,993,179

Liabilities:
Deposits	119,798,396	121,307,300
Negotiable certificates of deposit	7,827,311	7,319,321
Call money and bills sold	3,007,407	2,286,382
Payables under repurchase agreements	8,677,843	10,490,735
Payables under securities lending transactions	4,266,088	5,897,051
Commercial papers	173,685	349,355
Trading liabilities	8,354,355	5,944,552
Borrowed money	5,400,785	5,050,000
Foreign exchanges	977,280	972,113
Short-term bonds payable	457,683	417,200
Bonds payable	6,289,553	6,285,566
Due to trust accounts	1,338,192	1,462,822
Other liabilities	6,898,069	4,388,814
Reserve for bonuses	47,839	49,798
Reserve for bonuses to directors	425	434
Reserve for retirement benefits	62,010	64,771
Reserve for retirement benefits to directors	1,682	2,100
Reserve for loyalty award credits	10,124	8,079
Reserve for contingent losses	83,999	133,110
Reserve for losses relating to business restructuring	2,971	22,865
Reserves under special laws	3,335	4,639
Deferred tax liabilities	37,730	84,185
Deferred tax liabilities for land revaluation	197,252	199,402
Acceptances and guarantees	11,067,649	10,652,865

Total liabilities	184,981,676	183,393,470

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Net assets:
Capital stock	1,383,052	1,383,052
Capital surplus	1,777,860	1,865,696
Retained earnings	4,591,845	4,592,960
Treasury stock	(439,375)	(726,001)
Total shareholders’ equity	7,313,383	7,115,707
Net unrealized gains (losses) on other securities	(39,243)	595,352
Net deferred gains (losses) on hedging instruments	2,745	79,043
Land revaluation excess	143,647	143,292
Foreign currency translation adjustments	(96,306)	(52,566)
Pension liability adjustments of subsidiaries preparing financial statements under US GAAP	(12,392)	—
Total valuation and translation adjustments	(1,549)	765,121
Subscription rights to shares	3,674	2,509
Minority interests	1,727,096	1,716,370

Total net assets	9,042,604	9,599,708

Total liabilities and net assets	194,024,280	192,993,179

Mitsubishi UFJ Financial Group, Inc.

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	3,250,225	2,925,113
Interest income	1,989,587	1,842,261
(Interest on loans and bills discounted)	1,161,579	1,134,155
(Interest and dividends on securities)	431,656	356,656
Trust fees	78,972	67,097
Fees and commissions	638,809	592,473
Trading income	189,126	126,317
Other business income	109,474	174,846
Other ordinary income	244,254	122,116

Ordinary expenses	2,752,685	2,736,996
Interest expenses	1,024,054	872,046
(Interest on deposits)	458,821	374,699
Fees and commissions	91,610	87,443
Trading expenses	—	1,191
Other business expenses	94,699	146,147
General and administrative expenses	1,077,126	1,084,363
Other ordinary expenses	465,195	545,803

Ordinary profits	497,539	188,117

Extraordinary gains	31,212	61,417
Gains on disposition of fixed assets	3,900	6,718
Gains on loans written-off	20,326	14,388
Reversal of reserve for contingent liabilities from financial instruments transactions	—	1,308
Gains on changes in subsidiaries’ equity	6,985	—
Gains on sales of equity securities of subsidiaries	—	32,814
Impact upon the adoption of the Accounting standard for lease transactions	—	6,186
Extraordinary losses	79,028	60,787
Losses on disposition of fixed assets	7,589	8,511
Losses on impairment of fixed assets	11,421	4,879
Provision for reserve for contingent liabilities from financial instruments transactions	413	—
Provision for reserve for losses relating to business restructuring	59,603	197
Expenses relating to systems integration	—	47,198

Income before income taxes and others	449,723	188,747

Income taxes—current	65,510	47,772
Income taxes—deferred	127,914	(168)
Total taxes	—	47,604
Minority interests	(421)	49,120

Net income	256,721	92,023

Mitsubishi UFJ Financial Group, Inc.

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	1,383,052	1,383,052

Balance at the end of the period	1,383,052	1,383,052

Capital surplus
Balance at the beginning of the period	1,916,300	1,865,696
Changes during the period
Disposition of treasury stock	(50,382)	(87,835)

Total changes during the period	(50,382)	(87,835)

Balance at the end of the period	1,865,918	1,777,860

Retained earnings
Balance at the beginning of the period	4,102,199	4,592,960
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)
Net income	256,721	92,023
Reversal of land revaluation excess	836	(353)
Increase in companies accounted for under the equity method	—	5,763
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	183,851	(1,114)

Balance at the end of the period	4,286,051	4,591,845

Treasury stock
Balance at the beginning of the period	(1,001,470)	(726,001)
Changes during the period
Acquisition of treasury stock	(2,315)	(732)
Disposition of treasury stock	427,366	287,358

Total changes during the period	425,050	286,626

Balance at the end of the period	(576,420)	(439,375)

Total shareholders’ equity
Balance at the beginning of the period	6,400,081	7,115,707
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)
Net income	256,721	92,023
Acquisition of treasury stock	(2,315)	(732)
Disposition of treasury stock	376,984	199,522
Reversal of land revaluation excess	836	(353)
Increase in companies accounted for under the equity method	—	5,763
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	558,519	197,675

Balance at the end of the period	6,958,601	7,313,383

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	2,054,813	595,352
Changes during the period
Net changes in items other than shareholders’ equity	(251,395)	(634,596)

Total changes during the period	(251,395)	(634,596)

Balance at the end of the period	1,803,418	(39,243)

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(56,429)	79,043
Changes during the period
Net changes in items other than shareholders’ equity	(3,678)	(76,297)

Total changes during the period	(3,678)	(76,297)

Balance at the end of the period	(60,107)	2,745

Land revaluation excess
Balance at the beginning of the period	148,281	143,292
Changes during the period
Net changes in items other than shareholders’ equity	(782)	355

Total changes during the period	(782)	355

Balance at the end of the period	147,499	143,647

Foreign currency translation adjustments
Balance at the beginning of the period	(26,483)	(52,566)
Changes during the period
Net changes in items other than shareholders’ equity	36,287	(43,740)

Total changes during the period	36,287	(43,740)

Balance at the end of the period	9,804	(96,306)

Pension liability adjustments of subsidiaries preparing financial statements under US GAAP
Balance at the beginning of the period	—	—
Changes during the period
Net changes in items other than shareholders’ equity	—	(12,392)

Total changes during the period	—	(12,392)

Balance at the end of the period	—	(12,392)

Total valuation and translation adjustments
Balance at the beginning of the period	2,120,183	765,121
Changes during the period
Net changes in items other than shareholders’ equity	(219,568)	(766,671)

Total changes during the period	(219,568)	(766,671)

Balance at the end of the period	1,900,614	(1,549)

Subscription rights to shares
Balance at the beginning of the period	0	2,509
Changes during the period
Net changes in items other than shareholders’ equity	87	1,165

Total changes during the period	87	1,165

Balance at the end of the period	87	3,674

Minority interests
Balance at the beginning of the period	2,003,434	1,716,370
Changes during the period
Net changes in items other than shareholders’ equity	(288,302)	10,725

Total changes during the period	(288,302)	10,725

Balance at the end of the period	1,715,132	1,727,096

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Total net assets
Balance at the beginning of the period	10,523,700	9,599,708
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)
Net income	256,721	92,023
Acquisition of treasury stock	(2,315)	(732)
Disposition of treasury stock	376,984	199,522
Reversal of land revaluation excess	836	(353)
Increase in companies accounted for under the equity method	—	5,763
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)
Net changes in items other than shareholders’ equity	(507,783)	(754,780)

Total changes during the period	50,736	(557,104)

Balance at the end of the period	10,574,436	9,042,604

Mitsubishi UFJ Financial Group, Inc.

(4) Notes on Going-Concern Assumption

Not applicable

Mitsubishi UFJ Financial Group, Inc.

5. Non-consolidated Financial Statements

(1) Non-consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Current assets
Cash and due from banks	6,650	8,539
Investment securities	93,700	41,600
Accounts receivable	50,756	109,108
Other current assets	30,465	2,126
Total current assets	181,572	161,375
Fixed assets
Tangible fixed assets	234	223
Intangible fixed assets	998	976
Investments and other fixed assets	7,867,696	7,658,423
Investments in subsidiaries and affiliates	7,869,281	7,661,510
Allowance for losses on investments	(1,733)	(3,087)
Other	148	—
Total fixed assets	7,868,929	7,659,623

Total assets	8,050,502	7,820,998

Liabilities:
Current liabilities
Short-term borrowings	28,600	174,000
Current portion of long-term borrowings	—	3,700
Current portion of bonds payable	120,000	220,000
Lease obligation	8	—
Accounts payable	1,656	985
Income taxes payable	23	4
Reserve for bonuses	328	375
Other current liabilities	2,188	1,389
Total current liabilities	152,805	400,455
Fixed liabilities
Bonds payable	330,000	330,000
Long-term borrowings	567,731	328,845
Lease obligation	35	—
Other	4,958	4,676
Total fixed liabilities	902,725	663,521

Total liabilities	1,055,530	1,063,977

Net assets:
Shareholders’ equity
Capital stock	1,383,052	1,383,052
Capital surplus
Capital reserve	1,383,070	1,383,070
Other capital surplus	2,110,019	2,497,841
Total capital surplus	3,493,089	3,880,912
Retained earnings
Other retained earnings
Voluntary reserve	150,000	150,000
Unappropriated retained earnings	2,280,463	2,065,219
Total retained earnings	2,430,463	2,215,219
Treasury stock	(315,196)	(724,571)
Total shareholders’ equity	6,991,409	6,754,613
Subscription rights to shares	3,562	2,408

Total net assets	6,994,971	6,757,021

Total liabilities and net assets	8,050,502	7,820,998

Mitsubishi UFJ Financial Group, Inc.

(2) Non-consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Operating income	197,203	247,861
Operating expenses	6,433	7,979

Operating profits	190,769	239,882

Non-operating income	284	432
Non-operating expenses	8,078	8,907

Ordinary profits	182,975	231,407

Extraordinary gains	4,051	32,487
Extraordinary losses	85,516	—

Income before income taxes	101,511	263,895

Income taxes—current	1	142
Income taxes—deferred	(3,943)	(27,350)

Total income taxes	(3,941)	(27,208)

Net income	105,452	291,103

Mitsubishi UFJ Financial Group, Inc.

(3) Non-consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	1,383,052	1,383,052

Balance at the end of the period	1,383,052	1,383,052

Capital surplus
Capital reserve
Balance at the beginning of the period	1,383,070	1,383,070

Balance at the end of the period	1,383,070	1,383,070

Other capital surplus
Balance at the beginning of the period	2,549,056	2,497,841
Changes during the period
Disposition of treasury stock	(182)	(262)
Increase by share exchange	(50,985)	(387,560)

Total changes during the period	(51,167)	(387,822)

Balance at the end of the period	2,497,889	2,110,019

Retained earnings
Other retained earnings
Voluntary reserve
Balance at the beginning of the period	150,000	150,000

Balance at the end of the period	150,000	150,000

Unappropriated retained earnings
Balance at the beginning of the period	1,789,675	2,065,219
Changes during the period
Dividends from retained earnings	(64,593)	(75,859)
Net income	105,452	291,103

Total changes during the period	40,859	215,243

Balance at the end of the period	1,830,534	2,280,463

Treasury stock
Balance at the beginning of the period	(1,000,728)	(724,571)
Changes during the period
Acquisition of treasury stock	(1,225)	(239,530)
Disposition of treasury stock	854	648,905
Increase by share exchange	426,511	—

Total changes during the period	426,140	409,375

Balance at the end of the period	(574,587)	(315,196)

Total shareholders’ equity
Balance at the beginning of the period	6,254,125	6,754,613
Changes during the period
Dividends from retained earnings	(64,593)	(75,859)
Net income	105,452	291,103
Acquisition of treasury stock	(1,225)	(239,530)
Disposition of treasury stock	672	648,642
Increase by share exchange	375,526	(387,560)

Total changes during the period	415,832	236,796

Balance at the end of the period	6,669,958	6,991,409

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Subscription rights to shares
Balance at the beginning of the period	—	2,408
Changes during the period
Net changes of items other than shareholders’ equity	—	1,154

Total changes during the period	—	1,154

Balance at the end of the period	—	3,562

Total net assets
Balance at the beginning of the period	6,254,125	6,757,021
Changes during the period
Dividends from retained earnings	(64,593)	(75,859)
Net income	105,452	291,103
Acquisition of treasury stock	(1,225)	(239,530)
Disposition of treasury stock	672	648,642
Increase by share exchange	375,526	(387,560)
Net changes of items other than shareholders’ equity	—	1,154

Total changes during the period	415,832	237,950

Balance at the end of the period	6,669,958	6,994,971

Mitsubishi UFJ Financial Group, Inc.

(4) Notes on Going-Concern Assumption

Not applicable

Selected Financial Information

under Japanese GAAP

For the Six Months Ended September 30, 2008

Mitsubishi UFJ Financial Group, Inc.

[Contents]

1. Financial Results	B-25
[ MUFG Consolidated ]*1[ BTMU and MUTB Combined ]*2*3*4
[ BTMU Consolidated ][ BTMU Non-consolidated ]
[ MUTB Consolidated ][ MUTB Non-consolidated ]

2. Average Interest Rate Spread	B-35
[ BTMU Non-consolidated ][ MUTB Non-consolidated ][ BTMU and MUTB Combined ]

3. Notional Principal by the Remaining Life of the Interest Rate Swaps for Hedge-Accounting	B-37
[ MUFG Consolidated ][ BTMU Consolidated ][ MUTB Consolidated ]

4. Securities	B-38
[ MUFG Consolidated ][ BTMU Non-consolidated ][ MUTB Non-consolidated ]

5. Return on Equity	B-41
[ MUFG Consolidated ]

6. Risk-Adjusted Capital Ratio Based on the Basel 2 Standards	B-42
[ MUFG Consolidated ][ BTMU Consolidated ][ MUTB Consolidated ]

7. Risk-Monitored Loans	B-44
[ MUFG Consolidated ][ BTMU Non-consolidated ]
[ MUTB Non-consolidated ][ MUTB Non-consolidated : Trust Accounts ]

8. Non Performing Loans Based on the Financial Reconstruction Law (the “FRL”)	B-50
[ BTMU and MUTB Combined including Trust Accounts ][ BTMU Non-consolidated ]
[ MUTB Non-consolidated ][ MUTB Non-consolidated : Trust Accounts ]

9. Progress in Disposition of Problem Assets	B-54
[ BTMU, MUTB and MUSP Combined including Trust Accounts ]*5
[ BTMU and MUSP Combined ][ MUTB Non-consolidated including Trust Accounts ]

10. Loans Classified by Type of Industry, Domestic Consumer Loans, Domestic Loans to Small / Medium-Sized Companies and Proprietors	B-60
[ BTMU and MUTB Combined including Trust Accounts ][ BTMU Non-consolidated ]
[ MUTB Non-consolidated ][ MUTB Non-consolidated : Trust Accounts ]

11. Overseas Loans	B-66
[ BTMU and MUTB Combined]

12. Loans and Deposits	B-67
[ BTMU and MUTB Combined ][ BTMU Non-consolidated ][ MUTB Non-consolidated ]

13. Domestic Deposits	B-68
[ BTMU and MUTB Combined ][ BTMU Non-consolidated ][ MUTB Non-consolidated ]

14. Status of Deferred Tax Assets	B-69
[ BTMU Non-consolidated ][ MUTB Non-consolidated ]

(References)

1. Exposure to Securitized Products and Related Investments and GSE Related Investments	B-73

2. Financial Statements	B-76
[ BTMU Consolidated ][ BTMU Non-consolidated ]
[ MUTB Consolidated ][ MUTB Non-consolidated ]

(*1) “MUFG” means Mitsubishi UFJ Financial Group, Inc.

(*2) “BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

(*3) “MUTB” means Mitsubishi UFJ Trust and Banking Corporation.

(*4) “BTMU and MUTB Combined” means simple sum of “BTMU” and “MUTB” without consolidation processes.

(*5) “MUSP” means MU Strategic Partner, Co., Ltd.

Mitsubishi UFJ Financial Group, Inc.

1. Financial Results

MUFG Consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	1,696,540	1,796,866	(100,326)
(Gross profits before credit costs for trust accounts)	1,696,549	1,796,899	(100,349)

Net interest income	970,586	966,792	3,793
Trust fees	67,097	78,972	(11,875)
Credit costs for trust accounts (1)	(9)	(32)	23
Net fees and commissions	505,030	547,199	(42,168)
Net trading profits	125,126	189,126	(64,000)
Net other business profits	28,699	14,775	13,924
Net gains (losses) on debt securities	11,333	(10,922)	22,256

General and administrative expenses	1,072,728	1,061,473	11,255

Amortization of goodwill	9,727	5,525	4,202

Net business profits before credit costs for trust accounts, provision for general allowance for credit losses and amortization of goodwill	633,548	740,951	(107,403)

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	623,820	735,425	(111,605)

Provision for general allowance for credit losses (2)	11,001	(1,946)	12,947

Net business profits*	634,812	733,446	(98,634)

Net non-recurring gains (losses)	(446,695)	(235,907)	(210,788)

Credit costs (3)	(345,939)	(265,509)	(80,430)
Losses on loan write-offs	(163,052)	(87,010)	(76,041)
Provision for specific allowance for credit losses	(181,639)	(161,790)	(19,849)
Other credit costs	(1,247)	(16,708)	15,460
Net gains (losses) on equity securities	(75,286)	54,414	(129,701)
Gains on sales of equity securities	71,840	105,818	(33,977)
Losses on sales of equity securities	(1,850)	(6,392)	4,541
Losses on write-down of equity securities	(145,276)	(45,010)	(100,265)
Profits (losses) from investments in affiliates	1,495	8,667	(7,171)
Other non-recurring gains (losses)	(26,965)	(33,480)	6,514

Ordinary profits	188,117	497,539	(309,422)

Net extraordinary gains (losses)	629	(47,815)	48,445

Gains on loans written-off (4)	14,388	20,326	(5,937)
Gains on sales of equity securities of subsidiaries	32,814	—	32,814
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(4,879)	(11,421)	6,541
Provision for reserve for losses relating to business restructuring	(197)	(59,603)	59,406

Income before income taxes and others	188,747	449,723	(260,976)

Income taxes—current	47,772	65,510	(17,737)

Income taxes—deferred	(168)	127,914	(128,082)

Minority interests	49,120	(421)	49,542

Net income	92,023	256,721	(164,697)

Note:

*	Net business profits = Banking subsidiaries’ net business profits + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for general allowance for credit losses - Amortization of goodwill - Inter-company transactions

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)+(3)	(334,947)	(267,488)	(67,458)

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)	(320,558)	(247,161)	(73,396)

Number of consolidated subsidiaries	246	252	(6)

Number of affiliated companies accounted for under the equity method	61	44	17

Mitsubishi UFJ Financial Group, Inc.

BTMU and MUTB Combined

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	1,101,436	1,155,827	(54,391)
(Gross profits before credit costs for trust accounts)	1,101,445	1,155,859	(54,414)
Net interest income	745,293	722,540	22,752
Trust fees	51,281	59,651	(8,369)
Credit costs for trust accounts (1)	(9)	(32)	23
Net fees and commissions	240,420	260,253	(19,833)
Net trading profits	45,636	100,383	(54,746)
Net other business profits	18,804	12,998	5,805
Net gains (losses) on debt securities	15,200	(13,151)	28,352

General and administrative expenses	663,317	651,072	12,245

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	438,127	504,787	(66,659)

Provision for general allowance for credit losses (2)	16,820	7,236	9,583

Net business profits	454,938	511,991	(57,052)

Net non-recurring gains (losses)	(363,547)	(142,035)	(221,511)

Credit costs (3)	(259,070)	(164,224)	(94,846)
Losses on loan write-offs	(149,268)	(72,641)	(76,627)
Provision for specific allowance for credit losses	(103,373)	(83,714)	(19,658)
Other credit costs	(6,429)	(7,869)	1,439
Net gains (losses) on equity securities	(78,852)	30,695	(109,548)
Gains on sales of equity securities	62,618	84,664	(22,046)
Losses on sales of equity securities	(1,107)	(5,533)	4,426
Losses on write-down of equity securities	(140,363)	(48,434)	(91,929)
Other non-recurring gains (losses)	(25,623)	(8,506)	(17,116)

Ordinary profits	91,391	369,955	(278,563)

Net extraordinary gains (losses)	9,327	24,583	(15,256)

Gains on loans written-off (4)	12,024	18,066	(6,042)
Reversal of allowance for losses on investments	23	16,019	(15,996)
Reversal of reserve for contingent losses included in credit costs (5)	—	597	(597)
Gains on sales of equity securities of MUFG	53,676	—	53,676
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(2,752)	(8,249)	5,497

Income before income taxes	100,718	394,539	(293,820)

Income taxes—current	7,915	17,804	(9,888)

Income taxes—deferred	35,842	127,949	(92,107)

Net income	56,960	248,784	(191,823)

(Reference)
Total credit costs (1)+(2)+(3)+(5)	(242,259)	(156,423)	(85,836)

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)+(5)	(230,235)	(138,357)	(91,878)

Mitsubishi UFJ Financial Group, Inc.

BTMU Consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	1,295,837	1,385,704	(89,867)

Net interest income	886,603	867,676	18,927
Trust fees	9,964	12,893	(2,928)
Net fees and commissions	318,882	372,603	(53,720)
Net trading profits	50,748	99,919	(49,170)
Net other business profits	29,637	32,611	(2,974)
Net gains (losses) on debt securities	4,773	4,639	133

General and administrative expenses	772,151	814,165	(42,014)

Amortization of goodwill	3,062	1,404	1,657

Net business profits before provision for general allowance for credit losses and amortization of goodwill	526,747	572,942	(46,194)

Net business profits before provision for general allowance for credit losses	523,685	571,538	(47,852)

Provision for general allowance for credit losses (1)	(558)	(792)	234

Net business profits*	523,127	570,745	(47,618)

Net non-recurring gains (losses)	(387,994)	(245,126)	(142,868)

Credit costs (2)	(315,683)	(254,811)	(60,872)
Losses on loan write-offs	(157,232)	(85,709)	(71,522)
Provision for specific allowance for credit losses	(154,897)	(150,640)	(4,257)
Other credit costs	(3,553)	(18,461)	14,908
Net gains (losses) on equity securities	(57,118)	41,168	(98,286)
Gains on sales of equity securities	65,451	85,101	(19,649)
Losses on sales of equity securities	(1,510)	(6,861)	5,350
Losses on write-down of equity securities	(121,059)	(37,071)	(83,987)
Profits (losses) from investments in affiliates	2,328	5,027	(2,698)
Other non-recurring gains (losses)	(17,521)	(36,510)	18,989

Ordinary profits	135,132	325,618	(190,486)

Net extraordinary gains (losses)	138,415	(43,242)	181,658

Gains on loans written-off (3)	12,185	16,898	(4,712)
Gains on sales of equity securities of MUFG	172,096	—	172,096
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(1,583)	(10,119)	8,535
Provision for reserve for losses relating to business restructuring	—	(59,603)	59,603

Income before income taxes and others	273,547	282,375	(8,828)

Income taxes—current	37,166	41,997	(4,830)

Income taxes—deferred	14,409	92,455	(78,046)

Minority interests	46,829	(16,217)	63,047

Net income	175,142	164,140	11,001

Note:

*	Net business profits = Net business profits of BTMU + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for general allowance for credit losses - Amortization of goodwill - Inter-company transactions.

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)	(316,242)	(255,604)	(60,637)

Total credit costs + Gains on loans written-off (1)+(2)+(3)	(304,056)	(238,706)	(65,350)

Number of consolidated subsidiaries	159	174	(15)

Number of affiliated companies accounted for under the equity method	47	49	(2)

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	923,036	940,350	(17,313)

Domestic gross profits	675,142	692,409	(17,267)
Net interest income	527,314	532,006	(4,692)
Net fees and commissions	132,915	148,587	(15,672)
Net trading profits	20,049	12,981	7,068
Net other business profits	(5,137)	(1,165)	(3,971)
Net gains (losses) on debt securities	7,962	11,340	(3,377)

Non-domestic gross profits	247,894	247,941	(46)
Net interest income	137,323	84,380	52,942
Net fees and commissions	59,807	48,298	11,508
Net trading profits	28,097	85,315	(57,217)
Net other business profits	22,666	29,945	(7,279)
Net gains (losses) on debt securities	341	(8,541)	8,882

General and administrative expenses	563,499	551,193	12,305

Personnel expenses	193,473	190,223	3,249
Non-personnel expenses	334,415	330,444	3,970
Taxes	35,610	30,525	5,085

Net business profits before provision for general allowance for credit losses	359,537	389,156	(29,619)

Provision for general allowance for credit losses (1)	18,085	8,534	9,551

Net business profits	377,622	397,690	(20,068)

Net non-recurring gains (losses)	(339,730)	(125,507)	(214,222)

Credit costs (2)	(256,747)	(153,237)	(103,509)
Losses on loan write-offs	(147,082)	(71,454)	(75,628)
Provision for specific allowance for credit losses	(103,026)	(72,770)	(30,255)
Other credit costs	(6,638)	(9,012)	2,374
Net gains (losses) on equity securities	(62,349)	35,646	(97,995)
Gains on sales of equity securities	59,148	76,556	(17,407)
Losses on sales of equity securities	(814)	(5,060)	4,246
Losses on write-down of equity securities	(120,683)	(35,849)	(84,834)
Other non-recurring gains (losses)	(20,633)	(7,916)	(12,717)

Ordinary profits	37,892	272,183	(234,290)

Net extraordinary gains (losses)	10,807	22,118	(11,310)

Gains on loans written-off (3)	10,919	14,735	(3,816)
Reversal of allowance for losses on investments	23	16,019	(15,996)
Gains on sales of equity securities of MUFG	53,676	—	53,676
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(986)	(4,857)	3,871

Income before income taxes	48,699	294,301	(245,601)

Income taxes—current	8,213	18,035	(9,822)

Income taxes—deferred	15,470	88,196	(72,726)

Net income	25,016	188,069	(163,052)

(Reference)
Total credit costs (1)+(2)	(238,662)	(144,703)	(93,958)

Total credit costs + Gains on loans written-off (1)+(2)+(3)	(227,743)	(129,967)	(97,775)

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	205,217	243,134	(37,916)
(Gross profits before credit costs for trust accounts)	205,226	243,166	(37,939)

Trust fees	57,132	66,102	(8,969)
Trust fees before credit costs for trust accounts	57,141	66,134	(8,992)
Loan trusts and money trusts fees (Jointly operated designated money trusts before credit costs for trust accounts)	4,451	10,058	(5,606)
Other trust fees	52,690	56,076	(3,385)
Credit costs for trust accounts (1)	(9)	(32)	23
Net interest income	79,939	107,189	(27,249)
Net fees and commissions	66,103	82,428	(16,325)
Net trading profits	749	3,242	(2,493)
Net other business profits	1,293	(15,828)	17,121
Net gains (losses) on debt securities	6,896	(15,950)	22,846

General and administrative expenses	125,105	124,336	768

Amortization of goodwill	—	—	—
Net business profits before credit costs for trust accounts, provision for general allowance for credit losses and amortization of goodwill	80,121	118,830	(38,708)

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	80,121	118,830	(38,708)

Provision for general allowance for credit losses (2)	(1,047)	(1,561)	514

Net business profits*	79,065	117,235	(38,170)

Net non-recurring gains (losses)	(24,072)	(15,324)	(8,748)

Credit costs (3)	(2,473)	(11,110)	8,637
Losses on loan write-offs	(2,263)	(1,301)	(961)
Provision for specific allowance for credit losses	(418)	(10,952)	10,534
Other credit costs	208	1,143	(934)
Net gains (losses) on equity securities	(16,557)	(4,909)	(11,647)
Gains on sales of equity securities	3,416	8,148	(4,732)
Losses on sales of equity securities	(293)	(473)	180
Losses on write-down of equity securities	(19,680)	(12,585)	(7,094)
Profits (losses) from investments in affiliates	299	1,421	(1,122)
Other non-recurring gains (losses)	(5,341)	(725)	(4,616)

Ordinary profits	54,992	101,911	(46,918)

Net extraordinary gains (losses)	(1,479)	3,716	(5,195)

Gains on loans written-off (4)	1,157	3,401	(2,243)
Reversal of reserve for contingent losses included in credit costs (5)	—	597	(597)
Losses on impairment of fixed assets	(1,765)	(416)	(1,349)

Income before income taxes and others	53,513	105,627	(52,114)

Income taxes—current	1,669	1,774	(104)

Income taxes—deferred	20,251	40,155	(19,904)

Minority interests	856	896	(40)

Net income	30,736	62,800	(32,064)

Notes:

*	Net business profits = Net business profits of MUTB + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for general allowance for credit losses - Amortization of goodwill - Inter-company transactions

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)+(3)+(5)	(3,529)	(12,107)	8,578

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)+(5)	(2,371)	(8,706)	6,334

Number of consolidated subsidiaries	27	25	2

Number of affiliated companies accounted for under the equity method	9	9	—

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	178,399	215,476	(37,077)
(Gross profits before credit costs for trust accounts)*	178,408	215,509	(37,100)

Domestic gross profits	164,588	213,667	(49,078)

Trust fees	51,281	59,651	(8,369)
Trust fees before credit costs for trust accounts*	51,290	59,683	(8,392)
Loan trusts and money trusts fees (Jointly operated designated money trusts before credit costs for trust accounts)*	4,451	10,058	(5,606)
Other trust fees	46,839	49,625	(2,785)
Credit costs for trust accounts** (1)	(9)	(32)	23
Net interest income	70,414	90,068	(19,653)
Net fees and commissions	48,322	63,351	(15,029)
Net trading profits	(8,737)	4,430	(13,168)
Net other business profits	3,307	(3,834)	7,142
Net gains (losses) on debt securities	4,856	(4,225)	9,081

Non-domestic gross profits	13,810	1,809	12,001

Trust fees	—	0	(0)
Net interest income	10,241	16,085	(5,844)
Net fees and commissions	(624)	15	(639)
Net trading profits	6,226	(2,344)	8,571
Net other business profits	(2,032)	(11,947)	9,914
Net gains (losses) on debt securities	2,040	(11,725)	13,765

General and administrative expenses	99,818	99,878	(60)

Personnel expenses	31,556	30,242	1,313
Non-personnel expenses	62,598	63,345	(746)
Taxes	5,662	6,289	(627)

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses*	78,589	115,630	(37,040)

Provision for general allowance for credit losses (2)	(1,264)	(1,297)	32

Net business profits	77,316	114,300	(36,984)

Net non-recurring gains (losses)	(23,817)	(16,528)	(7,288)

Credit costs (3)	(2,323)	(10,987)	8,663
Losses on loan write-offs	(2,185)	(1,186)	(998)
Provision for specific allowance for credit losses	(347)	(10,943)	10,596
Other credit costs	208	1,143	(934)
Net gains (losses) on equity securities	(16,503)	(4,950)	(11,553)
Gains on sales of equity securities	3,469	8,108	(4,638)
Losses on sales of equity securities	(293)	(473)	180
Losses on write-down of equity securities	(19,680)	(12,585)	(7,094)
Other non-recurring gains (losses)	(4,989)	(590)	(4,399)

Ordinary profits	53,499	97,772	(44,273)

Net extraordinary gains (losses)	(1,479)	2,465	(3,945)

Gains on loans written-off (4)	1,105	3,330	(2,225)
Reversal of reserve for contingent losses included in credit costs (5)	—	597	(597)
Losses on impairment of fixed assets	(1,765)	(3,391)	1,625

Income before income taxes	52,019	100,237	(48,218)

Income taxes—current	(297)	(231)	(66)

Income taxes—deferred	20,371	39,752	(19,381)

Net income	31,944	60,715	(28,771)

Notes:
*	Amounts before credit costs for loans in trusts with contracts for compensating the principal amounts
**	Credit costs for loans in trusts with contracts for compensating the principal amounts

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)+(3)+(5)	(3,597)	(11,720)	8,122

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)+(5)	(2,492)	(8,389)	5,896

Mitsubishi UFJ Financial Group, Inc.

2. Average Interest Rate Spread

BTMU Non-consolidated

	(percentage per annum)
(All branches)	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
Total average interest rate on interest-earning assets (a)	2.11	(0.15)	2.27
Average interest rate on loans and bills discounted (b)	2.22	(0.11)	2.33
Average interest rate on securities	1.61	(0.12)	1.74

Total average interest rate on interest-bearing liabilities (c) <including general and administrative expenses>	1.91	(0.22)	2.14

Average interest rate on deposits and NCD (d)	0.62	(0.16)	0.79
Average interest rate on other liabilities	2.64	(0.30)	2.95

Overall interest rate spread (a)-(c)	0.20	0.06	0.13

Interest rate spread (b)-(d)	1.59	0.05	1.53

(Domestic business segment)
Total average interest rate on interest-earning assets (e)	1.48	0.11	1.36

Average interest rate on loans and bills discounted (f)	1.81	0.06	1.74
Average interest rate on securities	1.13	0.13	1.00

Total average interest rate on interest-bearing liabilities (g) <including general and administrative expenses>	1.26	0.10	1.16

Average interest rate on deposits and NCD (h)	0.29	0.04	0.24
Average interest rate on other liabilities	1.03	0.05	0.97

Overall interest rate spread (e)-(g)	0.21	0.01	0.20

Interest rate spread (f)-(h)	1.51	0.01	1.50

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

	(percentage per annum)
(All branches)	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
Total average interest rate on interest-earning assets (a)	1.81	(0.38)	2.20
Average interest rate on loans and bills discounted (b)	1.60	(0.05)	1.65
Average interest rate on securities	2.23	(0.90)	3.13

Total average interest rate on interest-bearing liabilities (c)	0.93	(0.03)	0.96

Average interest rate on deposits and NCD (d)	0.73	(0.09)	0.82

Overall interest rate spread (a)-(c)	0.88	(0.34)	1.23

Interest rate spread (b)-(d)	0.87	0.04	0.82

(Domestic business segment)
Total average interest rate on interest-earning assets (e)	1.45	(0.17)	1.63

Average interest rate on loans and bills discounted (f)	1.50	0.05	1.44
Average interest rate on securities	1.69	(0.68)	2.38

Total average interest rate on interest-bearing liabilities (g)	0.57	0.14	0.42

Average interest rate on deposits and NCD (h)	0.56	0.17	0.39

Overall interest rate spread (e)-(g)	0.88	(0.31)	1.20

Interest rate spread (f)-(h)	0.93	(0.12)	1.05

BTMU and MUTB Combined

	(percentage per annum)
(Domestic business segment)	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
Average interest rate on loans and bills discounted (a)	1.76	0.06	1.70

Average interest rate on deposits and NCD (b)	0.32	0.06	0.25

Interest rate spread (a)-(b)	1.44	(0.00)	1.44

Mitsubishi UFJ Financial Group, Inc.

3. Notional Principal by the Remaining Life of the Interest Rate Swaps for Hedge-Accounting

MUFG Consolidated

	(in billions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	over 5 years	Total
Receive-fix / pay-floater	15,437.5	10,341.1	435.6	26,214.4
Receive-floater / pay-fix	1,057.7	1,307.6	383.5	2,748.9
Receive-floater / pay-floater	—	—	20.0	20.0
Receive-fix / pay-fix	—	—	—	—

Total	16,495.3	11,648.8	839.2	28,983.4

BTMU Consolidated
	(in billions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	over 5 years	Total
Receive-fix / pay-floater	14,915.2	9,692.0	463.2	25,070.5
Receive-floater / pay-fix	1,035.7	923.0	291.4	2,250.2
Receive-floater / pay-floater	—	—	20.0	20.0
Receive-fix / pay-fix	—	—	—	—

Total	15,950.9	10,615.1	774.7	27,340.7

MUTB Consolidated
	(in billions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	over 5 years	Total
Receive-fix / pay-floater	1,064.9	2,845.7	106.0	4,016.6
Receive-floater / pay-fix	85.1	469.8	264.8	819.8
Receive-floater / pay-floater	—	—	—	—
Receive-fix / pay-fix	—	—	—	—

Total	1,150.0	3,315.5	370.8	4,836.4

Mitsubishi UFJ Financial Group, Inc.

4. Securities

MUFG Consolidated

Fair Value Information on Securities

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on consolidated balance sheet	Net unrealized gains (losses)	Amount on consolidated balance sheet	Net unrealized gains (losses)
Debt securities being held to maturity	2,378,430	7,594	2,941,975	20,237
Domestic bonds	2,133,993	6,801	2,805,196	19,153
Government bonds	1,807,176	4,880	2,496,983	15,133
Municipal bonds	69,002	669	71,844	1,229
Corporate bonds	257,813	1,251	236,368	2,790
Other	244,436	793	136,778	1,083
Foreign bonds	22,384	793	20,934	1,084
Other	222,052	—	115,844	(0)

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on consolidated balance sheet	Net unrealized gains (losses)	Amount on consolidated balance sheet	Net unrealized gains (losses)
Other securities	34,329,155	244	36,162,180	1,004,875
Domestic equity securities	5,010,911	860,656	5,674,702	1,377,953
Domestic bonds	17,658,600	(10,409)	17,062,116	(8,847)
Government bonds	15,704,955	(9,674)	15,343,602	(23,065)
Municipal bonds	280,684	1,148	202,574	3,767
Corporate bonds	1,672,961	(1,883)	1,515,939	10,450
Other	11,659,643	(850,002)	13,425,362	(364,231)
Foreign equity securities	144,176	27,034	192,234	95,154
Foreign bonds	7,213,911	(102,776)	8,415,050	(20,800)
Other	4,301,555	(774,259)	4,818,077	(438,584)

1.	The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.
2.	Net unrealized gains (losses) are determined based on the fair values at the end of the fiscal period.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

Fair Value Information on Securities

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Debt securities being held to maturity	1,244,506	(1,681)	1,888,451	2,156
Stocks of subsidiaries and affiliates	394,794	431,895	564,468	230,897

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Other securities	26,923,066	(230,919)	28,384,703	521,370
Domestic equity securities	3,991,368	399,919	4,521,397	813,434
Domestic bonds	14,530,857	4,712	14,032,208	(33,744)
Other	8,400,840	(635,551)	9,831,097	(258,318)
Foreign equity securities	125,012	28,448	181,288	96,125
Foreign bonds	4,769,086	(58,990)	5,650,087	(18,028)
Other	3,506,741	(605,009)	3,999,720	(336,415)

1.	The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.
2.	Net unrealized gains (losses) are determined based on the fair values at the end of the fiscal period.

Redemption Schedule of Other Securities with Maturities and Debt Securities Being Held to Maturity

	(in millions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	7,694,714	5,381,376	3,729,421	2,077,892
Government bonds	7,053,296	2,571,109	2,799,183	1,430,984
Municipal bonds	11,203	67,168	176,013	414
Corporate bonds	630,214	2,743,099	754,224	646,493
Other	683,441	2,183,754	1,317,757	3,980,730
Foreign bonds	375,054	1,955,883	553,480	2,179,066
Other	308,387	227,870	764,276	1,801,663
Total	8,378,155	7,565,131	5,047,178	6,058,622

	(in millions of yen)
	As of March 31, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	8,354,643	4,949,482	3,751,219	2,140,905
Government bonds	7,666,459	2,236,554	2,804,031	1,597,262
Municipal bonds	1,934	69,182	102,839	3,440
Corporate bonds	686,249	2,643,745	844,349	540,202
Other	628,813	2,324,552	1,455,500	4,761,405
Foreign bonds	426,815	2,072,678	633,612	2,720,542
Other	201,998	251,873	821,887	2,040,863
Total	8,983,457	7,274,034	5,206,720	6,902,311

The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

Fair Value Information on Securities

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Debt securities being held to maturity	980,554	10,633	909,383	18,023
Stocks of subsidiaries and affiliates	6,496	(2,389)	6,496	(1,709)

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Other securities	5,837,223	9,313	6,012,339	194,332
Domestic equity securities	978,406	172,506	1,075,746	250,074
Domestic bonds	2,710,877	(12,575)	2,595,869	23,869
Other	2,147,940	(150,616)	2,340,723	(79,610)
Foreign equity securities	14,041	(2,143)	9,806	(449)
Foreign bonds	1,566,329	(46,702)	1,798,001	(12,541)
Other	567,570	(101,770)	532,915	(66,619)

1.	The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.
2.	Net unrealized gains (losses) are determined based on the fair values at the end of the fiscal period.

Redemption Schedule of Other Securities with Maturities and Debt Securities Being Held to Maturity

	(in millions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	503,015	2,697,063	471,008	61,874
Government bonds	457,707	2,269,091	452,482	58,138
Municipal bonds	24,930	51,014	972	51
Corporate bonds	20,377	376,956	17,554	3,684
Other	133,235	888,346	697,240	192,816
Foreign bonds	127,065	718,844	554,104	164,309
Other	6,169	169,502	143,136	28,506
Total	636,250	3,585,409	1,168,248	254,690

	(in millions of yen)
	As of March 31, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	339,190	2,373,863	776,156	63,960
Government bonds	299,730	1,997,284	737,671	59,552
Municipal bonds	19,499	60,824	1,599	406
Corporate bonds	19,960	315,754	36,885	4,002
Other	109,503	856,819	901,088	257,781
Foreign bonds	107,924	703,530	757,357	227,180
Other	1,579	153,289	143,730	30,600
Total	448,693	3,230,683	1,677,245	321,742

The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.

Mitsubishi UFJ Financial Group, Inc.

5. Return on Equity

MUFG Consolidated

	(%)
	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
ROE (*)	2.58	(5.32)	7.90

(*)	ROE is computed as follows:

Net income for six months × 2 - Equivalent of annual dividends on nonconvertible preferred stocks	x 100
{(Total shareholders’ equity at the beginning of the period - Number of nonconvertible preferred shares at the beginning of the period × Issue price + Foreign currency translation adjustments at the beginning of the period) + (Total shareholders’ equity at the end of the period - Number of nonconvertible preferred shares at the end of the period × Issue price + Foreign currency translation adjustments at the end of the period)} / 2

Mitsubishi UFJ Financial Group, Inc.

6. Risk-Adjusted Capital Ratio Based on the Basel 2 Standards

MUFG Consolidated

			(in billions of yen)
			As of September 30, 2008 (A) (Preliminary basis)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
(1)		Risk-adjusted capital ratio	10.55%	(0.64)%	11.19%
		Tier 1 ratio	7.63%	0.02%	7.60%
(2)		Tier 1 capital	8,380.4	86.7	8,293.7
(3)		Qualified Tier 2 capital	3,766.0	(675.7)	4,441.8
	i)	The amount of unrealized gains on investment securities	—	(462.4)	462.4
	ii)	The amount of land revaluation excess	153.4	(0.8)	154.2
	iii)	Subordinated debts	3,439.6	(199.8)	3,639.5
(4)		Qualified Tier 3 capital	—	—	—
(5)		Deductions from total qualifying capital	556.3	36.6	519.7
(6)		Net qualifying capital (2)+(3)+(4)-(5)	11,590.2	(625.5)	12,215.8
(7)		Risk-adjusted assets	109,789.1	713.5	109,075.6

BTMU Consolidated

			(in billions of yen)
			As of September 30, 2008 (A) (Preliminary basis)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
(1)		Risk-adjusted capital ratio	10.63%	(0.56)%	11.20%
		Tier 1 ratio	7.34%	(0.08)%	7.43%
(2)		Tier 1 capital	6,844.1	(193.3)	7,037.5
(3)		Qualified Tier 2 capital	3,445.2	(472.3)	3,917.5
	i)	The amount of unrealized gains on investment securities	—	(233.7)	233.7
	ii)	The amount of land revaluation excess	188.3	(2.0)	190.4
	iii)	Subordinated debts	3,161.1	(146.7)	3,307.9
(4)		Qualified Tier 3 capital	—	—	—
(5)		Deductions from total qualifying capital	382.4	38.3	344.1
(6)		Net qualifying capital (2)+(3)+(4)-(5)	9,906.9	(704.0)	10,611.0
(7)		Risk-adjusted assets	93,138.0	(1,548.8)	94,686.8

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

			(in billions of yen)
			As of September 30, 2008 (A) (Preliminary basis)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
(1)		Risk-adjusted capital ratio	12.73%	(0.39)%	13.13%
		Tier 1 ratio	10.71%	0.77%	9.94%
(2)		Tier 1 capital	1,375.7	126.7	1,248.9
(3)		Qualified Tier 2 capital	297.6	(144.8)	442.5
	i)	The amount of unrealized gains on investment securities	6.9	(82.8)	89.8
	ii)	The amount of land revaluation excess	(0.9)	0.2	(1.1)
	iii)	Subordinated debts	291.6	(62.2)	353.8
(4)		Qualified Tier 3 capital	—	—	—
(5)		Deductions from total qualifying capital	37.9	(3.3)	41.3
(6)		Net qualifying capital (2)+(3)+(4)-(5)	1,635.4	(14.7)	1,650.2
(7)		Risk-adjusted assets	12,843.3	278.1	12,565.1

Note:	Risk-adjusted capital ratio of Mitsubishi UFJ Financial Group, Inc. is computed in accordance with the Notification of the Financial Services Agency No.20, 2006. Risk-adjusted capital ratio of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mitsubishi UFJ Trust and Banking Corporation are computed in accordance with the Notification of the Financial Services Agency No.19, 2006.

Mitsubishi UFJ Financial Group, Inc.

7. Risk-Monitored Loans

MUFG Consolidated

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	70,362	0.07%	43,298	0.04%	27,063	0.02%
Non-accrual delinquent loans	928,338	1.02%	737,926	0.83%	190,412	0.19%
Accruing loans contractually past due 3 months or more	17,708	0.01%	17,900	0.02%	(192)	(0.00)%
Restructured loans	434,086	0.47%	477,544	0.53%	(43,458)	(0.05)%

Total risk monitored loans	1,450,495	1.60%	1,276,670	1.44%	173,824	0.16%

Total loans and bills discounted	90,445,118		88,538,810		1,906,307

Written-off	779,419		691,894		87,525

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	% to total risk monitored loans	As of March 31, 2008 (B)	% to total risk monitored loans	Increase (Decrease) (A) - (B)	% to total risk monitored loans
Allowance for credit losses	1,106,293	76.27%	1,080,502	84.63%	25,791	(8.36)%
General allowance for credit losses	753,425		776,577		(23,152)
Specific allowance for credit losses	352,867		303,867		48,999
Allowance for credit to specific foreign borrowers	0		56		(56)

Mitsubishi UFJ Financial Group, Inc.

(3)	Classification of Risk-Monitored Loans

Classified	by Geographic Area

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,325,800	1,217,375	108,425
Overseas	124,694	59,295	65,399
Asia	24,357	13,161	11,196
Indonesia	664	1,936	(1,271)
Thailand	1,843	1,762	81
Hong Kong	3,518	3,822	(304)
Other	18,331	5,640	12,691
United States of America	78,929	24,840	54,089
Other	21,406	21,293	112

Total	1,450,495	1,276,670	173,824

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,325,800	1,217,375	108,425
Manufacturing	161,168	149,993	11,174
Construction	64,454	43,072	21,381
Wholesale and retail	137,625	137,395	229
Finance and insurance	13,461	18,555	(5,094)
Real estate	267,735	188,233	79,502
Services	148,317	155,563	(7,246)
Other industries	140,449	149,814	(9,365)
Consumer	392,589	374,745	17,843
Overseas	124,694	59,295	65,399
Financial institutions	22,755	7,061	15,693
Commercial and industrial	94,419	46,147	48,272
Other	7,519	6,086	1,433

Total	1,450,495	1,276,670	173,824

Note:	MUTB adjusted its method of monitoring risk-monitored loans classified by industry. As a result, loans to proprietors, which were previously reported as part of “Consumer” are included in “Real estate”. “Real estate” and “Consumer” as of March 31, 2008, as adjusted by using the new method of monitoring, are 197,701 million yen and 365,277 million yen, respectively.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	57,094	0.07%	36,744	0.05%	20,349	0.02%
Non-accrual delinquent loans	698,665	0.96%	530,283	0.75%	168,382	0.21%
Accruing loans contractually past due 3 months or more	11,146	0.01%	12,911	0.01%	(1,764)	(0.00)%
Restructured loans	307,889	0.42%	333,400	0.47%	(25,510)	(0.04)%

Total risk monitored loans	1,074,795	1.48%	913,340	1.29%	161,455	0.19%

Total loans and bills discounted	72,228,207		70,397,804		1,830,402

Written-off	552,396		484,411		67,985

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	% to total risk monitored loans	As of March 31, 2008 (B)	% to total risk monitored loans	Increase (Decrease) (A) - (B)	% to total risk monitored loans
Allowance for credit losses	674,415	62.74%	640,596	70.13%	33,819	(7.38)%
General allowance for credit losses	452,126		470,211		(18,085)
Specific allowance for credit losses	222,289		170,328		51,960
Allowance for credit to specific foreign borrowers	0		56		(56)

(3) Classification of Risk-Monitored Loans

Classified by Geographic Area

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,007,635	875,077	132,558
Overseas	67,160	38,263	28,897
Asia	6,796	7,560	(763)
Indonesia	115	1,036	(921)
Thailand	1,843	1,762	81
Hong Kong	3,518	3,822	(304)
Other	1,318	938	380
United States of America	42,769	13,505	29,263
Other	17,594	17,197	397

Total	1,074,795	913,340	161,455

Mitsubishi UFJ Financial Group, Inc.

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,007,635	875,077	132,558
Manufacturing	141,003	122,244	18,758
Construction	61,324	39,954	21,369
Wholesale and retail	128,822	127,864	957
Finance and insurance	9,068	5,039	4,029
Real estate	236,425	174,444	61,980
Services	138,295	140,177	(1,882)
Other industries	134,036	135,103	(1,066)
Consumer	158,659	130,247	28,411
Overseas	67,160	38,263	28,897
Financial institutions	22,755	7,061	15,693
Commercial and industrial	44,166	30,569	13,597
Other	238	632	(394)

Total	1,074,795	913,340	161,455

MUTB Non-consolidated

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	6,259	0.06%	1,269	0.01%	4,989	0.05%
Non-accrual delinquent loans	40,287	0.41%	53,134	0.54%	(12,847)	(0.12)%
Accruing loans contractually past due 3 months or more	567	0.00%	1,446	0.01%	(879)	(0.00)%
Restructured loans	27,493	0.28%	35,909	0.36%	(8,415)	(0.08)%

Total risk monitored loans	74,607	0.77%	91,759	0.93%	(17,152)	(0.16)%

Total loans and bills discounted	9,600,573		9,778,877		(178,303)

Written-off	44,433		30,651		13,782

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	% to total risk monitored loans	As of March 31, 2008 (B)	% to total risk monitored loans	Increase (Decrease) (A) - (B)	% to total risk monitored loans
Allowance for credit losses	89,290	119.68%	100,756	109.80%	(11,465)	9.87%
General allowance for credit losses	80,002		78,737		1,264
Specific allowance for credit losses	9,287		22,018		(12,730)
Allowance for credit to specific foreign borrowers	—		—		—

Mitsubishi UFJ Financial Group, Inc.

(3) Classification of Risk-Monitored Loans

Classified by Geographic Area

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	70,404	89,060	(18,656)
Overseas	4,203	2,699	1,503
Asia	517	11	506
Indonesia	—	11	(11)
Thailand	—	—	—
Hong Kong	—	—	—
Other	517	—	517
United States of America	3,671	2,674	997
Other	13	14	(0)

Total	74,607	91,759	(17,152)

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	70,404	89,060	(18,656)
Manufacturing	13,974	20,403	(6,429)
Construction	1,235	831	404
Wholesale and retail	4,513	5,253	(740)
Finance and insurance	3,975	13,024	(9,048)
Real estate	21,068	3,771	17,297
Services	5,147	7,184	(2,036)
Other industries	5,671	14,159	(8,488)
Consumer	14,818	24,432	(9,614)
Overseas	4,203	2,699	1,503
Financial institutions	—	—	—
Commercial and industrial	4,189	2,685	1,503
Other	13	14	(0)

Total	74,607	91,759	(17,152)

Note:	MUTB adjusted its method of monitoring risk-monitored loans classified by industry. As a result, loans to proprietors, which were previously reported as part of “Consumer” are included in “Real estate”. “Real estate” and “Consumer” as of March 31, 2008, as adjusted by using the new method of monitoring, are 13,239 million yen and 14,963 million yen, respectively.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated: Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts.

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	111	0.07%	105	0.06%	6	0.00%
Non-accrual delinquent loans	42	0.02%	7	0.00%	34	0.02%
Accruing loans contractually past due 3 months or more	41	0.02%	74	0.04%	(32)	(0.01)%
Restructured loans	968	0.66%	1,081	0.70%	(112)	(0.04)%

Total risk monitored loans	1,164	0.80%	1,268	0.83%	(104)	(0.02)%

Total loans and bills discounted	145,226		152,562		(7,335)

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Special internal reserves	1,079	1,382	(303)
Allowance for bad debts	435	457	(22)

(3) Classification of Risk-Monitored Loans

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,164	1,268	(104)
Manufacturing	—	—	—
Construction	—	—	—
Wholesale and retail	—	—	—
Finance and insurance	—	—	—
Real estate	391	137	253
Services	224	235	(11)
Other industries	—	—	—
Consumer	549	895	(346)

Total	1,164	1,268	(104)

Note:	MUTB adjusted its method of monitoring risk-monitored loans classified by industry. As a result, loans to proprietors, which were previously reported as part of “Consumer” are included in “Real estate”. “Real estate” and “Consumer” as of March 31, 2008, as adjusted by using the new method of monitoring, are 397 million yen and 635 million yen, respectively.

Mitsubishi UFJ Financial Group, Inc.

8. Non Performing Loans Based on the Financial Reconstruction Law (the “FRL”)

BTMU and MUTB Combined including Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts.

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	149,383	117,786	31,596
Doubtful	720,889	556,092	164,796
Special Attention	348,024	384,684	(36,660)
Non Performing Loans (1)	1,218,296	1,058,563	159,733
Normal	93,374,495	90,902,911	2,471,583
Total	94,592,791	91,961,475	2,631,316
Non Performing loans / Total	1.28%	1.15%	0.13%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	944,990	818,177	126,813
Allowance for credit losses	332,753	289,897	42,855
Collateral, guarantees, etc.	612,236	528,279	83,957
Coverage ratio (2) / (1)	77.56%	77.29%	0.27%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]	Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	149,383		2,812		146,570			100.00%
	[117,786	]	[3,113	]	[114,673	]		[100.00	%]
Doubtful	720,889		234,179		340,811			79.76%
	[556,092	]	[186,299	]	[267,191	]		[81.54	%]
Special Attention	348,024		95,761		124,855			63.39%
	[384,684	]	[100,485	]	[146,414	]		[64.18	%]
Total	1,218,296		332,753		612,236			77.56%
	[1,058,563	]	[289,897	]	[528,279	]		[77.29	%]

Note:	The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	136,129	108,751	27,377
Doubtful	686,785	510,355	176,429
Special Attention	319,036	346,311	(27,275)

Non Performing Loans (1)	1,141,950	965,419	176,531

Normal	83,412,962	80,839,067	2,573,895

Total	84,554,913	81,804,486	2,750,426

Non Performing loans / Total	1.35%	1.18%	0.17%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	879,068	741,970	137,097
Allowance for credit losses	315,923	258,272	57,650
Collateral, guarantees, etc.	563,144	483,698	79,446
Coverage ratio (2) / (1)	76.97%	76.85%	0.12%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]		Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	136,129		2,185		133,943		100.00%		100.00%
	[108,751	]	[2,907	]	[105,844	]	[100.00	%]	[100.00	%]
Doubtful	686,785		226,053		317,837		61.26%		79.19%
	[510,355	]	[164,774	]	[246,273	]	[62.39	%]	[80.54	%]
Special Attention	319,036		87,684		111,362		42.22%		62.39%
	[346,311	]	[90,590	]	[131,580	]	[42.18	%]	[64.15	%]
Total	1,141,950		315,923		563,144		54.58%		76.97%
	[965,419	]	[258,272	]	[483,698	]	[53.61	%]	[76.85	%]

Note: The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	13,100	8,869	4,231
Doubtful	34,020	45,578	(11,558)
Special Attention	28,061	37,427	(9,366)

Non Performing Loans (1)	75,181	91,875	(16,694)

Normal	9,817,470	9,912,550	(95,080)

Total	9,892,651	10,004,426	(111,774)

Non Performing loans / Total	0.75%	0.91%	(0.15)%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	64,970	75,168	(10,197)
Allowance for credit losses	16,830	31,625	(14,795)
Collateral, guarantees, etc.	48,140	43,542	4,597
Coverage ratio (2) / (1)	86.41%	81.81%	4.60%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]		Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	13,100		627		12,472		100.00%		100.00%
	[8,869	]	[205	]	[8,663	]	[100.00	%]	[100.00	%]
Doubtful	34,020		8,125		22,892		73.02%		91.17%
	[45,578	]	[21,524	]	[20,766	]	[86.74	%]	[92.78	%]
Special Attention	28,061		8,076		12,774		52.83%		74.30%
	[37,427	]	[9,894	]	[14,112	]	[42.44	%]	[64.14	%]

Total	75,181		16,830		48,140		62.23%		86.41%
	[91,875	]	[31,625	]	[43,542	]	[65.43	%]	[81.81	%]

Note: The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated: Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts.

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	153	165	(11)
Doubtful	83	158	(74)
Special Attention	926	944	(17)

Non Performing Loans (1)	1,164	1,268	(104)

Normal	144,061	151,293	(7,231)

Total	145,226	152,562	(7,335)

Non Performing loans / Total	0.80%	0.83%	(0.02)%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	952	1,038	(86)
Allowance for credit losses	—	—	—
Collateral, guarantees, etc.	952	1,038	(86)
Coverage ratio (2) / (1)	81.74%	81.85%	(0.10)%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]	Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	153		—		153			100.00%
	[165	]	[—	]	[165	]		[100.00	%]
Doubtful	83		—		80			95.85%
	[158	]	[—	]	[151	]		[95.88	%]
Special Attention	926		—		717			77.44%
	[944	]	[—	]	[721	]		[76.32	%]

Total	1,164		—		952			81.74%
	[1,268	]	[—	]	[1,038	]		[81.85	%]

Note:	The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

9. Progress in Disposition of Problem Assets

BTMU, MUTB and MU Strategic Partner, Co., Ltd. (“MUSP”) Combined including Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts. The amounts presented as “during the second half of fiscal 2005” include amounts of The Bank of Tokyo-Mitsubishi UFJ, Ltd., former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited, Mitsubishi UFJ Trust and Banking Corporation, MUSP and Trust accounts. The amounts prior to September 30, 2005 include amounts of former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited, former The Mitsubishi Trust and Banking Corporation, former UFJ Trust Bank Limited, MUSP and Trust accounts.

(A) Historical Trend of Problem Assets Based on the “FRL”

	(in billions of yen)
	As of September 30, 2005	As of March 31, 2006	As of September 30, 2006	As of March 31, 2007	As of September 30, 2007	As of March 31, 2008 (a)	As of September 30, 2008 (b)	(b) - (a)
Bankrupt or De facto Bankrupt	194.5	153.3	125.2	116.3	106.7	117.8	149.4	31.5
Doubtful	1,266.9	749.7	500.4	652.3	723.2	560.3	725.0	164.6

Total	1,461.4	903.0	625.7	768.6	829.9	678.1	874.4	196.2

(1) Assets categorized as problem assets based on the “FRL” prior to September 30, 2005

Bankrupt or De facto Bankrupt	194.5	132.0	86.6	66.7	45.7	40.9	36.5	(4.4)
Doubtful	1,266.9	598.3	292.2	223.0	162.4	134.3	111.5	(22.8)

Total	1,461.4	730.3	378.8	289.8	208.2	175.3	148.0	(27.2)

(2) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2005

Bankrupt or De facto Bankrupt		21.2	16.3	10.2	4.5	3.1	2.9	(0.2)
Doubtful		151.4	72.1	37.4	25.7	21.4	15.0	(6.3)

Total		172.6	88.5	47.6	30.3	24.6	18.0	(6.6)

(3) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2006

Bankrupt or De facto Bankrupt			22.2	16.4	9.2	6.9	6.1	(0.7)
Doubtful			136.0	63.0	29.0	21.7	18.3	(3.3)

Total			158.3	79.4	38.3	28.6	24.4	(4.1)

(4) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2006

Bankrupt or De facto Bankrupt				22.8	19.2	14.5	10.4	(4.1)
Doubtful				328.7	221.4	39.0	28.2	(10.7)

Total				351.6	240.6	53.5	38.6	(14.9)

(5) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2007

Bankrupt or De facto Bankrupt					27.9	23.1	18.8	(4.2)
Doubtful					284.4	151.4	84.2	(67.1)

Total					312.3	174.5	103.0	(71.4)

(6) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2007

Bankrupt or De facto Bankrupt						29.0	25.1	(3.9)
Doubtful						192.4	84.7	(107.6)

Total						221.4	109.8	(111.5)

(7) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2008

Bankrupt or De facto Bankrupt							49.4
Doubtful							382.9

Total							432.3

Mitsubishi UFJ Financial Group, Inc.

(B) Progress in Disposition of Problem Assets of the Six Months Ended September 30, 2008

	(in billions of yen)
	Time of categorization						Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007
Liquidation	0.2	0.0	0.0	0.0	1.7	2.2	4.3
Re-constructive treatment	0.0	0.0	0.0	0.2	13.5	12.4	26.4
Upgrade due to re-constructive treatment	—	—	—	—	—	—	—
Loan sales to secondary market	1.6	0.0	0.4	3.6	2.6	3.4	11.8
Write-offs	2.8	0.1	0.5	2.5	22.6	44.3	73.0
Other	22.5	6.4	3.0	8.4	30.8	49.0	120.4
Collection / Repayment	16.0	2.6	2.1	7.4	23.5	39.3	91.1
Upgraded	6.5	3.7	0.9	1.0	7.3	9.6	29.2

Total	27.2	6.6	4.1	14.9	71.4	111.5	236.0

(C) Amount of Outstanding Problem Assets Which Is in Process for Disposition as of September 30, 2008

	(in billions of yen)
	Time of categorization							Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007	the 1st half of fiscal 2008
Legal liquidation	4.3	1.1	4.3	5.5	8.3	12.7	30.4	66.9
Quasi-legal liquidation	1.3	—	—	0.4	—	—	0.4	2.1
Split-off of problem loans	—	—	—	—	—	—	—	—
Partial write-off of small balance loans	27.2	1.7	1.7	4.1	7.6	10.8	12.4	65.8
Entrusted to the RCC	—	—	—	—	—	—	—	—

Total	32.9	2.9	6.1	10.2	16.0	23.5	43.2	135.0

Mitsubishi UFJ Financial Group, Inc.

BTMU and MUSP Combined

The amounts presented as “during the second half of fiscal 2005” include amounts of The Bank of Tokyo-Mitsubishi UFJ, Ltd., former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited and MUSP. The amounts presented prior to September 30, 2005 include amounts of former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited and MUSP.

(A) Historical Trend of Problem Assets Based on the “FRL”

	(in billions of yen)
	As of September 30, 2005	As of March 31, 2006	As of September 30, 2006	As of March 31, 2007	As of September 30, 2007	As of March 31, 2008 (a)	As of September 30, 2008 (b)	(b) - (a)
Bankrupt or De facto Bankrupt	162.1	129.9	117.3	107.7	94.8	108.8	136.1	27.3
Doubtful	1,106.7	683.3	459.1	579.9	652.0	514.5	690.9	176.3

Total	1,268.8	813.3	576.4	687.7	746.8	623.4	827.1	203.6

(1) Assets categorized as problem assets based on the “FRL” prior to September 30, 2005

Bankrupt or De facto Bankrupt	162.1	109.1	80.1	63.0	42.6	37.1	33.5	(3.6)
Doubtful	1,106.7	537.8	268.0	204.4	149.3	126.6	104.9	(21.7)

Total	1,268.8	646.9	348.1	267.5	191.9	163.8	138.4	(25.3)

(2) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2005

Bankrupt or De facto Bankrupt		20.8	15.2	9.0	4.0	2.9	2.8	(0.0)
Doubtful		145.4	68.8	36.0	25.3	21.1	14.8	(6.3)

Total		166.3	84.0	45.1	29.3	24.0	17.6	(6.3)

(3) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2006

Bankrupt or De facto Bankrupt			22.0	13.8	8.7	6.7	6.0	(0.7)
Doubtful			122.2	54.8	23.4	17.9	15.1	(2.7)

Total			144.2	68.6	32.1	24.7	21.2	(3.4)

(4) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2006

Bankrupt or De facto Bankrupt				21.8	18.0	14.2	10.1	(4.1)
Doubtful				284.6	198.1	33.4	23.6	(9.7)

Total				306.4	216.1	47.6	33.7	(13.8)

(5) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2007

Bankrupt or De facto Bankrupt					21.3	18.9	14.7	(4.1)
Doubtful					255.8	129.0	80.6	(48.3)

Total					277.2	148.0	95.4	(52.5)

(6) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2007

Bankrupt or De facto Bankrupt						28.7	24.6	(4.1)
Doubtful						186.3	80.3	(106.0)

Total						215.1	104.9	(110.1)

(7) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2008

Bankrupt or De facto Bankrupt							44.2
Doubtful							371.3

Total							415.5

Mitsubishi UFJ Financial Group, Inc.

(B) Progress in Disposition of Problem Assets of the Six Months Ended September 30, 2008

	(in billions of yen)
	Time of categorization						Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007
Liquidation	0.2	0.0	0.0	0.0	1.7	2.2	4.3
Re-constructive treatment	0.0	0.0	0.0	0.2	13.5	12.4	26.4
Upgrade due to re-constructive treatment	—	—	—	—	—	—	—
Loan sales to secondary market	1.6	0.0	0.4	3.4	2.5	3.4	11.6
Write-offs	2.6	0.0	0.5	2.5	8.2	44.3	58.3
Other	20.8	6.2	2.4	7.4	26.5	47.6	111.0
Collection / Repayment	15.5	2.5	1.7	6.5	19.6	38.1	84.1
Upgraded	5.2	3.6	0.6	0.9	6.8	9.4	26.9

Total	25.3	6.3	3.4	13.8	52.5	110.1	211.8

(C) Amount of Outstanding Problem Assets Which Is in Process for Disposition as of September 30, 2008

	(in billions of yen)
	Time of categorization							Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007	the 1st half of fiscal 2008
Legal liquidation	3.8	1.1	4.3	5.4	7.1	12.6	25.9	60.5
Quasi-legal liquidation	—	—	—	—	—	—	—	—
Split-off of problem loans	—	—	—	—	—	—	—	—
Partial write-off of small balance loans	24.7	1.7	1.7	3.9	7.5	10.4	11.6	61.8
Entrusted to the RCC	—	—	—	—	—	—	—	—

Total	28.6	2.8	6.0	9.4	14.7	23.0	37.5	122.3

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated including Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts. The amounts presented prior to September 30, 2005 include amounts of former The Mitsubishi Trust and Banking Corporation and former UFJ Trust Bank Limited and Trust accounts.

(A) Historical Trend of Problem Assets Based on the “FRL”

	(in billions of yen)
	As of September 30, 2005	As of March 31, 2006	As of September 30, 2006	As of March 31, 2007	As of September 30, 2007	As of March 31, 2008 (a)	As of September 30, 2008 (b)	(b) - (a)
Bankrupt or De facto Bankrupt	32.3	23.3	7.9	8.5	11.9	9.0	13.2	4.2
Doubtful	160.2	66.3	41.3	72.3	71.1	45.7	34.1	(11.6)

Total	192.6	89.7	49.2	80.9	83.0	54.7	47.3	(7.4)

(1) Assets categorized as problem assets based on the “FRL” prior to September 30, 2005

Bankrupt or De facto Bankrupt	32.3	22.9	6.5	3.7	3.1	3.8	2.9	(0.8)
Doubtful	160.2	60.4	24.1	18.5	13.1	7.6	6.5	(1.0)

Total	192.6	83.4	30.6	22.3	16.3	11.4	9.5	(1.8)

(2) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2005

Bankrupt or De facto Bankrupt		0.4	1.1	1.2	0.5	0.2	0.1	(0.1)
Doubtful		5.9	3.3	1.3	0.4	0.2	0.2	(0.0)

Total		6.3	4.4	2.5	0.9	0.5	0.3	(0.2)

(3) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2006

Bankrupt or De facto Bankrupt			0.2	2.6	0.4	0.1	0.0	(0.0)
Doubtful			13.8	8.2	5.6	3.7	3.1	(0.6)

Total			14.1	10.8	6.1	3.9	3.2	(0.6)

(4) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2006

Bankrupt or De facto Bankrupt				0.9	1.1	0.3	0.3	(0.0)
Doubtful				44.1	23.2	5.5	4.5	(1.0)

Total				45.1	24.4	5.9	4.8	(1.0)

(5) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2007

Bankrupt or De facto Bankrupt					6.5	4.1	4.0	(0.0)
Doubtful					28.6	22.3	3.5	(18.8)

Total					35.1	26.4	7.5	(18.9)

(6) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2007

Bankrupt or De facto Bankrupt						0.2	0.4	0.1
Doubtful						6.0	4.4	(1.6)

Total						6.3	4.9	(1.4)

(7) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2008

Bankrupt or De facto Bankrupt							5.2
Doubtful							11.5

Total							16.7

Mitsubishi UFJ Financial Group, Inc.

(B) Progress in Disposition of Problem Assets of the Six Months Ended September 30, 2008

	(in billions of yen)
	Time of categorization						Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007
Liquidation	—	—	—	—	—	—	—
Re-constructive treatment	—	—	—	—	—	—	—
Upgrade due to re-constructive treatment	—	—	—	—	—	—	—
Loan sales to secondary market	—	—	—	0.1	0.0	—	0.2
Write-offs	0.1	0.0	0.0	0.0	14.4	0.0	14.6
Other	1.7	0.1	0.6	0.9	4.3	1.4	9.3
Collection / Repayment	0.4	0.1	0.4	0.9	3.8	1.2	6.9
Upgraded	1.2	0.0	0.2	0.0	0.5	0.2	2.3

Total	1.8	0.2	0.6	1.0	18.9	1.4	24.1

(C) Amount of Outstanding Problem Assets Which Is in Process for Disposition as of September 30, 2008

	(in billions of yen)
	Time of categorization							Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007	the 1st half of fiscal 2008
Legal liquidation	0.4	0.0	0.0	0.0	1.1	0.0	4.5	6.4
Quasi-legal liquidation	1.3	—	—	0.4	—	—	0.4	2.1
Split-off of problem loans	—	—	—	—	—	—	—	—
Partial write-off of small balance loans	2.5	0.0	0.0	0.2	0.0	0.3	0.7	4.0
Entrusted to the RCC	—	—	—	—	—	—	—	—

Total	4.2	0.1	0.0	0.7	1.2	0.4	5.6	12.6

Mitsubishi UFJ Financial Group, Inc.

10. Loans Classified by Type of Industry, Domestic Consumer Loans, Domestic Loans to Small/Medium-Sized Companies and Proprietors

BTMU and MUTB Combined including Trust Accounts

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	67,287,987	(988,252)	68,276,239

Manufacturing	8,278,969	119,620	8,159,349
Agriculture	25,527	7	25,520
Forestry	11,928	(4,087)	16,015
Fishery	6,264	(31,306)	37,570
Mining	58,789	6,577	52,212
Construction	1,388,413	(44,647)	1,433,060
Utilities	627,992	(105,299)	733,291
Communication and information services	1,764,884	(37,219)	1,802,103
Wholesale and retail	7,153,278	202,788	6,950,490
Finance and insurance	7,295,524	189,773	7,105,751
Real estate	10,416,748	1,448,262	8,968,486
Services	5,585,827	(950,102)	6,535,929
Municipal government	785,576	(27,684)	813,260
Other industries	23,888,257	(1,754,935)	25,643,192

Overseas offices and loans booked at offshore markets	14,771,949	2,612,699	12,159,250

Total	82,059,936	1,624,446	80,435,489

Note:	Starting in this fiscal period, BTMU and MUTB adjusted their method of monitoring loans classified by type of industry. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts as of March 31, 2008, as adjusted by using the new method of monitoring, are shown below:

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	67,287,987	(988,252)	68,276,239

Manufacturing	8,278,969	(43,690)	8,322,659
Agriculture	25,527	1,912	23,615
Forestry	11,928	(4,085)	16,013
Fishery	6,264	(31,233)	37,497
Mining	58,789	7,715	51,074
Construction	1,388,413	(67,264)	1,455,677
Utilities	627,992	(105,181)	733,173
Communication and information services	1,764,884	38,015	1,726,869
Wholesale and retail	7,153,278	507	7,152,771
Finance and insurance	7,295,524	115,606	7,179,918
Real estate	10,416,748	(320,555)	10,737,303
Services	5,585,827	(143,871)	5,729,698
Municipal government	785,576	(27,681)	813,257
Other industries	23,888,257	(408,447)	24,296,704

Overseas offices and loans booked at offshore markets	14,771,949	2,612,699	12,159,250

Total	82,059,936	1,624,446	80,435,489

Mitsubishi UFJ Financial Group, Inc.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	18,157,441	(182,458)	18,339,899

Housing loans	17,235,038	(123,200)	17,358,239
Residential purpose	13,609,005	(66,809)	13,675,815

Other	922,402	(59,257)	981,660

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	42,866,452	(887,477)	43,753,929
% to total domestic loans	63.70%	(0.37)%	64.08%

Note:	Starting in this fiscal period, BTMU adjusted its method of monitoring domestic loans to small/medium-sized companies and proprietors in the same manner as its method of monitoring loans classified by type of industry shown above.

“Outstanding amount” and “% to total domestic loans” as of March 31, 2008, as adjusted by using the new method of monitoring, are 43,519,282 million yen and 63.74%, respectively.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	57,787,477	(745,110)	58,532,587

Manufacturing	6,839,036	25,755	6,813,281
Agriculture	25,243	239	25,004
Forestry	11,928	(4,087)	16,015
Fishery	6,264	(229)	6,493
Mining	49,522	1,789	47,733
Construction	1,224,020	(61,944)	1,285,964
Utilities	415,735	6,075	409,660
Communication and information services	840,370	3,177	837,193
Wholesale and retail	6,410,338	204,684	6,205,654
Finance and insurance	5,373,631	347,774	5,025,857
Real estate	8,460,123	1,079,860	7,380,263
Services	4,647,658	(972,162)	5,619,820
Municipal government	736,907	(29,797)	766,704
Other industries	22,746,702	(1,346,244)	24,092,946

Overseas offices and loans booked at offshore markets	14,440,729	2,575,513	11,865,216

Total	72,228,207	1,830,402	70,397,804

Note:	Starting in this fiscal period, BTMU adjusted its method of monitoring loans classified by type of industry. This adjustment was made to unify the respective monitoring methods previously used by Bank of Tokyo-Mitsubishi and UFJ Bank. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts as of March 31, 2008, as adjusted by using the new method of monitoring, are shown below:

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	57,787,477	(745,110)	58,532,587

Manufacturing	6,839,036	(137,555)	6,976,591
Agriculture	25,243	2,144	23,099
Forestry	11,928	(4,085)	16,013
Fishery	6,264	(156)	6,420
Mining	49,522	2,927	46,595
Construction	1,224,020	(84,561)	1,308,581
Utilities	415,735	6,193	409,542
Communication and information services	840,370	78,411	761,959
Wholesale and retail	6,410,338	2,403	6,407,935
Finance and insurance	5,373,631	273,607	5,100,024
Real estate	8,460,123	(291,920)	8,752,043
Services	4,647,658	(165,931)	4,813,589
Municipal government	736,907	(29,794)	766,701
Other industries	22,746,702	(396,793)	23,143,495

Overseas offices and loans booked at offshore markets	14,440,729	2,575,513	11,865,216

Total	72,228,207	1,830,402	70,397,804

Mitsubishi UFJ Financial Group, Inc.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	17,034,432	(157,557)	17,191,989

Housing loans	16,133,099	(100,103)	16,233,203
Residential purpose	12,857,211	(56,708)	12,913,920

Other	901,332	(57,453)	958,786

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	38,029,975	(865,974)	38,895,949
% to total domestic loans	65.81%	(0.64)%	66.45%

Note:	Starting in this fiscal period, BTMU adjusted its method of monitoring domestic loans to small/medium-sized companies and proprietors in the same manner as to its method of monitoring loans classified by type of industry shown above.

“Outstanding amount” and “% to total domestic loans” as of March 31, 2008, as adjusted by using the new method of monitoring, are 38,661,302 million yen and 66.05%, respectively.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	9,269,353	(215,489)	9,484,843

Manufacturing	1,438,852	93,938	1,344,914
Agriculture	284	(232)	516
Forestry	—	—	—
Fishery	—	(31,077)	31,077
Mining	9,267	4,788	4,479
Construction	164,393	17,297	147,096
Utilities	211,197	(111,013)	322,210
Communication and information services	919,110	(39,626)	958,736
Wholesale and retail	742,940	(1,869)	744,809
Finance and insurance	1,912,782	(157,645)	2,070,427
Real estate	1,923,365	349,060	1,574,305
Services	935,534	22,225	913,309
Municipal government	24,394	3,126	21,268
Other industries	987,228	(364,463)	1,351,691

Overseas offices and loans booked at offshore markets	331,219	37,186	294,033

Total	9,600,573	(178,303)	9,778,877

Note:	Starting in this fiscal period, MUTB adjusted its method of monitoring loans classified by type of industry. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts of “Real estate” and “Other industries” as of March 31, 2008, as adjusted by using the new method of monitoring, are 1,946,629 million yen and 979,367 million yen, respectively.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	1,041,137	(21,359)	1,062,497

Housing loans	1,020,893	(19,648)	1,040,542
Residential purpose	674,970	(6,947)	681,917

Other	20,244	(1,710)	21,955

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	4,637,140	4,015	4,633,125
% to total domestic loans	50.02%	1.17%	48.84%

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated : Trust Accounts

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	231,155	(27,652)	258,808

Manufacturing	1,081	(73)	1,154
Agriculture	—	—	—
Forestry	—	—	—
Fishery	—	—	—
Mining	—	—	—
Construction	—	—	—
Utilities	1,060	(361)	1,421
Communication and information services	5,404	(770)	6,174
Wholesale and retail	—	(27)	27
Finance and insurance	9,111	(356)	9,467
Real estate	33,260	19,342	13,918
Services	2,635	(165)	2,800
Municipal government	24,275	(1,013)	25,288
Other industries	154,327	(44,228)	198,555

Overseas offices and loans booked at offshore markets	—	—	—

Total	231,155	(27,652)	258,808

Note:	Starting in this fiscal period, MUTB adjusted its method of monitoring loans classified by type of industry. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts of “Real estate” and “Other industries” as of March 31, 2008, as adjusted by using the new method of monitoring, are 38,631 million yen and 173,842 million yen, respectively.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	81,871	(3,541)	85,412

Housing loans	81,045	(3,447)	84,493
Residential purpose	76,823	(3,153)	79,977

Other	825	(93)	918

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	199,337	(25,518)	224,855
% to total domestic loans	86.23%	(0.64)%	86.88%

Mitsubishi UFJ Financial Group, Inc.

11. Overseas Loans

BTMU and MUTB Combined

(1) Loans to Asian Countries

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Thailand	531,422	29,856	501,566
Indonesia	266,126	52,170	213,956
Malaysia	284,986	178,199	106,786
Philippines	65,927	1,611	64,316
South Korea	280,637	29,210	251,427
Singapore	740,178	145,016	595,161
Hong Kong	879,761	125,674	754,086
China	79,787	50,262	29,525
Taiwan	201,520	31,675	169,844
Other	387,424	64,417	323,007

Total	3,717,772	708,095	3,009,677

(2) Loans to Latin American Countries

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Argentina	3,039	226	2,813
Brazil	156,978	36,937	120,040
Mexico	112,008	30,856	81,152
Caribbean countries	883,627	169,609	714,017
Other	118,835	42,533	76,301

Total	1,274,489	280,163	994,326

Mitsubishi UFJ Financial Group, Inc.

12. Loans and Deposits

BTMU and MUTB Combined

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deposits (ending balance)	112,760,288	(1,320,781)	114,081,070
Deposits (average balance)	112,148,267	1,417,831	110,730,436
Loans (ending balance)	81,828,780	1,652,099	80,176,681
Loans (average balance)	80,162,737	2,614,664	77,548,072

BTMU Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deposits (ending balance)	99,767,246	(2,094,307)	101,861,554
Deposits (average balance)	99,536,114	669,104	98,867,010
Loans (ending balance)	72,228,207	1,830,402	70,397,804
Loans (average balance)	70,632,331	2,658,678	67,973,653

MUTB Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deposits (ending balance)	12,993,042	773,526	12,219,516
Deposits (average balance)	12,612,152	748,727	11,863,425
Loans (ending balance)	9,600,573	(178,303)	9,778,877
Loans (average balance)	9,530,405	(44,014)	9,574,419

Mitsubishi UFJ Financial Group, Inc.

13. Domestic Deposits

BTMU and MUTB Combined

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Individuals	62,672,294	77,560	62,594,734
Corporations and others	39,020,109	(702,227)	39,722,337
Domestic deposits	101,692,404	(624,667)	102,317,071

1.	Amounts do not include negotiable certificates of deposit and JOM accounts.
2.	Upon the installation of new IT systems in May 2008, BTMU adjusted its method of monitoring deposits from individuals and, starting in this fiscal year, deposits from unincorporated associations are excluded from “Individuals” and included in “Corporations and others”. The amount of deposits from “Individuals” and “Corporations and others” (a simple sum of BTMU and MUTB) as of March 31, 2008, as adjusted by using the new method of monitoring, are 61,836,290 million yen and 40,480,781 million yen, respectively.

BTMU Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Individuals	53,796,510	(296,796)	54,093,306
Corporations and others	35,960,519	(953,215)	36,913,734
Domestic deposits	89,757,029	(1,250,011)	91,007,040

1.	Amounts do not include negotiable certificates of deposit and JOM accounts.
2.	Upon the installation of new IT systems in May 2008, BTMU adjusted its method of monitoring deposits from individuals and, starting in this fiscal year, deposits from unincorporated associations are excluded from “Individuals” and included in “Corporations and others”. The amount of deposits from “Individuals” and “Corporations and others” as of March 31, 2008, as adjusted by using the new method of monitoring, are 53,334,862 million yen and 37,672,178 million yen, respectively.

MUTB Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Individuals	8,875,784	374,356	8,501,428
Corporations and others	3,059,589	250,987	2,808,602
Domestic deposits	11,935,374	625,344	11,310,030

1.	Amounts do not include negotiable certificates of deposit and JOM accounts.

Mitsubishi UFJ Financial Group, Inc.

14. Status of Deferred Tax Assets

BTMU Non-consolidated

(1) Tax Effects of the Items Comprising Net Deferred Tax Assets

	(in billions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deferred tax assets	1,288.5	(20.1)	1,308.7
Net operating losses carried forwards	587.0	(85.0)	672.1
Allowance for credit losses	405.1	39.7	365.4
Write-down on investment securities	180.1	(53.6)	233.8
Unrealized losses on other securities	96.9	49.6	47.3
Reserve for retirement benefits	75.3	(2.2)	77.5
Other	461.7	5.6	456.1
Valuation allowance	(518.0)	25.7	(543.7)
Deferred tax liabilities	294.8	(320.2)	615.0
Unrealized gains on other securities	91.3	(242.3)	333.6
Revaluation gains on securities upon merger	90.8	(37.8)	128.7
Gains on securities contributed to employee retirement benefits trust	66.0	(0.7)	66.7
Other	46.7	(39.1)	85.8
Net deferred tax assets	993.6	300.0	693.6

(2) Net Business Profits before Credit Costs and Taxable Income

	(in billions of yen)
	FY2003	FY2004	FY2005	FY2006	FY2007	Interim FY2008
Net business profits before credit costs	1,170.2	1,201.4	1,087.7	899.7	828.2	359.5
Credit costs	1,089.3	892.4	(485.9)	38.7	107.2	238.6
Income before income taxes	262.5	(47.3)	1,612.7	958.0	687.0	48.6
Reconciliation to taxable income	289.5	(311.4)	(1,403.1)	(401.6)	(123.1)	188.4
Taxable income	552.0	(358.8)	209.5	556.3	563.9	237.1

The amounts presented for FY 2005 include amounts of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and former UFJ Bank Limited.

The amounts prior to FY 2005 include amounts of former The Bank of Tokyo-Mitsubishi, Ltd. and former UFJ Bank Limited.

Mitsubishi UFJ Financial Group, Inc.

(3) Classification Based on Prior Year Operating Results as Provided in the JICPA Audit Committee Report No.66

Although we recorded taxable income for the six months ended September 30, 2008, we are classified as “4” described above since we have material net operating losses carried forwards. However since we believe the net operating losses carried forwards are attributable to extraordinary factors such as changes in laws and regulations, we apply the exception to classification 4.

(Five years’ future taxable income is estimable.)

[Extraordinary Factors Such as Changes in Laws and Regulations]

Our net operating losses carried forwards were incurred due to, among other things, the followings : (i) we accelerated the final disposition of non performing loans in response to both the “Emergency Economic Package”, which provided guidance to major banks to remove claims to debtors classified as “likely to become bankrupt” or below from their balance sheets, and the “Program for Financial Revival”, which urged major banks to reduce the ratio of non performing loans to total claims by about half; and (ii) we reduced our holdings of strategic equity investments under the “Law Concerning Restriction, etc. of Banks’ Shareholdings etc”.

(4) Collectability of Deferred Tax Assets at September 30, 2008 (Assumptions)

(in billions of yen)
Five years total (from 2nd half of FY2008 to 1st half of FY2013)
Net business profits (*1)	4,442.7
Income before income taxes	2,669.7
Taxable income before adjustments (*2)	3,515.8
Temporary difference + net operating losses carried forwards (for which deferred tax assets shall be recognized)	3,057.0
Deferred tax assets as of September 30, 2008	1,288.5

(*1)	Before provision for general allowance for credit losses. Net business profits in this table was estimated by using more conservative assumptions than those used in our business plans.
(*2)	Before reversals of existing deductible temporary differences and net operating loss carried forwards.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(1) Tax Effects of the Items Comprising Net Deferred Tax Assets

	(in billions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deferred tax assets	125.0	(17.6)	142.6
Write-down on investment securities	83.6	(0.8)	84.4
Net operating losses carried forwards	66.7	(19.7)	86.5
Allowance for credit losses	27.3	(1.9)	29.2
Other	63.1	5.9	57.1
Valuation allowance	(115.9)	(1.1)	(114.7)
Deferred tax liabilities	55.5	(72.6)	128.2
Unrealized gains on other securities	21.1	(73.3)	94.4
Other	34.4	0.6	33.7
Net deferred tax assets	69.4	54.9	14.4

(2) Net Business Profits before Credit Costs and Taxable Income

	(in billions of yen)
	FY2003	FY2004	FY2005	FY2006	FY2007	Interim FY2008
Net business profits before credit costs	274.1	271.1	252.6	274.3	187.2	78.5
Credit related costs	69.7	81.7	(45.8)	1.7	(21.0)	3.5
Income before income taxes	183.4	143.1	306.9	284.0	197.3	52.0
Reconciliation to taxable income	(199.1)	14.1	(212.0)	(142.9)	(26.3)	(4.3)
Taxable income	(15.6)	157.3	94.8	141.1	170.9	47.6

The amounts presented for FY 2005 include amounts of Mitsubishi UFJ Trust and Banking Corporation and former UFJ Trust Bank Limited.

The amounts prior to FY 2005 include amounts of former The Mitsubishi Trust and Banking Corporation and former UFJ Trust Bank Limited.

Mitsubishi UFJ Financial Group, Inc.

(3) Classification Based on Prior Year Operating Results as Provided in the JICPA Audit Committee Report No.66

Although we recorded taxable income for the six months ended September 30, 2008, we are classified as “4” described above since we have material net operating losses carried forwards. However since we believe the net operating losses carried forwards are attributable to extraordinary factors such as changes in laws and regulations, we apply the exception to classification 4.

(Five years’ future taxable income is estimable.)

[Extraordinary Factors Such as Changes in Laws and Regulations]

Our net operating losses carried forwards were incurred due to, among other things, the followings : (i) we accelerated the final disposition of non performing loans in response to both the “Emergency Economic Package”, which provided guidance to major banks to remove claims to debtors classified as “likely to become bankrupt” or below from their balance sheets, and the “Program for Financial Revival”, which urged major banks to reduce the ratio of non performing loans to total claims by about half; and (ii) we reduced our holdings of strategic equity investments under the “Law Concerning Restriction, etc. of Banks’ Shareholdings etc”.

(4) Collectability of Deferred Tax Assets at September 30, 2008 (Assumptions)

(in billions of yen)
Five years total (from 2nd half of FY2008 to 1st half of FY2013)
Net business profits (*1)	687.7
Income before income taxes	530.2
Taxable income before adjustments (*2)	519.2
Temporary difference + net operating losses carried forwards (for which deferred tax assets shall be recognized)	252.1
Deferred tax assets as of September 30, 2008	125.0

(*1)	Before provision for general allowance for credit losses. Net business profits in this table was estimated by using more conservative assumptions than those used in our business plans.
(*2)	Before reversals of existing deductible temporary differences and net operating loss carried forwards.

Mitsubishi UFJ Financial Group, Inc.

(Reference)

1. Exposure to Securitized Products and Related Investments and GSE Related Investments

(1) Exposure to securitized products and related investments

Our exposure to securitized products and related investments as of September 30, 2008 is outlined below. (Figures are on a managerial basis and rounded off.)

[Balance, net unrealized gains (losses), realized losses]

•

The balance as of the end of September 2008 decreased to ¥3.12 trillion in total, a decrease of ¥201 billion compared with the balance as of the end of March 2008. This decrease was mainly due to sales and redemptions, and the balance denominated in local currencies decreased at the end of September 2008.

•	Net unrealized losses were ¥501 billion, and the rate of decline in market value was 16.1%, an increase of 6.5% from the rate at the end of March 2008.

•

The effect on the P/L for the six months ended September 30, 2008 was a loss of ¥41 billion, mainly due to losses on disposal of residential mortgage-backed securities (RMBS). (The realized losses for the fiscal year ended March 31, 2008 were ¥117 billion.)

		(¥bn)
		Balance[1]	Change from end of March	Net unrealized gains (losses)	Change from end of March	Net unrealized gains (losses) as a % of balance	Change from end of March
1	RMBS	520	(93)	(105)	(39)	(20.2)%	(9.4)%
2	Sub-prime RMBS	141	(41)	(38)	0	(27.1)%	(6.4)%
3	CMBS	35	(8)	(1)	0	(2.5)%	(1.4)%
4	CLOs	2,011	(70)	(339)	(133)	(16.9)%	(7.0)%
5	Other securitized products (card, etc.)	513	(6)	(49)	(11)	(9.6)%	(2.3)%
6	CDOs	37	(22)	(6)	1	(17.4)%	(5.1)%
7	Sub-prime ABS CDOs	0	(3)	0	1	0.0%	25.6%
8	SIV investments	3	(3)	0	0	(11.4)%	(11.4)%
9	Total	3,118	(201)	(501)	(183)	(16.1)%	(6.5)%

1.	Balance is the amount after impairment and before deducting net unrealized losses. The above table does not include mortgage-backed securities arranged and guaranteed by U.S. government sponsored enterprises, etc., Japanese RMBS such as Japanese Housing Finance Agency securities, and products held by funds such as investment trusts. These are also applicable to the tables in this document.

Mitsubishi UFJ Financial Group, Inc.

[Distribution by rating]

•	AAA-rated products account for 81% of our investments in securitized products, substantially unchanged from the end of March 2008.

		(¥bn)
		AAA	AA	A	BBB	BB or lower	Unrated	Total
10	RMBS	462	30	28	0	0	0	520
11	Sub-prime RMBS	122	18	0	0	0	0	141
12	CMBS	21	9	4	1	0	0	35
13	CLOs	1,734	102	144	26	4	2	2,011
14	Other securitized products (card, etc.)	279	38	46	143	3	3	513
15	CDOs	19	11	5	0	1	0	37
16	Sub-prime ABS CDOs	0	0	0	0	0	0	0
17	SIV investments	0	0	0	0	3	0	3

18	Total	2,516	189	227	170	11	5	3,118

19	Percentage of total	81%	6%	7%	5%	0%	0%	100%

20	Percentage of total (End of March)	80%	6%	8%	6%	0%	0%	100%

[Distribution by RMBS vintage]

•	We hold RMBS with diverse vintages.

		(¥bn)
		Vintage				Total
		2007	2006	2005	2004 or earlier
21	RMBS	74	289	138	18	520
22	Sub-prime RMBS	39	77	25	0	141
23	Non sub-prime RMBS	34	213	114	18	379

[Credit exposure related to leveraged loan]

•	We are not engaged in origination or distribution of securitized products of leveraged loans, and therefore, there is no balance of leveraged loans for securitization.

•	The following table shows the balances of LBO loans as of the end of September 2008.

		(¥bn)
		Americas	Europe	Asia	Japan	Total	Change from end of March
1	LBO Loan[2] (Balance on a commitment basis)	76	179	50	286	590	(41)
2	Balance on a booking basis	57	159	46	258	519	(23)

2.	Includes balance after refinancing. (Figures are rounded off.)

Mitsubishi UFJ Financial Group, Inc.

[Special Purpose Entities (SPEs)]

•	We are engaged in sponsoring ABCP issuance for securitizing our clients’ assets.

•	The balance of assets purchased by ABCP conduits (special purpose companies for issuing ABCP) as of the end of September 2008 was ¥4.98 trillion (¥1.74 trillion overseas).

•	The purchased assets are mainly receivables and they do not include residential mortgages.

[Monoline insurer related]

•	There is no credit outstanding or credit derivative transactions with monoline insurers.

(2) Exposure to GSE related investments

We hold mortgage-backed securities arranged and guaranteed by Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) and Government National Mortgage Association (Ginnie Mae), mainly as part of our ALM operation relating to foreign currencies.

Our holding balance of these mortgage-backed securities as of the end of September 2008 was ¥2,838 billion in total, a decrease of ¥302 billion compared with the balance as of the end of June 2008. Net unrealized losses were ¥33 billion, a decrease of ¥18 billion from the losses as of the end of June 2008, and the rate of decline in market value was 1.1%, a decrease of 0.5% from the rate at the end of June 2008.

Our holding balance of debt securities issued by the above three institutions and Federal Home Loan Banks (Agency Securities) as of the end of September 2008 was ¥117 billion, a decrease of ¥70 billion compared with the balance as of the end of June 2008. Net unrealized gains were not significant.

<Terminology>
RMBS	: Asset-backed securities collateralized by residential mortgages
CMBS	: Asset-backed securities collateralized by commercial mortgages
CLOs	: Collateralized debt obligations backed by whole commercial loans, revolving credit facilities, or letters of credit
CDOs	: Structured credit securities backed by a pool of securities, loans, or credit default swaps
ABS CDOs	: Collateralized debt obligations backed by asset backed securities
SIVs

:   Investment companies established mainly for gaining profit margin by raising funds through subordinated notes and short-term CPs, etc. and investing in relatively long-term securitized products and bonds, etc.

LBO Loans	: Loans collateralized by assets and/or future cash flows of an acquired company
ABCP	: Commercial papers issued by a Special Purpose Company (SPC) collateralized by assets
GSE	: U.S. government sponsored enterprises such as Federal National Mortgage Association (Fannie Mae)

Mitsubishi UFJ Financial Group, Inc.

(Reference)

2. Financial Statements

BTMU Consolidated

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	7,945,518	9,127,750
Call loans and bills bought	784,987	1,096,258
Receivables under resale agreements	120,503	397,907
Receivables under securities borrowing transactions	3,554,122	4,874,657
Monetary claims bought	4,173,449	4,529,809
Trading assets	8,521,460	4,795,728
Money held in trust	286,237	290,341
Securities	31,273,945	33,281,702
Allowance for losses on securities	(35,716)	(29,336)
Loans and bills discounted	80,668,401	79,363,106
Foreign exchanges	1,657,603	1,243,500
Other assets	5,213,653	4,590,922
Tangible fixed assets	1,022,192	1,366,027
Intangible fixed assets	456,804	622,334
Deferred tax assets	1,002,539	747,152
Customers’ liabilities for acceptances and guarantees	9,353,985	10,483,692
Allowance for credit losses	(879,237)	(979,575)

Total assets	155,120,452	155,801,981

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	107,094,684	109,411,671
Negotiable certificates of deposit	5,572,916	5,323,841
Call money and bills sold	2,147,574	1,800,584
Payables under repurchase agreements	3,850,718	3,961,480
Payables under securities lending transactions	1,455,135	2,546,715
Commercial papers	173,685	357,362
Trading liabilities	4,250,007	1,220,211
Borrowed money	2,694,290	2,660,227
Foreign exchanges	979,813	974,790
Short-term bonds payable	36,165	44,200
Bonds payable	4,874,970	4,862,493
Other liabilities	5,031,727	3,667,563
Reserve for bonuses	23,409	25,601
Reserve for bonuses to directors	66	141
Reserve for retirement benefits	37,274	47,563
Reserve for retirement benefits to directors	677	1,035
Reserve for loyalty award credits	884	8,043
Reserve for contingent losses	50,866	126,649
Reserve for losses relating to business restructuring	—	22,865
Reserves under special laws	1,471	1,901
Deferred tax liabilities	33,130	76,331
Deferred tax liabilities for land revaluation	189,933	191,788
Acceptances and guarantees	9,353,985	10,483,692

Total liabilities	147,853,391	147,816,755

Net assets:
Capital stock	996,973	996,973
Capital surplus	2,773,290	2,773,290
Retained earnings	2,026,410	2,032,903
Total shareholders’ equity	5,796,674	5,803,166
Net unrealized gains (losses) on other securities	(236,869)	266,877
Net deferred gains (losses) on hedging instruments	11,426	82,737
Land revaluation excess	228,616	231,333
Foreign currency translation adjustments	(81,330)	(48,871)
Pension liability adjustments of subsidiaries preparing financial statements under US GAAP	(12,392)	—
Total valuation and translation adjustments	(90,549)	532,077
Minority interests	1,560,936	1,649,981

Total net assets	7,267,061	7,985,225

Total liabilities and net assets	155,120,452	155,801,981

Mitsubishi UFJ Financial Group, Inc.

BTMU Consolidated

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	2,555,737	2,238,656
Interest income	1,697,474	1,536,345
(Interest on loans and bills discounted)	1,087,348	1,021,448
(Interest and dividends on securities)	339,646	284,929
Trust fees	12,893	9,964
Fees and commissions	428,689	375,583
Trading income	99,919	52,036
Other business income	108,012	151,854
Other ordinary income	208,749	112,871

Ordinary expenses	2,230,118	2,103,523
Interest expenses	831,041	650,106
(Interest on deposits)	424,058	332,338
Fees and commissions	56,085	56,701
Trading expenses	—	1,288
Other business expenses	75,400	122,216
General and administrative expenses	827,783	774,581
Other ordinary expenses	439,808	498,629

Ordinary profits	325,618	135,132

Extraordinary gains	32,546	193,831
Gains on disposition of fixed assets	2,597	954
Gains on loans written-off	16,898	12,185
Reversal of reserve for contingent liabilities from financial instruments transactions	—	434
Gains on changes in subsidiaries’ equity	13,050	—
Gains on sales of equity securities of MUFG	—	172,096
Impact upon the adoption of the Accounting standard for lease transactions	—	6,186
Gains on sales of equity securities of subsidiaries	—	1,974
Extraordinary losses	75,789	55,416
Losses on disposition of fixed assets	6,066	6,634
Losses on impairment of fixed assets	10,119	1,583
Provision for reserve for losses relating to business restructuring	59,603	—
Expenses relating to systems integration	—	47,198

Income before income taxes and others	282,375	273,547

Income taxes—current	41,997	37,166
Income taxes—deferred	92,455	14,409
Total taxes	—	51,575
Minority interests	(16,217)	46,829

Net income	164,140	175,142

Mitsubishi UFJ Financial Group, Inc.

BTMU Consolidated

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	996,973	996,973

Balance at the end of the period	996,973	996,973

Capital surplus
Balance at the beginning of the period	2,767,590	2,773,290

Balance at the end of the period	2,767,590	2,773,290

Retained earnings
Balance at the beginning of the period	1,914,973	2,032,903
Changes during the period
Dividends from retained earnings	(160,703)	(183,966)
Net income	164,140	175,142
Reversal of land revaluation excess	1,417	2,717
Increase in companies accounted for under the equity method	—	5,763
Decrease in companies accounted for under the equity method	—	(16)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	537
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	(4,261)	(6,492)

Balance at the end of the period	1,910,712	2,026,410

Total shareholders’ equity
Balance at the beginning of the period	5,679,537	5,803,166
Changes during the period
Dividends from retained earnings	(160,703)	(183,966)
Net income	164,140	175,142
Reversal of land revaluation excess	1,417	2,717
Increase in companies accounted for under the equity method	—	5,763
Decrease in companies accounted for under the equity method	—	(16)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	537
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	(4,261)	(6,492)

Balance at the end of the period	5,675,275	5,796,674

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	1,431,320	266,877
Changes during the period
Net changes in items other than shareholders’ equity	(175,419)	(503,746)

Total changes during the period	(175,419)	(503,746)

Balance at the end of the period	1,255,900	(236,869)

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(52,655)	82,737
Changes during the period
Net changes in items other than shareholders’ equity	(521)	(71,311)

Total changes during the period	(521)	(71,311)

Balance at the end of the period	(53,177)	11,426

Land revaluation excess
Balance at the beginning of the period	240,307	231,333
Changes during the period
Net changes in items other than shareholders’ equity	(1,417)	(2,717)

Total changes during the period	(1,417)	(2,717)

Balance at the end of the period	238,889	228,616

Foreign currency translation adjustments
Balance at the beginning of the period	(30,676)	(48,871)
Changes during the period
Net changes in items other than shareholders’ equity	31,767	(32,458)

Total changes during the period	31,767	(32,458)

Balance at the end of the period	1,091	(81,330)

Pension liability adjustments of subsidiaries preparing financial statements under US GAAP
Balance at the beginning of the period	—	—
Changes during the period
Net changes in items other than shareholders’ equity	—	(12,392)

Total changes during the period	—	(12,392)

Balance at the end of the period	—	(12,392)

Total valuation and translation adjustments
Balance at the beginning of the period	1,588,295	532,077
Changes during the period
Net changes in items other than shareholders’ equity	(145,591)	(622,627)

Total changes during the period	(145,591)	(622,627)

Balance at the end of the period	1,442,704	(90,549)

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Minority interests
Balance at the beginning of the period	1,622,722	1,649,981
Changes during the period
Net changes in items other than shareholders’ equity	(46,170)	(89,044)

Total changes during the period	(46,170)	(89,044)

Balance at the end of the period	1,576,551	1,560,936

Total net assets
Balance at the beginning of the period	8,890,555	7,985,225
Changes during the period
Dividends from retained earnings	(160,703)	(183,966)
Net income	164,140	175,142
Reversal of land revaluation excess	1,417	2,717
Increase in companies accounted for under the equity method	—	5,763
Decrease in companies accounted for under the equity method	—	(16)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	537
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)
Net changes in items other than shareholders’ equity	(191,761)	(711,672)

Total changes during the period	(196,023)	(718,164)

Balance at the end of the period	8,694,532	7,267,061

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(4) Non-consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	7,985,294	9,004,369
Call loans	554,331	656,874
Receivables under resale agreements	41,097	283,826
Receivables under securities borrowing transactions	3,544,509	4,874,657
Bills bought	—	226,200
Monetary claims bought	3,317,588	3,602,885
Trading assets	8,411,407	4,785,724
Money held in trust	70,275	77,137
Securities	31,106,307	33,191,095
Allowance for losses on securities	(92,254)	(85,776)
Loans and bills discounted	72,228,207	70,397,804
Foreign exchanges	1,641,257	1,224,907
Other assets	4,280,265	3,184,526
Tangible fixed assets	936,956	959,984
Intangible fixed assets	330,689	356,365
Deferred tax assets	993,654	693,629
Customers’ liabilities for acceptances and guarantees	7,431,818	6,867,725
Allowance for credit losses	(674,415)	(640,596)

Total assets	142,106,991	139,661,343

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	99,767,246	101,861,554
Negotiable certificates of deposit	5,561,932	5,420,058
Call money	1,808,065	1,528,706
Payables under repurchase agreements	3,726,524	3,832,129
Payables under securities lending transactions	1,382,950	2,487,240
Trading liabilities	4,149,558	1,171,412
Borrowed money	4,646,501	4,115,106
Foreign exchanges	995,640	991,260
Short-term bonds payable	—	42,200
Bonds payable	3,180,478	3,066,197
Other liabilities	3,799,340	1,882,799
Income taxes payable	11,301	10,568
Lease liabilities	512	—
Other liabilities	3,787,527	—
Reserve for bonuses	16,669	16,969
Reserve for bonuses to directors	43	140
Reserve for retirement benefits	10,343	10,232
Reserve for loyalty award credits	703	403
Reserve for contingent losses	39,252	75,514
Reserves under special laws	31	31
Deferred tax liabilities for land revaluation	189,933	191,788
Acceptances and guarantees	7,431,818	6,867,725

Total liabilities	136,707,035	133,561,471

Net assets:
Capital stock	996,973	996,973
Capital surplus	2,773,290	2,773,290
Capital reserve	2,773,290	2,773,290
Retained earnings	1,571,848	1,728,082
Revenue reserve	190,044	190,044
Other retained earnings	1,381,804	1,538,037
Funds for retirement benefits	2,432	2,432
Other reserve	718,196	718,196
Earned surplus brought forward	661,175	817,408
Total shareholders’ equity	5,342,112	5,498,345
Net unrealized gains (losses) on other securities	(193,236)	289,078
Net deferred gains (losses) on hedging instruments	22,464	81,114
Land revaluation excess	228,616	231,333
Total valuation and translation adjustments	57,843	601,526

Total net assets	5,399,955	6,099,871

Total liabilities and net assets	142,106,991	139,661,343

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(5) Non-consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	1,941,878	1,769,495
Interest income	1,379,950	1,261,737
(Interest on loans and bills discounted)	794,108	782,614
(Interest and dividends on securities)	330,818	270,081
Fees and commissions	260,936	258,714
Trading income	99,129	49,428
Other business income	101,658	123,099
Other ordinary income	100,203	76,515

Ordinary expenses	1,669,695	1,731,602
Interest expenses	764,806	597,464
(Interest on deposits)	370,097	287,204
Fees and commissions	64,049	65,992
Trading expenses	832	1,281
Other business expenses	72,878	105,569
General and administrative expenses	564,774	565,768
Other ordinary expenses	202,353	395,526

Ordinary profits	272,183	37,892

Extraordinary gains	32,712	65,387
Extraordinary losses	10,594	54,580

Income before income taxes	294,301	48,699

Income taxes—current	18,035	8,213
Income taxes—deferred	88,196	15,470
Total taxes	—	23,683

Net income	188,069	25,016

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	2,398,412	1,537,096
Call loans and bills bought	273,115	196,309
Receivables under resale agreements	8,868	—
Receivables under securities borrowing transactions	205,525	300,803
Monetary claims bought	53,293	63,388
Trading assets	280,470	275,131
Money held in trust	3,007	3
Securities	7,121,591	7,251,895
Allowance for losses on securities	(985)	(829)
Loans and bills discounted	9,592,156	9,769,422
Foreign exchanges	16,190	11,454
Other assets	785,491	866,891
Tangible fixed assets	179,837	182,624
Intangible fixed assets	81,766	78,936
Deferred tax assets	71,700	17,484
Customers’ liabilities for acceptances and guarantees	655,084	252,494
Allowance for credit losses	(89,968)	(101,640)

Total assets	21,635,558	20,701,464

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	13,148,316	12,415,021
Negotiable certificates of deposit	2,334,061	2,015,367
Call money and bills sold	80,000	70,629
Payables under repurchase agreements	909,516	406,270
Payables under securities lending transactions	66,999	475,367
Trading liabilities	42,965	52,660
Borrowed money	511,354	1,244,563
Foreign exchanges	21	108
Short-term bonds payable	210,700	231,700
Bonds payable	213,400	267,000
Due to trust accounts	1,338,192	1,462,822
Other liabilities	742,016	388,429
Reserve for bonuses	5,779	6,236
Reserve for bonuses to directors	29	86
Reserve for retirement benefits	2,700	2,607
Reserve for retirement benefits to directors	205	216
Reserve for contingent losses	6,998	6,532
Deferred tax liabilities	518	1,411
Deferred tax liabilities for land revaluation	7,319	7,614
Acceptances and guarantees	655,084	252,494

Total liabilities	20,276,180	19,307,140

Net assets:
Capital stock	324,279	324,279
Capital surplus	412,315	412,315
Retained earnings	528,533	546,596
Total shareholders’ equity	1,265,128	1,283,191
Net unrealized gains (losses) on other securities	983	112,561
Net deferred gains (losses) on hedging instruments	(9,023)	(6,095)
Land revaluation excess	(9,380)	(10,170)
Foreign currency translation adjustments	(4,157)	(848)
Total valuation and translation adjustments	(21,577)	95,447
Minority interests	115,826	15,686

Total net assets	1,359,377	1,394,324

Total liabilities and net assets	21,635,558	20,701,464

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	372,802	336,403
Trust fees	66,102	57,132
Interest income	192,078	167,639
(Interest on loans and bills discounted)	79,897	76,762
(Interest and dividends on securities)	90,669	72,199
Fees and commissions	89,106	73,809
Trading income	3,292	4,168
Other business income	7,582	27,279
Other ordinary income	14,640	6,373

Ordinary expenses	270,891	281,410
Interest expenses	84,906	87,706
(Interest on deposits)	43,563	45,934
Fees and commissions	6,678	7,706
Trading expenses	50	3,419
Other business expenses	23,410	25,986
General and administrative expenses	125,072	129,574
Other ordinary expenses	30,773	27,016

Ordinary profits	101,911	54,992

Extraordinary gains	5,378	1,895
Gains on disposition of fixed assets	1,113	738
Gains on loans written-off	3,401	1,157
Reversal of reserve for contingent losses	863	—
Extraordinary losses	1,661	3,375
Losses on disposition of fixed assets	1,245	1,609
Losses on impairment of fixed assets	416	1,765

Income before income taxes and others	105,627	53,513

Income taxes—current	1,774	1,669
Income taxes—deferred	40,155	20,251
Total taxes	—	21,920
Minority interests	896	856

Net income	62,800	30,736

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	324,279	324,279

Balance at the end of the period	324,279	324,279

Capital surplus
Balance at the beginning of the period	530,334	412,315
Changes during the period
Dividends	(118,018)	—

Total changes during the period	(118,018)	—

Balance at the end of the period	412,315	412,315

Retained earnings
Balance at the beginning of the period	471,989	546,596
Changes during the period
Dividends	(25,822)	(48,010)
Net income	62,800	30,736
Reversal of land revaluation excess	(14)	(788)

Total changes during the period	36,963	(18,062)

Balance at the end of the period	508,952	528,533

Total shareholders’ equity
Balance at the beginning of the period	1,326,602	1,283,191
Changes during the period
Dividends	(143,841)	(48,010)
Net income	62,800	30,736
Reversal of land revaluation excess	(14)	(788)

Total changes during the period	(81,055)	(18,062)

Balance at the end of the period	1,245,547	1,265,128

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	417,489	112,561
Changes during the period
Net changes in items other than shareholders’ equity	(74,416)	(111,578)

Total changes during the period	(74,416)	(111,578)

Balance at the end of the period	343,072	983

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(6,859)	(6,095)
Changes during the period
Net changes in items other than shareholders’ equity	(3,029)	(2,927)

Total changes during the period	(3,029)	(2,927)

Balance at the end of the period	(9,888)	(9,023)

Land revaluation excess
Balance at the beginning of the period	(10,329)	(10,170)
Changes during the period
Net changes in items other than shareholders’ equity	69	790

Total changes during the period	69	790

Balance at the end of the period	(10,260)	(9,380)

Foreign currency translation adjustments
Balance at the beginning of the period	749	(848)
Changes during the period
Net changes in items other than shareholders’ equity	2,024	(3,308)

Total changes during the period	2,024	(3,308)

Balance at the end of the period	2,773	(4,157)

Total valuation and translation adjustments
Balance at the beginning of the period	401,049	95,447
Changes during the period
Net changes in items other than shareholders’ equity	(75,352)	(117,024)

Total changes during the period	(75,352)	(117,024)

Balance at the end of the period	325,697	(21,577)

Minority interests
Balance at the beginning of the period	10,777	15,686
Changes during the period
Net changes in items other than shareholders’ equity	3,956	100,140

Total changes during the period	3,956	100,140

Balance at the end of the period	14,733	115,826

Total net assets
Balance at the beginning of the period	1,738,429	1,394,324
Changes during the period
Dividends	(143,841)	(48,010)
Net income	62,800	30,736
Reversal of land revaluation excess	(14)	(788)
Net changes in items other than shareholders’ equity	(71,395)	(16,884)

Total changes during the period	(152,451)	(34,946)

Balance at the end of the period	1,585,978	1,359,377

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(4) Non-consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	2,148,221	1,238,010
Call loans	243,115	192,409
Receivables under securities borrowing transactions	185,162	301,357
Monetary claims bought	53,073	62,605
Trading assets	280,372	274,754
Money held in trust	3,004	—
Securities	6,966,126	7,071,844
Allowance for losses on securities	(985)	(829)
Loans and bills discounted	9,600,573	9,778,877
Foreign exchanges	16,190	11,454
Other assets	778,039	869,637
Tangible fixed assets	176,946	179,703
Intangible fixed assets	63,975	61,961
Deferred tax assets	69,443	14,453
Customers’ liabilities for acceptances and guarantees	241,380	179,701
Allowance for credit losses	(89,290)	(100,756)

Total assets	20,735,350	20,135,186

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	12,993,042	12,219,516
Negotiable certificates of deposit	2,334,061	2,015,437
Call money	80,000	70,629
Payables under repurchase agreements	900,702	651,176
Payables under securities lending transactions	66,999	319,347
Trading liabilities	42,965	52,660
Borrowed money	618,217	1,246,844
Foreign exchanges	42	121
Short-term bonds payable	210,700	231,700
Bonds payable	210,000	263,600
Due to trust accounts	1,085,924	1,156,318
Other liabilities	726,103	372,498
Income taxes payable	1,148	1,293
Lease liabilities	17	—
Other liabilities	724,937	—
Reserve for bonuses	4,331	4,400
Reserve for bonuses to directors	29	86
Reserve for contingent losses	6,995	6,516
Deferred tax liabilities for land revaluation	7,319	7,614
Acceptances and guarantees	241,380	179,701

Total liabilities	19,528,815	18,798,169

Net assets:
Capital stock	324,279	324,279
Capital surplus	412,315	412,315
Capital reserve	250,619	250,619
Other capital surplus	161,695	161,695
Retained earnings	488,295	505,149
Revenue reserve	73,714	73,714
Other retained earnings	414,581	431,435
Funds for retirement benefits	710	710
Other reserve	138,495	138,495
Earned surplus brought forward	275,376	292,230
Total shareholders’ equity	1,224,890	1,241,744
Net unrealized gains (losses) on other securities	(105)	111,342
Net deferred gains (losses) on hedging instruments	(8,868)	(5,899)
Land revaluation excess	(9,380)	(10,170)
Total valuation and translation adjustments	(18,354)	95,272

Total net assets	1,206,535	1,337,016

Total liabilities and net assets	20,735,350	20,135,186

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(5) Non-consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	344,267	310,468
Trust fees	59,651	51,281
Interest income	186,746	165,498
(Interest on loans and bills discounted)	79,968	76,822
(Interest and dividends on securities)	90,937	74,703
Fees and commissions	75,325	59,255
Trading income	2,150	908
Other business income	7,628	27,260
Other ordinary income	12,765	6,262

Ordinary expenses	246,495	256,969
Interest expenses	80,610	84,849
(Interest on deposits)	42,014	44,328
Fees and commissions	11,957	11,557
Trading expenses	63	3,419
Other business expenses	23,410	25,986
General and administrative expenses	100,614	104,287
Other ordinary expenses	29,839	26,868

Ordinary profits	97,772	53,499

Extraordinary gains	9,847	1,841
Extraordinary losses	7,381	3,321

Income before income taxes	100,237	52,019

Income taxes—current	(231)	(297)
Income taxes—deferred	39,752	20,371
Total taxes	—	20,074

Net income	60,715	31,944

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(6) Statements of Trust Assets and Liabilities

Including trust assets under service-shared co-trusteeship

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Loans and bills discounted	231,155	258,808
Securities	49,023,519	56,653,850
Beneficiary rights to the trust	30,620,893	29,364,988
Securities held in custody accounts	1,273,899	1,447,409
Monetary claims	11,713,560	12,088,390
Tangible fixed assets	9,228,810	9,006,213
Intangible fixed assets	137,386	135,336
Other claims	1,924,816	2,526,318
Call loans	1,212,197	1,562,454
Due from banking account	1,337,339	1,462,686
Cash and due from banks	2,466,547	2,470,131

Total assets	109,170,126	116,976,588

Liabilities:
Money trusts	18,790,414	27,359,053
Pension trusts	13,066,117	13,188,924
Property formation benefit trusts	11,990	12,672
Loan trusts	171,211	233,164
Investment trusts	28,643,813	27,242,745
Money entrusted other than money trusts	2,692,565	2,782,420
Securities trusts	1,501,055	1,812,150
Monetary claim trusts	12,287,101	12,611,728
Equipment trusts	38,587	39,597
Land and fixtures trusts	96,539	105,398
Composite trusts	31,870,730	31,588,732

Total liabilities	109,170,126	116,976,588

Note:	The table shown above includes master trust assets under the service-shared co-trusteeship between MUTB and The Master Trust Bank of Japan, Ltd.

Mitsubishi UFJ Financial Group, Inc.

Detailed information for trust accounts with contracts indemnifying the principal amounts as of September 30, 2008 (including trusts for which beneficiary interests are re-entrusted)

	(in millions of yen)
	Money trusts	Loan trusts
Assets:
Loans and bills discounted	145,226	—
Securities	58,064	—
Other	982,513	172,155

Total	1,185,803	172,155

Liabilities:
Principal	1,154,687	169,572
Allowance for bad debts	435	—
Special internal reserves	—	1,079
Other	30,680	1,504

Total	1,185,803	172,155

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(7) Major Items

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Total funds	47,366,837	55,028,768

Deposits	12,993,042	12,219,516
Negotiable certificates of deposit	2,334,061	2,015,437
Money trusts	18,790,414	27,359,053
Pension trusts	13,066,117	13,188,924
Property formation benefit trusts	11,990	12,672
Loan trusts	171,211	233,164

Loans and bills discounted	9,831,729	10,037,685

Banking account	9,600,573	9,778,877
Trust account	231,155	258,808

Investment securities	55,989,646	63,725,695

Note:	The table shown above includes master trust assets under the service-shared co-trusteeship between MUTB and The Master Trust Bank of Japan, Ltd.

FOR USE BY INSTITUTIONAL INVESTORS IN THE U.S. OFFERING ONLY

Mitsubishi UFJ Financial Group, Inc.

GLOBAL OFFERING

Designation Form for Institutional Investors in the U.S. Offering

Institutional investors participating in the U.S. offering who wish to do so may designate the selling concession. Investors may designate the selling concession to a U.S. underwriter/selling agent/U.S. underwriters/U.S. underwriters and a selling agent other than the U.S. underwriter or the selling agent with whom they have placed an order. Designations may be made after allocation but prior to 12 noon New York time on the second business day following the pricing date.

It is recommended that such designations be made via use of this form although such designations may also be made verbally to the U.S. underwriter or selling agent to whom an order is given. Forms must be sent by fax to the number below prior to 12 noon New York time on the second business day following the pricing date.

There is no obligation to designate the selling concession away from the U.S. underwriter or the selling agent to whom the order has been given.

The undersigned wishes to designate the selling concession on any allocation in the U.S. offering as follows:

Morgan Stanley & Co. Incorporated	%
J.P. Morgan Securities Inc.	%
Nomura Securities International, Inc.	%
Mitsubishi UFJ Securities (USA), Inc.	%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	%
UBS Securities LLC	%
Deutsche Bank Securities Inc.	%
Citigroup Global Markets Inc.	%
Credit Suisse Securities (USA) LLC	%

Total	100%

Please return this form by fax to the U.S. underwriter or the selling agent c/o the Tokyo office of SIMPSON THACHER & BARTLETT LLP (Attn: Todd Wolfe), U.S. legal advisor to the U.S. underwriters and the selling agent, prior to 12 noon New York time on the second business day following the pricing date (Fax No: 212-455-2502 / +81-3-5562-6202).

Institution name:

Individual name:

Individual title:

Telephone number:

Signature:

Name of the U.S. underwriter or the selling agent receiving order:

Date:

AA-1

Part II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Article 330 of the Company Law of Japan makes the provisions of Section 10, Chapter 2, Book III of the Civil Code applicable to the relationship between the registrant and its directors and corporate auditors. Section 10, which consists of Articles 643 to 656, when so applied to the directors and corporate auditors, among other things, provides in effect that:

(1)	any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2)	if a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs entrusted to him, he may demand reimbursement therefor together with interest thereon from the company;

(3)	if a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4)	if a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 388 of the Company Law, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligations was or is not necessary for the performance of the corporate auditor’s duties.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification and contribution by the underwriters with respect to certain liabilities of directors, officers and other controlling persons of the registrant.

The registrant has indemnification arrangements with all directors and corporate auditors. Such arrangements cover certain liabilities and litigation expenses, including liabilities under U.S. securities laws, arising from actions taken by such persons in their capacity as directors and corporate auditors, except to the extent that it is finally judicially determined that any such liability resulted from gross negligence or willful conduct of the directors or corporate auditors.

Under the Company Law and the registrant’s articles of incorporation, the registrant may exempt, by resolution of the board of directors, its directors and corporate auditors from liabilities to the company arising in connection with their failure to execute their duties, within the limits stipulated by applicable laws and regulations. In addition, the registrant have entered into a liability limitation agreement with each outside director and outside corporate auditor which limits the maximum amount of their liability to the company arising in connection with a failure to execute their duties to the greater of either ¥10 million or the aggregate sum of the amounts prescribed in paragraph 1 of Article 425 of the Company Law and Article 113 and 114 of the Company Law Enforcement Regulations.

Item 9. Exhibits

Exhibit	Description

1.1	Form of Underwriting Agreement.

4.1	Articles of Incorporation of Mitsubishi UFJ Financial Group, Inc. (English Translation)*

4.2	Share Handling Regulations of Mitsubishi UFJ Financial Group, Inc. (English Translation)**

4.3	Form of stock certificates.**

4.4	Form of American Depositary Receipt.* **

4.5

Form of Deposit Agreement, amended and restated as of December 22, 2004, among Mitsubishi Tokyo Financial Group, Inc. (subsequently renamed Mitsubishi UFJ Financial Group, Inc.), The Bank of New York (subsequently renamed The Bank of New York Mellon Corporation) and the holders from time to time of American Depositary Receipts issued thereunder.***

5.1	Opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to the Registrant, as to the validity of the shares under Japanese law.

8.1	Opinion of Nagashima Ohno & Tsunematsu regarding certain Japanese tax matters (included in Exhibit 5.1).

8.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Registrant, regarding certain United States federal income tax matters.

23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.

23.2	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1).

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.2).

24.1	Power of attorney (included on the signature page hereof).

99.1

Securities Purchase Agreement by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc., dated as of September 29, 2008, and the first amendment thereto entered into on October 3, 2008, the second amendment thereto entered into on October 8, 2008 and the third amendment thereto entered into on October 13, 2008.

99.2	Amended Certificate of Designations of Preferences and Rights of the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.

99.3	Certificate of Designations of Preferences and Rights of the 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock.

99.4	Investor Agreement by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc., dated as of October 13, 2008.

99.5	Registration Rights Agreement by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc., dated as of October 13, 2008.

*	Incorporated by reference to our annual report on Form 20-F (File No. 333-98061-99) filed on September 21, 2007.
**	Incorporated by reference to our annual report on Form 20-F (File No. 333-98061-99) filed on September 19, 2008.
***	Incorporated by reference to our annual report on Form 20-F (File No. 333-98061-99) filed on September 28, 2006.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the U.S. Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the U.S. Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the U.S. Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the U.S. Securities Act of 1933 need not be furnished, provided, that MUFG includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the U.S. Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by MUFG pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the U.S. Securities Act of 1933 to any purchaser:

(a)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the U.S. Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the U.S. Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the U.S. Securities Act of 1933, each filing of MUFG’s annual report pursuant to Section 13(a) or Section 15(d) of the U.S. Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the U.S. Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, Mitsubishi UFJ Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo and Country of Japan, on November 18, 2008.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ Hiroshi Saito
Name:	Hiroshi Saito
Title:	Senior Managing Director and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below appoints Nobuo Kuroyanagi and Hiroshi Saito, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) increasing the number of securities for which registration is sought, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ryosuke Tamakoshi Ryosuke Tamakoshi	Chairman	November 18, 2008

/s/ Haruya Uehara Haruya Uehara	Deputy Chairman and Chief Audit Officer	November 18, 2008

/s/ Nobuo Kuroyanagi Nobuo Kuroyanagi	President and Chief Executive Officer	November 18, 2008

/s/ Kyota Omori Kyota Omori	Deputy President and Chief Compliance Officer	November 18, 2008

/s/ Saburo Sano Saburo Sano	Senior Managing Director and Chief Risk Management Officer	November 18, 2008

/s/ Toshihide Mizuno Toshihide Mizuno	Senior Managing Director and Chief Planning Officer	November 18, 2008

/s/ Hiroshi Saito Hiroshi Saito	Senior Managing Director and Chief Financial Officer	November 18, 2008

/s/ Shintaro Yasuda Shintaro Yasuda	Director	November 18, 2008

/s/ Katsunori Nagayasu Katsunori Nagayasu	Director	November 18, 2008

/s/ Fumiyuki Akikusa Fumiyuki Akikusa	Director	November 18, 2008

/s/ Kazuo Takeuchi Kazuo Takeuchi	Director	November 18, 2008

/s/ Kinya Okauchi Kinya Okauchi	Director	November 18, 2008

/s/ Nobuyuki Hirano Nobuyuki Hirano	Director	November 18, 2008

/s/ Kaoru Wachi Kaoru Wachi	Director	November 18, 2008

/s/ Iwao Okijima Iwao Okijima	Director	November 18, 2008

Akio Harada	Director	November 18, 2008

/s/ Takuma Otoshi Takuma Otoshi	Director	November 18, 2008

Authorized United States Representative:

Mitsubishi UFJ Financial Group, Inc.

Corporate Governance Division for the United States

By:	/s/ Robert E. Hand
Name:	Robert E. Hand
Title:	General Counsel

Dated: November 18, 2008

INDEX TO EXHIBITS

Exhibit	Description

1.1	Form of Underwriting Agreement.

4.1	Articles of Incorporation of Mitsubishi UFJ Financial Group, Inc. (English Translation)*

4.2	Share Handling Regulations of Mitsubishi UFJ Financial Group, Inc. (English Translation)**

4.3	Form of stock certificates.**

4.4	Form of American Depositary Receipt.***

4.5

Form of Deposit Agreement, amended and restated as of December 22, 2004, among Mitsubishi Tokyo Financial Group, Inc. (subsequently renamed Mitsubishi UFJ Financial Group, Inc.), The Bank of New York (subsequently renamed The Bank of New York Mellon Corporation) and the holders from time to time of American Depositary Receipts issued thereunder.***

5.1	Opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to the Registrant, as to the validity of the shares under Japanese law.

8.1	Opinion of Nagashima Ohno & Tsunematsu regarding certain Japanese tax matters (included in Exhibit 5.1).

8.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Registrant, regarding certain United States federal income tax matters.

23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.

23.2	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1).

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.2).

24.1	Power of attorney (included on the signature page hereof).

99.1

Securities Purchase Agreement by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc., dated as of September 29, 2008, and the first amendment thereto entered into on October 3, 2008, the second amendment thereto entered into on October 8, 2008 and the third amendment thereto entered into on October 13, 2008.

99.2	Amended Certificate of Designations of Preferences and Rights of the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.

99.3	Certificate of Designations of Preferences and Rights of the 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock.

99.4	Investor Agreement by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc., dated as of October 13, 2008.

99.5	Registration Rights Agreement by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc., dated as of October 13, 2008.

*	Incorporated by reference to our annual report on Form 20-F (File No. 333-98061-99) filed on September 21, 2007.
**	Incorporated by reference to our annual report on Form 20-F (File No. 333-98061-99) filed on September 19, 2008.
***	Incorporated by reference to our annual report on Form 20-F (File No. 333-98061-99) filed on September 28, 2006.